Exhibit 10.1

Execution Version

Published CUSIP Number: C7740BAA0

Revolving A Loans CUSIP Number: C7740BAB8

Revolving B Loans CUSIP Number: C7740BAF9

Revolving C Loans CUSIP Number: C7740BAC6

New Term A Loans (USD) CUSIP Number: C7740BAD4

New Term A Loans (CAD) CUSIP Number: C7740BAE2

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 3, 2025
among
RB GLOBAL, INC.
and
CERTAIN SUBSIDIARIES OF RB GLOBAL, INC.,
as the Borrowers,
CERTAIN SUBSIDIARIES OF RB GLOBAL, INC.,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, U.S. Swing Line Lender and L/C Issuer,
ROYAL BANK OF CANADA,
as Canadian Swing Line Lender and L/C Issuer
and
THE OTHER LENDERS PARTY HERETO

RBC CAPITAL MARKETS,1 WELLS FARGO BANK, N.A., CANADA BRANCH,
THE BANK OF NOVA SCOTIA, EXPORT DEVELOPMENT CANADA,
JPMORGAN CHASE BANK, N.A., CANADIAN IMPERIAL BANK OF COMMERCE,
U.S. BANK NATIONAL ASSOCIATION, MUFG BANK, LTD.,
TRUIST BANK, CITIZENS BANK, N.A., and
GOLDMAN SACHS BANK USA
as Co-Syndication Agents,

THE TORONTO-DOMINION BANK, DESJARDINS,
WESTPAC BANKING CORPORATION, and
BANK OF MONTREAL
as Co-Documentation Agents

Arranged By:
BANK OF AMERICA, N.A., RBC CAPITAL MARKETS,
WELLS FARGO SECURITIES, LLC, THE BANK OF NOVA SCOTIA,
EXPORT DEVELOPMENT CANADA, and
JPMORGAN CHASE BANK, N.A.
as Joint Lead Arrangers

BANK OF AMERICA, N.A.,
RBC CAPITAL MARKETS, and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

Article I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	58
1.03	Accounting Terms	60
1.04	Rounding	60
1.05	Exchange Rates; Currency Equivalents; Licensing	61
1.06	Additional Alternative Currencies	62
1.07	Change of Currency	63
1.08	Times of Day	63
1.09	Letter of Credit Amounts	63
1.10	Australian Code of Banking Practice	64
1.11	Pro Forma Calculations; Calculations of Baskets	64

Article II THE COMMITMENTS AND CREDIT EXTENSIONS		65

2.01	Revolving Loans and New Term A Loans	65
2.02	Borrowings, Conversions and Continuations of Loans	68
2.03	Letters of Credit	70
2.04A	U.S. Swing Line Loans	82
2.04B	Canadian Swing Line Loans	86
2.04C	UK Swing Line Facility	90
2.04D	Dutch Swing Line Facility	94
2.04E	Australian Swing Line Loans	98
2.05	Prepayments	102
2.06	Termination or Reduction of Commitments	108
2.07	Repayment of Loans	109
2.08	Interest	110
2.09	Fees	111
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	113
2.11	Evidence of Debt	114
2.12	Payments Generally; Administrative Agent’s Clawback	114
2.13	Sharing of Payments by Lenders	117
2.14	Cash Collateral	117
2.15	Defaulting Lenders	119
2.16	Incremental Facility Loans	121
2.17	Designated Borrowers	123
2.18	[Reserved]	125
2.19	Designated Lender	125

Article III TAXES, YIELD PROTECTION AND ILLEGALITY		126

3.01	Taxes	126
3.02	Illegality	134

i

3.03	Inability to Determine Rates	135
3.04	Increased Costs; Reserves	139
3.05	Compensation for Losses	140
3.06	Mitigation Obligations; Replacement of Lenders	141
3.07	Survival	142

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		142

4.01	Conditions of Restatement Date Credit Extension	142
4.02	Conditions to all Credit Extensions	145

Article V REPRESENTATIONS AND WARRANTIES		146

5.01	Existence, Qualification and Power	146
5.02	Authorization; No Contravention	146
5.03	Governmental Authorization; Other Consents	146
5.04	Binding Effect	147
5.05	Financial Statements; No Material Adverse Effect	147
5.06	Litigation	147
5.07	No Default	147
5.08	Ownership of Property	148
5.09	Environmental Compliance	148
5.10	Insurance	148
5.11	Taxes	148
5.12	ERISA Compliance; Canadian Plans	148
5.13	Subsidiaries	150
5.14	Margin Regulations; Investment Company Act	150
5.15	Disclosure	150
5.16	Compliance with Laws	151
5.17	Intellectual Property; Licenses, Etc.	151
5.18	Solvency	151
5.19	Perfection of Security Interests in the Collateral	151
5.20	Sanctions and Anti-Social Force	151
5.21	Anti-Corruption Laws	152
5.22	No Affected Financial Institution	152
5.23	Australian Borrowers	152
5.24	Japanese Borrowers	152
5.25	International Loan Parties	152
5.26	Irish Guarantors	153
5.27	Beneficial Ownership Certification	153
5.28	Outbound Investment Rules	153

Article VI AFFIRMATIVE COVENANTS		154

6.01	Financial Statements	154
6.02	Certificates; Other Information	155
6.03	Notices	156

6.04	Payment of Taxes	157
6.05	Preservation of Existence, Etc.	157
6.06	Maintenance of Properties	157
6.07	Maintenance of Insurance	158
6.08	Compliance with Laws	158
6.09	Books and Records	158
6.10	Inspection Rights	159
6.11	Use of Proceeds	159
6.12	ERISA Compliance; Canadian Plans	159
6.13	Additional Guarantors	159
6.14	Pledged Assets	160
6.15	Anti-Corruption Laws	161
6.16	Post-Closing Matters	161

Article VII NEGATIVE COVENANTS		162

7.01	Liens	162
7.02	Investments	165
7.03	Indebtedness	167
7.04	Fundamental Changes	169
7.05	Dispositions	170
7.06	Restricted Payments	170
7.07	Change in Nature of Business	171
7.08	Transactions with Affiliates	171
7.09	Burdensome Agreements	172
7.10	Use of Proceeds	172
7.11	Financial Covenants	172
7.12	Prepayment of Certain Other Indebtedness, Etc.	173
7.13	Organization Documents; Fiscal Year	174
7.14	Sanctions	174
7.15	Anti-Social Force	174
7.16	Anti-Corruption Laws	174
7.17	Canadian Defined Benefit Pension Plan	174
7.18	Outbound Investment Rules	175

Article VIII EVENTS OF DEFAULT AND REMEDIES		175

8.01	Events of Default	175
8.02	Remedies Upon Event of Default	178
8.03	Application of Funds	179

Article IX ADMINISTRATIVE AGENT		180

9.01	Appointment and Authority	180
9.02	Rights as a Lender	181
9.03	Exculpatory Provisions	181
9.04	Reliance by Administrative Agent	183

9.05	Delegation of Duties	183
9.06	Resignation of Administrative Agent	183
9.07	Non-Reliance on Administrative Agent and Other Lenders	185
9.08	No Other Duties; Etc.	186
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	186
9.10	Collateral and Guaranty Matters	188
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	189
9.12	ERISA Matters	189
9.13	Recovery of Erroneous Payments	191
9.14	Intercreditor Agreements	191

Article X GUARANTY		191

10.01	The Guaranty	191
10.02	Obligations Unconditional	192
10.03	Reinstatement	193
10.04	Certain Additional Waivers	193
10.05	Remedies	193
10.06	Rights of Contribution	194
10.07	Guarantee of Payment; Continuing Guarantee	195
10.08	Keepwell	195
10.09	Release of Guarantors	195
10.10	Waivers by Mexican Guarantors	195
10.11	Guarantees by Irish Guarantors	196

Article XI MISCELLANEOUS		196

11.01	Amendments, Etc.	196
11.02	Notices; Effectiveness; Electronic Communications	200
11.03	No Waiver; Cumulative Remedies; Enforcement	202
11.04	Expenses; Indemnity; Damage Waiver	203
11.05	Payments Set Aside	206
11.06	Successors and Assigns	206
11.07	Treatment of Certain Information; Confidentiality	212
11.08	Rights of Setoff	213
11.09	Interest Rate Limitation	214
11.10	Integration; Effectiveness	214
11.11	Survival of Representations and Warranties	214
11.12	Severability	214
11.13	Replacement of Lenders	215
11.14	Governing Law; Jurisdiction; Etc.	216
11.15	Waiver of Jury Trial	217
11.16	No Advisory or Fiduciary Responsibility	218
11.17	Electronic Execution	218
11.18	USA PATRIOT Act and Canadian AML Act Notice	219
11.19	Judgment Currency	220

11.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	220
11.21	Subordination of Intercompany Indebtedness	221
11.22	Acknowledgement Regarding Any Supported QFCs	221
11.23	Amendment and Restatement; Reaffirmation	222

SCHEDULES

1.01	Existing Letters of Credit
1.01(a)	L/C Commitments and Swing Line Commitments
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries
6.16	Post-Closing Matters
7.01	Liens Existing on the Restatement Date
7.02	Investments Existing on the Restatement Date
7.03	Indebtedness Existing on the Restatement Date
11.02	Certain Addresses for Notices

EXHIBITS

1.01A	Form of Secured Party Designation Notice
1.01B	Form of Canadian Security Agreement
1.01C	Form of Security Agreement
2.02	Form of Loan Notice
2.04A	Form of U.S. Swing Line Loan Notice
2.04B	Form of Canadian Swing Line Loan Notice
2.04C	Form of UK Swing Line Loan Notice
2.04D	Form of Dutch Swing Line Loan Notice
2.04E	Form of Australian Swing Line Loan Notice
2.05	Form of Notice of Loan Prepayment
2.11(a)	Form of Note
2.17(a)	Form of Designated Borrower Request
2.17(b)	Form of Designated Borrower Joinder Agreement
3.01	Forms of U.S. Tax Compliance Certificates
4.01(c)	Form of Solvency Certificate
6.02	Form of Compliance Certificate
6.13	Form of Joinder Agreement
11.06(b)	Form of Assignment and Assumption
11.06(b)(iv)	Form of Administrative Questionnaire

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 3, 2025 among RB GLOBAL, INC., an Ontario corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto as Borrowers identified in Section 2.17 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors (defined herein) from time to time party hereto, the Lenders (defined herein) and L/C Issuers (defined herein) from time to time party hereto, ROYAL BANK OF CANADA, as Canadian Swing Line Lender and L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer.

Pursuant to the Credit Agreement, dated as of October 27, 2016 (as amended by the First Amendment to Credit Agreement, dated as of January 17, 2017, as amended by the Joinder Agreement and Second Amendment to Credit Agreement, dated as of May 31, 2017, as amended by the Third Amendment to Credit Agreement, dated as of August 14, 2020, as amended by the Fourth Amendment to Credit Agreement, dated as of September 21, 2021, as amended by the Fifth Amendment to Credit Agreement, dated as of February 16, 2022, as amended by the Sixth Amendment to Credit Agreement, dated as of December 9, 2022, as amended by the Joinder, Reaffirmation and Seventh Amendment to Credit Agreement, dated as of March 20, 2023, as amended by the Eighth Amendment to Credit Agreement, dated as of June 20, 2024, and as otherwise amended, supplemented, amended and restated, replaced or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), the Lenders provided credit facilities on the terms and conditions set forth therein.

The Borrowers have requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein, which amends and restates the Original Credit Agreement in all respects.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger, amalgamation or consolidation with such other Person. Notwithstanding the foregoing, any acquisition of real property shall not constitute an Acquisition.

“Adjusted Daily Simple CORRA Rate” has the meaning specified in the definition of “Alternative Currency Daily Rate”.

“Adjusted Term CORRA Rate” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Adjusted Term CORRA Rate Loan” means an Alternative Currency Loan that bears interest at a rate based on the Adjusted Term CORRA Rate.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, and any branch, office or Affiliate of it, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit 11.06(b)(iv) or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments and/or the Aggregate Revolving C Commitments, as the context may require.

“Aggregate Revolving A Commitments” means the Revolving A Commitments of all the Revolving A Lenders. The amount of the Aggregate Revolving A Commitments in effect on the Restatement Date is $1,070,000,000.

“Aggregate Revolving B Commitments” means the Revolving B Commitments of all the Revolving B Lenders. The amount of the Aggregate Revolving B Commitments in effect on the Restatement Date is $200,000,000.

“Aggregate Revolving C Commitments” means the Revolving C Commitments of all the Revolving C Lenders. The amount of the Aggregate Revolving C Commitments in effect on the Restatement Date is $30,000,000.

“Agreement” means this Amended and Restated Credit Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an interest rate floor or otherwise, in each case, incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting or other similar fees (regardless of whether paid in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness.

“Alternative Currency” means (a) with respect to the Revolving A Commitments, Euro, Sterling and Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06, (b) with respect to the Revolving B Commitments, Euro, Sterling and Canadian Dollars and Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06; (c) with respect to the Revolving C Commitments, Euro, Sterling and Canadian Dollars and Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.06, and (d) with respect to Letters of Credit, Euro, Sterling, Canadian Dollars, Yen, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that, in each case, for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:

(a)            denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;

(b)            solely in the case of Dutch Swing Line Loans, denominated in Euro, the rate per annum equal to Enhanced €STR determined pursuant to the definition thereof;

(c)            denominated in Canadian Dollars, the rate per annum equal to CORRA as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Daily Simple CORRA Rate”) on the day that is two (2) Business Days prior to such determination date (or if such day is not a Business Day, then on the immediately preceding Business Day) plus the Daily Simple CORRA Adjustment (the “Adjusted Daily Simple CORRA Rate”); and

(d)            denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06;

provided, that, if any Alternative Currency Daily Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving A Commitments and $500,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)            denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)            denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period (the “Adjusted Term CORRA Rate”);

(c)            denominated in Australian Dollars (other than Australian Swing Line Loans): (A) the rate per annum equal to the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and (B) if the rate described in sub-paragraph (A) above is not available, the sum of 0.05% per annum and the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays the rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(d)            solely in the case of Australian Swing Line Loans, denominated in Australian Dollars: (A) the rate per annum equal to the one-month Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date; and (B) if the rate described in sub-paragraph (A) above is not available, the sum of 0.05% per annum and the one-month Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays the rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date;

(e)            denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offered Rate (“Japanese Yen TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(f)            denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06 plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06;

provided, that, if any Alternative Currency Term Rate shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anti-Social Conduct” means: (a) a demand and conduct with force and arms; (b) an unreasonable demand and conduct having no legal cause; (c) threatening or committing violent behavior relating to its business transactions; (d) an action to defame the reputation or interfere with the business of the Administrative Agent or the Lenders by spreading rumor, using fraudulent means or resorting to force; or (e) other actions similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Group” means: (a) an organized crime group (as defined in the Law relating to Prevention of Unjustifiable Acts by Gang Members of Japan (Law No. 77 of 1991, as amended)); (b) a member of an organized crime group; (c) a Person who used to be a member of an organized crime group but has only ceased to be a member of an organized crime group for a period of less than five years; (d) quasi-member of an organized crime group (bouryokudan jun-kosei-in); (e) a related or associated company of an organized crime group; (f) a corporate racketeer or blackmailer advocating social cause or a special intelligence organized crime group; or (g) a member of any other criminal force similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Relationship” means in relation to a Person: (a) an Anti-Social Group controls its management; (b) an Anti-Social Group is substantively involved in its management; (c) it has entered into arrangements with an Anti-Social Group for the purpose of, or which have the effect of, unfairly benefiting itself or a third party or prejudicing a third party; (d) it is involved in the provision of funds or other benefits to an Anti-Social Group; or (e) any of its directors or any other Person who is substantively involved in its management has a socially objectionable relationship with an Anti-Social Group.

“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable International Loan Party Documents” means this Agreement and the other Loan Documents to which an applicable International Loan Party is a party.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving A Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving A Commitments represented by such Revolving A Lender’s Revolving A Commitment at such time; provided that if the commitment of each Revolving A Lender to make Revolving A Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving A Commitments have expired, then the Applicable Percentage of each Revolving A Lender shall be determined based on the Applicable Percentage of such Revolving A Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to such Lender’s Revolving B Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving B Commitments represented by such Revolving B Lender’s Revolving B Commitment at such time; provided that if the commitment of each Revolving B Lender to make Revolving B Loans has been terminated pursuant to Section 8.02 or if the Aggregate Revolving B Commitments have expired, then the Applicable Percentage of each Revolving B Lender shall be determined based on the Applicable Percentage of such Revolving B Lender most recently in effect, giving effect to any subsequent assignments, (c) with respect to such Lender’s Revolving C Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving C Commitments represented by such Revolving C Lender’s Revolving C Commitment at such time; provided that if the commitment of each Revolving C Lender to make Revolving C Loans has been terminated pursuant to Section 8.02 or if the Aggregate Revolving C Commitments have expired, then the Applicable Percentage of each Revolving C Lender shall be determined based on the Applicable Percentage of such Revolving C Lender most recently in effect, giving effect to any subsequent assignments, (d) [reserved], (e) with respect to such Lender’s New Term A Loan Commitment at any time, the percentage (carried out to the ninth decimal place) of the aggregate New Term A Loan Commitments (in either Dollars or Canadian Dollars, respectively), represented by such New Term A Loan Lender’s New Term A Loan Commitment at such time, and (f) with respect to such Lender’s portion of any outstanding Term Loan at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Term Loan held by such Term Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided, that the Applicable Rate in effect from the Restatement Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the first full fiscal quarter following the Restatement Date shall be determined based upon Pricing Tier 3:

			Letter of Credit Fee
Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Standby	Commercial	Daily Term SOFR Loans, Term SOFR Loans and Alternative Currency Loans	Base Rate Loans and Canadian Prime Rate Loans
1	> 3.25 to 1.00	0.35%	2.00%	1.50%	2.00%	1.00%
2	<3.25 to 1.00 but > 2.25 to 1.00	0.30%	1.75%	1.25%	1.75%	0.75%
3	<2.25 to 1.00 but > 1.25 to 1.00	0.25%	1.50%	1.00%	1.50%	0.50%
4	< 1.25 to 1.00	0.20%	1.25%	0.75%	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, in respect of any finance lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2024, and the related consolidated statements of income or operations, changes in equity and cash flows of the Company and its Subsidiaries for such fiscal year, including the notes thereto.

“Australian Autoborrow Agreement” has the meaning specified in Section 2.04E(b)(ii).

“Australian Borrower” means any Borrower organized under the Laws of Australia. As of the Restatement Date, Ritchie Bros. Auctioneers Pty. Ltd., a company incorporated under the laws of Australia, with ACN 080 895 898, and Ritchie Bros. Properties Pty. Ltd., a company incorporated under the laws of Australia with ACN 080 895 772, are the Australian Borrowers.

“Australian Dollar” means the lawful currency of Australia.

“Australian Swing Line Commitment” means, as to the Australian Swing Line Lender, its obligation to make Australian Swing Line Loans pursuant to Section 2.04E in an aggregate principal amount at any one time outstanding not to exceed the Australian Swing Line Sublimit.

“Australian Swing Line Lender” means any Lender selected by the Company, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Australian Swing Line Loans, or any successor Australian Swing Line Lender hereunder.

“Australian Swing Line Loan” has the meaning specified in Section 2.04E(a).

“Australian Swing Line Loan Notice” means a notice of a Borrowing of Australian Swing Line Loans pursuant to Section 2.04E(b), which shall be substantially in the form of Exhibit 2.04E or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Australian Swing Line Sublimit” means an amount equal to $25,000,000. The Australian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving B Commitments.

“Autoborrow Agreement” means the Canadian Autoborrow Agreement, the U.S. Autoborrow Agreement, the UK Autoborrow Agreement, the Dutch Autoborrow Agreement, and/or the Australian Autoborrow Agreement, as the context requires.

“Availability Period” means, (a) with respect to the Revolving A Commitments, the period from and including the Restatement Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving A Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving A Lender to make Revolving A Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02, (b) with respect to the Revolving B Commitments, the period from and including the Restatement Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving B Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving B Lender to make Revolving B Loans pursuant to Section 8.02, (c) with respect to the Revolving C Commitments, the period from and including the Restatement Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving C Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving C Lender to make Revolving C Loans pursuant to Section 8.02 and (d) with respect to the New Term A Loan Commitments, the period from the Restatement Date to the earliest of (i) the Maturity Date and (ii) the date of termination of the New Term A Loan Commitments pursuant to Section 2.06.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“BANA” means Bank of America, N.A., in its capacity as joint lead arranger and joint bookrunner.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR for a one-month tenor in effect on such date plus 1.00%, subject to the interest rate floors set forth therein and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to U.S. Borrowers and Canadian Borrowers and shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Term Rate Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Ontario, or in the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located; provided that:

(a)            if such day relates to any interest rate settings as to a Daily Term SOFR Loan, or Term SOFR Loan, any fundings, disbursements, settlements and payments in Dollars in respect of any such Daily Term SOFR Loan or Term SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Daily Term SOFR Loan or Term SOFR Loan, means a U.S. Government Securities Business Day;

(b)            if such day relates to any interest rate settings as to an Alternative Currency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Rate Loan, means a Business Day that is also a TARGET Day;

(c)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a public holiday under the laws of Northern Ireland or England and Wales;

(d)            if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Canadian Dollars, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the applicable offshore interbank market for such currency;

(e)            with respect to any notice, disbursement or payment with respect to any Alternative Currency Loan made to an Australian Borrower, any day other than a Saturday or Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Sydney, Australia or Hong Kong;

(f)            with respect to any notice, disbursement or payment with respect to any Alternative Currency Loan made to a Japanese Borrower, any day other than a Saturday or Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Tokyo, Japan or Hong Kong; and

(g)            except as provided above, if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Canadian Autoborrow Agreement” has the meaning specified in Section 2.04B(b)(ii).

“Canadian Borrower” means any Borrower organized under the Laws of Canada or any province or territory thereof. As of the Restatement Date, the Canadian Borrowers are the Company, Ritchie Bros. Holdings Ltd., Ritchie Bros. Properties Ltd., Ritchie Bros. Auctioneers (Canada) Ltd. and Rouse Services Canada Ltd.

“Canadian Defined Benefit Pension Plan” means a Canadian Plan that contains or has ever contained a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada), other than a Canadian Plan that is not sponsored by any Loan Party or any Subsidiary thereof and in respect of which the obligations of any Loan Party or any Subsidiary thereof are limited to making fixed contributions set out in a collective agreement.

“Canadian Dollar” and “CAD” means the lawful currency of Canada.

“Canadian Obligor” has the meaning specified in Section 11.23(d).

“Canadian Plan” means, in respect of the Loan Parties or any Subsidiary thereof, any deferred compensation, bonus, incentive or other compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, mortgage assistance, pension or supplemental pension, retirement compensation, group registered retirement savings, deferred profit sharing, employee profit sharing, savings, retirement or supplemental retirement, and any other plan, program or arrangement, whether funded or unfunded, formal or informal, written or unwritten, that is maintained, contributed to, or required to be maintained or contributed to, by any Loan Party or any Subsidiary thereof, or to which any Loan Party or any Subsidiary thereof is a party, or bound by, or under which any Loan Party or any Subsidiary thereof has any liability or contingent liability for the benefit of any Loan Party’s or any Subsidiary thereof’s current and former directors, officers, shareholders, consultants, independent contractors and employees and their dependents, other than those provided generally by any Governmental Authority (such as the Canada Pension Plan and Employment Insurance).

“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average Term CORRA Rate for a 30-day term as determined on the day that is two (2) Business Day prior to such day, plus one-half of one percent (0.50%) per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding anything to the contrary contained herein, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Canadian Prime Rate Loan” means a Revolving Loan, a Term Loan or Swing Line Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans are only available to Canadian Borrowers and shall be denominated in Canadian Dollars.

“Canadian Sanctions List” means the list of names subject to the Regulations Establishing a List of Entities made under subsection 83.05(1) of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations and/or the Special Economic Measures Act (Canada).

“Canadian Security Agreement” means, collectively, (a) the Canadian security and pledge agreement, dated as of May 31, 2017, among the Administrative Agent for the benefit of the holders of the Obligations and certain Canadian Obligors and (b) each deed of hypothec between each Loan Party that is party thereto and the Administrative Agent for the benefit of the holders of the Obligations.

“Canadian Subsidiary” means any Subsidiary that is organized under the Laws of Canada or any province or territory thereof.

“Canadian Swing Line Commitment” means, as to the Canadian Swing Line Lender, its obligation to make Canadian Swing Line Loans pursuant to Section 2.04B in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Canadian Swing Line Lender’s name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

“Canadian Swing Line Lender” means Royal Bank of Canada, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Canadian Swing Line Loans, or any successor Canadian swing line lender hereunder.

“Canadian Swing Line Loan” has the meaning specified in Section 2.04B(a).

“Canadian Swing Line Loan Notice” means a notice of a Borrowing of Canadian Swing Line Loans pursuant to Section 2.04B(b), which shall be substantially in the form of Exhibit 2.04B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Canadian Swing Line Sublimit” means an amount equal to $15,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Revolving A Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (1) with respect to the Company or any of its Subsidiaries: (a) securities issued or directly and fully guaranteed or insured by the United States, or Canada, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar or Canadian Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (iii) any bank whose short-term commercial paper rating (at the date of acquisition thereof) from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than twelve (12) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated (at the date of acquisition thereof) A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including the Lender) or recognized securities dealer having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed by the United States or Canada in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated (at the time of acquisition thereof) AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $250,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (e) and (2) with respect to the Company or any International Subsidiary of the Company (other than a Canadian Subsidiary) or Investments made in a country outside the United States or Canada, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by the Company or any International Subsidiary of the Company in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (e) and in this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Restatement Date, is, as of the Restatement Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Cash Pooling Arrangements” means any cash pooling arrangements (including, without limitation, cash concentration arrangements and notional cash pooling arrangements and any replacement thereof from time to time) maintained by Subsidiaries of the Company organized outside of the United States or Canada (or by the Company or Subsidiaries of the Company organized in the United States or Canada to the extent relating solely to the accounts of the Company or such Subsidiaries located outside of the United States or Canada) arising under the terms of a customary agreement with a financial institution in order to facilitate the efficient deployment of cash.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, that is owned, directly or indirectly, (within the meaning of Section 958(a) of the Internal Revenue Code, determined taking into account the provisions of Section 1.958-1(d)(1) of the United States Treasury Regulations) by either a U.S. Borrower or any Affiliate of a U.S. Borrower that is a U.S. Person and a corporation for U.S. federal income tax purposes.

“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 45% or more of the Voting Stock of the Company representing 45% or more of the combined voting power of all Voting Stock of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, that, notwithstanding the foregoing, a Person shall not be deemed to have “beneficial ownership” of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement;

(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)            the Company fails to own and control, directly or indirectly, 100% of the Equity Interests of each Designated Borrower (other than nominal shares and directors’ qualifying shares mandated by applicable Law); or

(d)            [Reserved].

“Chinese Facilities” means the line of credit and other extensions of credit provided by a Foreign Credit Facilities Bank to one or more Wholly-Owned Subsidiaries of the Company that are incorporated under the laws of the People’s Republic of China, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

“CME” means CME Group Benchmark Administration Limited.

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Canadian Security Agreement and other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 6.14 or any of the Loan Documents.

“Collateral Re-Registration Event” means the occurrence of the Borrowers’ obtaining a Corporate Rating of (a) Ba1 or worse from Moody’s or (b) BB+ or worse from S&P.

“Commitment” means, as to each Lender, the Revolving A Commitment of such Lender, the Revolving B Commitment of such Lender, the Revolving C Commitment of such Lender and/or the New Term A Loan Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Materials” has the meaning specified in Section 6.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 6.02.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, or any Alternative Currency Term Rate or Alternative Currency Daily Rate or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Alternative Currency Term Rate”, “Alternative Currency Daily Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) that the Administrative Agent decides, in consultation with the Company, may be appropriate, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income (other than clauses (iv) and (v)): (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) [reserved], (v) expected cost savings, operating expense reductions and synergies for such period related to mergers and other business combinations, Acquisitions, Dispositions, restructuring, or cost savings initiatives which are reasonably identifiable and factually supportable and other similar initiatives and projected by the Company in good faith to result from actions with respect to which substantial steps have been taken, will be taken, or are expected to be taken; provided that (A) such cost savings, operating expense reductions and synergies are expected to be realized (in the good faith determination of the Company) within 24 months after such transaction or initiative is consummated and (B) amounts added-back for any period pursuant to this clause (v) shall not exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to such adjustments) (it being understood that no addbacks pursuant to this clause (v) with respect to any specific merger, business combination, Acquisition, Disposition, restructuring or cost savings initiative shall be permitted subsequent to 24 months after the applicable merger, business combination, Acquisition, Disposition, restructuring or cost savings initiative), (vi) non-cash losses, charges and expenses (including non-cash compensation charges but excluding (A) losses, charges and expenses to the extent representing an accrual of or reserve for cash losses, charges or expenses in any future period and (B) write-downs or reserves of account receivables or inventory), (vii) unusual or non-recurring losses, charges and expenses in an aggregate amount not to exceed $50,000,000 during such period, (viii) cash restructuring and related charges and business optimization expenses in an aggregate amount not to exceed $50,000,000 during such period, (ix) unrealized losses due to foreign exchange adjustments (including, without limitation, losses and expenses in connection with currency and exchange rate fluctuations), (x) [reserved], (xi) [reserved], (xii) expenses or charges related to any offering of Equity Interests, permitted Investment, Permitted Acquisition, Disposition, recapitalization or incurrence of permitted Indebtedness (whether or not consummated), including non-operating or non-recurring professional fees, costs and expenses related thereto in an aggregate amount not to exceed $50,000,000 during such period, and (xiii) losses from discontinued operations and non-ordinary course Dispositions, minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) non-cash income or gains, (ii) unrealized gains due to foreign exchange adjustments (including, without limitation, gains in connection with currency and exchange rate fluctuations) and (iii) income or gains from discontinued operations and non-ordinary course Dispositions; provided that to the extent that the amount of Consolidated EBITDA for any period attributable to the sum of the items described in clauses (vii), (viii) and (xii) would exceed 10% of Consolidated EBITDA for such period (calculated prior to giving effect to such adjustments), such excess shall be excluded from the calculation of Consolidated EBITDA.

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, without duplication, the sum of: (a) all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money indebtedness; (c) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) solely to the extent such obligation is evidenced by a note or similar instrument and such obligation is included as a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP; (e) all Attributable Indebtedness; (f) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

“Consolidated Funded Net Indebtedness” means, as of any date of determination with respect to the Company and its Subsidiaries on a consolidated basis, (a) Consolidated Funded Indebtedness, minus (b) the lesser of (i) the aggregate amount of cash and Cash Equivalents as of such date (excluding, for the avoidance of doubt, Cash Collateral and any restricted cash) and (ii) $500,000,000.

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under finance leases that is treated as interest in accordance with GAAP, but excluding any payments with respect to make-whole premiums, prepayment penalties or other breakage costs of any Indebtedness.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Charges paid in cash for the most recently completed four fiscal quarters.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, net income (or loss) for such period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period and (b) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Rating” means, as of any date of determination, with respect to a given Rating Agency, the corporate family, issuer or similar rating with respect to the Company and/or Borrowers as determined by such Rating Agency.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.22.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CTA” means the United Kingdom Corporation Tax Act 2009.

“Daily Simple CORRA Rate” has the meaning specified in the definition of “Alternative Currency Daily Rate”.

“Daily Simple CORRA Adjustment” means 0.29547% per annum.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York at least one U.S. Government Securities Business Day prior to such date, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source); provided that if Daily Simple SOFR as so determined shall ever be less than 0.00%, then Daily Simple SOFR shall be deemed to be 0.00%.

“Daily Term SOFR” means for any day a fluctuating rate of interest, which can change on each Business Day, equal to Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day; provided that if Daily Term SOFR as so determined shall ever be less than 0.00%, then Daily Term SOFR shall be deemed to be 0.00%.

“Daily Term SOFR Loan” means a loan that bears interest at a rate based on Daily Term SOFR.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Dutch Bankruptcy Code (Faillissementswet), Insolvency Act 1986 (United Kingdom), the Corporations Act 2001 (Cth), the Bankruptcy Act 1966 (Cth), and all other liquidation, provisional liquidation, conservatorship, bankruptcy, concurso mercantil, quiebra, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administration, insolvency, stay, winding up, deregistration, compromise or composition, reorganization, scheme of arrangement, Laws affecting creditors’ rights generally or similar debtor relief Laws of the United States, Australia, Canada, Japan, the Netherlands, the United Kingdom, Mexico or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate or the Canadian Prime Rate, as applicable, plus the Applicable Rate for Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets (except for EDC) or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Joinder Agreement” has the meaning specified in Section 2.17.

“Designated Borrower Request” has the meaning specified in Section 2.17.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction, including but not limited to the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea and non-government controlled areas of Ukraine, Cuba, Iran, North Korea and Syria.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration in connection with a Disposition pursuant to Section 7.05(d) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 365 days following the consummation of the applicable Disposition).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or the Company that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)            is redeemable (other than solely for Equity Interests in such Person or the Company and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any reasonable method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the L/C Issuer, as applicable, using any reasonable method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Dutch Autoborrow Agreement” has the meaning specified in Section 2.04D(b)(ii).

“Dutch Borrower” means any Borrower organized under the Laws of the Netherlands. As of the Restatement Date, Ritchie Bros. Holdings B.V., a Netherlands company, Ritchie Bros. B.V., a Netherlands company, Ritchie Bros. Properties B.V., a Netherlands company, and Ritchie Bros. Shared Services B.V., a Netherlands company, are the Dutch Borrowers.

“Dutch Swing Line Commitment” means, as to the Dutch Swing Line Lender, its obligation to make Dutch Swing Line Loans pursuant to Section 2.04D in an aggregate principal amount at any one time outstanding not to exceed the Dutch Swing Line Sublimit.

“Dutch Swing Line Lender” means any Lender selected by the Company, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Dutch Swing Line Loans, or any successor Dutch swing line lender hereunder.

“Dutch Swing Line Loan” has the meaning specified in Section 2.04D(a).

“Dutch Swing Line Loan Notice” means a notice of a Borrowing of Dutch Swing Line Loans pursuant to Section 2.04D(b), which shall be substantially in the form of Exhibit 2.04D or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Dutch Swing Line Sublimit” means an amount equal to $15,000,000. The Dutch Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“EDC” means Export Development Canada, a corporation established by an Act of the Parliament of Canada.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency or (c) providing such currency is impracticable for the Lenders (each of (a), (b), and (c) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Enhanced €STR” means, with respect to any applicable determination date, the percentage rate per annum which is the aggregate of the applicable:

(a)            €STR; and

(b)            EONIA-€STR Spread.

“Environmental Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EONIA-€STR Spread” means, with respect to any applicable determination date:

(a)            the percentage rate per annum which is, or remains, published on that day as the “EONIA-€STR spread” by the European Central Bank; or

(b)            if no such rate is, or remains, published on that day, the percentage rate per annum which was the “EONIA-€STR spread” most recently published by the European Central Bank.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“€STR” means, with respect to any applicable determination date, the euro short-term rate administered by the European Central Bank ((or any other person which takes over the administration of that rate) published on the fifth Business Day preceding such date on the applicable Reuters screen page providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, €STR means such rate that applied on the first Business Day immediately prior thereto.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded CFC Entity” has the meaning set forth in the definition of “Excluded Subsidiary”.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) unless otherwise agreed in writing by the Company and the Administrative Agent, any IP Rights (i) for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement, a PPSA financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office or (ii) that consist of any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal Law, (c) unless otherwise agreed in writing by the Company and the Administrative Agent, any personal property (in the case of the UCC) or any property (in the case of the PPSA), in each case other than property described in clause (b) above, for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code or the PPSA, as applicable, (d) any motor vehicles and other assets subject to certificates of title that any Loan Party takes interests in (whether as consignee or purchaser) for the purposes of selling at auction, to the extent that a security interest therein cannot be perfected by filing a Uniform Commercial Code or PPSA financing statement, (e) letter of credit rights (other than to the extent such rights can be perfected by filing a Uniform Commercial Code or a PPSA financing statement), (f) “margin stock” (within the meaning of Regulation U of the FRB) and pledges and security interests prohibited by applicable Law, rule or regulation or agreements with any Governmental Authority or which would require governmental (including regulatory) consent, approval, license or authorization to provide such security interest unless such consent, approval, license or authorization has been received, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or the PPSA or other applicable Law, (g) any Equity Interests of a Person to the extent that, and for so long as (i) such Equity Interests constitute less than 100% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not the Company or its Subsidiaries and (ii) the granting of a security interest in such Equity Interests in favor of the Administrative Agent are not permitted by the terms of such issuing Person’s Organization Documents or otherwise require the consent of a Person or Persons who are not Subsidiaries of the Company (other than any approval or consent that may be required from the board of directors or shareholders of any Canadian Subsidiary pursuant to its constating documents), other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to the Uniform Commercial Code, the PPSA or any other applicable Law (including Debtor Relief Laws) or principles of equity, (h) deposit accounts, securities accounts, commodities accounts and other similar accounts maintained for the sole purpose of funding payroll obligations, employee benefit or health benefit obligations, tax obligations, escrow arrangements or holding funds owned by Persons other than the Company or any Subsidiary, (i) the Equity Interests of any direct International Subsidiary (other than a Canadian Subsidiary) of any Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 6.14(a), (j) any property which, subject to the terms of Section 7.09, is subject to a Lien of the type described in Section 7.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (k) any General Intangible (as defined in the Uniform Commercial Code), permit, lease, license, contract or other Instrument (as defined in the Uniform Commercial Code) of any Loan Party to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by any Collateral Document, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (1) any such limitation described in this clause (k) shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code, the PPSA or any other applicable Law (including Debtor Relief Laws) or principles of equity and (2) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically shall be included as “Collateral”, and (l) any assets of such Loan Party as to which the Administrative Agent and the Company agree in writing (including by e-mail) that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Subsidiary that (i) is not permitted by applicable Law to provide the Guaranty, (ii) would require governmental (including regulatory) consent, approval, license or authorization to provide the Guaranty, unless such consent, approval, license or authorization has been obtained (it being understood there is no obligation to obtain the same), (iii) is a non-Wholly-Owned Subsidiary, (iv) is a captive insurance company or (v) is a not-for-profit Subsidiary, (c) any CFC, any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, or any U.S. Subsidiary that is a Subsidiary of a CFC, except, in each case contained in this clause (c), to the extent that the Administrative Agent and the Company have mutually agreed in writing (including by email), (each such Excluded Subsidiary under this clause (c), an “Excluded CFC Entity”); provided, that none of Ironplanet Mexico, S. de R.L. de C.V., IAA International Holdings Limited, and Synetiq Holdings Limited shall be considered an Excluded CFC Entity.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.08 and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(f), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h), (d) any Taxes compensated for under Section 3.01(b)(ii) (or would have been compensated for under that paragraph but was not so compensated solely because one of the exceptions in Section 3.01(b)(iii) applied), (e) any U.S. federal withholding Taxes imposed pursuant to FATCA and (f) Dutch withholding taxes levied pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as in effect on the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with).

“Existing 2028 Notes” means the 6.75% senior secured notes due March 15, 2028 governed by that certain Indenture, dated as of March 15, 2023, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent, as amended, restated, supplemented or otherwise modified from time to time.

“Existing 2031 Notes” means the 7.75% senior unsecured notes due March 15, 2031 governed by that certain Indenture, dated as of March 15, 2023, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Letters of Credit” means letters of credit set forth on Schedule 1.01.

“Facility Office” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement, dated August 25, 2021 among the Company and BofA Securities.

“Foreign Credit Facilities Bank” means any Lender, the Administrative Agent or any Affiliate thereof that is a party to a Secured Foreign Credit Facility and with respect to which a Secured Party Designation Notice has been delivered to the Administrative Agent (unless such Foreign Credit Facilities Bank is the Administrative Agent or an Affiliate thereof) prior to the execution and delivery of such Secured Foreign Credit Facility.

“Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan (other than an Canadian Plan) maintained by the Company or any of its Subsidiaries that is mandated or governed by any Law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving A Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or the European Central Bank).

“GS Principal Investor Lender” means each investment entity and/or other affiliate of Goldman Sachs & Co. LLC or any fund, investor, entity or account that is managed, sponsored or advised by Goldman Sachs & Co. LLC or its affiliates, in each case, that is a Lender as of the Restatement Date.

“GS Principal Investors” means each GS Principal Investor Lender and any Other GS Principal Investor.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) each Subsidiary of the Company identified as a “Guarantor” on the signature pages hereto and not otherwise designated as a “Borrower” on the signature pages hereto, (b) each Person that joins as a Guarantor pursuant to Section 6.13 or otherwise, (c) with respect to (i) all Obligations of each Designated Borrower, (ii) all Obligations of any Subsidiary of the Company under any Secured Hedge Agreement, (iii) all Obligations of any Subsidiary of the Company under any Secured Cash Management Agreement, (iv) all Swap Obligations of each Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08) under the Guaranty and (v) all Obligations of any Subsidiary of the Company under any Secured Foreign Credit Facility, the Company, (d) with respect to (i) all Obligations of the Company and each other Designated Borrower, (ii) all Obligations of the Company or any other Subsidiary under any Secured Hedge Agreement, (iii) all Obligations of the Company or any other Subsidiary under any Secured Cash Management Agreement, (iv) all Swap Obligations of each Specified Loan Party (determined before giving effect to Sections 10.01 and 10.08) under the Guaranty and (v) all Obligations of any other Subsidiary of the Company under any Secured Foreign Credit Facility, each Designated Borrower and (e) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (ii) in the case of any Swap Contract in effect on or prior to the Restatement Date, is, as of the Restatement Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (iii) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract; provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Amount” means, at any time after the Restatement Date, an amount not to exceed (a) the greater of $1,300,000,000 and 100% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such incurrence for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis plus (b) if the Consolidated Net Leverage Ratio, at the time of incurrence of such Incremental Amount and after giving effect thereto (and the use of proceeds thereof) on a Pro Forma Basis in accordance with Section 1.11, is less than or equal to 3.00 to 1.00 (assuming for purposes of such calculation that any Incremental Revolving Commitments being incurred at the time of such calculation are fully drawn), an unlimited amount (this clause (b), the “Incremental Ratio Basket”); it being understood that, if the Consolidated Net Leverage Ratio set forth in clause (b) is satisfied on such date on a Pro Forma Basis, any such Indebtedness may, at the sole discretion of the Company, be incurred under clause (b) regardless of whether there is capacity to incur such Indebtedness under clause (a).

“Incremental Facility Amendment” has the meaning specified in Section 2.16.

“Incremental Facility Loans” has the meaning specified in Section 2.16(b).

“Incremental Request” has the meaning specified in Section 2.16(b).

“Incremental Revolving Commitments” has the meaning specified in Section 2.16(b).

“Incremental Revolving Loans” has the meaning specified in Section 2.16(b).

“Incremental Term Facility” has the meaning specified in Section 2.16(b).

“Incremental Term Loans” has the meaning specified in Section 2.16(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments issued by or for the account of such Person;

(c)            the Swap Termination Value of any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of the Company and its Subsidiaries in accordance with GAAP and if not paid when due and payable);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness of such Person;

(g)            all obligations of such Person in respect of Disqualified Equity Interests of such Person;

(h)            all Guarantees of such Person in respect of any of the foregoing; and

(i)             all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person;

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) accrued expenses and (iv) obligations in respect of operating leases. For all purposes hereof, the Indebtedness of the Company and its Wholly-Owned Subsidiaries shall exclude intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness among the Company and its Wholly-Owned Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercreditor Agreement” means a customary intercreditor agreement in form and substance reasonably satisfactory to the Company and the Administrative Agent (it being understood and agreed that, for the avoidance of doubt, such intercreditor agreement shall be posted for Lenders by the Administrative Agent).

“Interest Payment Date” means (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Daily Term SOFR Loan, Base Rate Loan or any Canadian Prime Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means, as to each Term SOFR Loan and Alternative Currency Term Rate Loan (other than an Adjusted Term CORRA Rate Loan), the period commencing on the date such Loan is disbursed or converted to or continued as a Term SOFR Loan or an Alternative Currency Term Rate Loan (other than an Adjusted Term CORRA Rate Loan), as applicable, and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the appropriate Lenders and the Administrative Agent (in the case of each requested Interest Period, subject to availability), and as to each Adjusted Term CORRA Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as an Adjusted Term CORRA Rate Loan, and ending on the date one or three months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date;

provided, further, that, in the case of an Alternative Currency Term Rate Loan denominated in Australian Dollars only (x) if the Administrative Agent agrees, the relevant Australian Borrower may select an Interest Period which ends on a day other than the last day of a month (but no more than five days before or after the last day of the relevant month), where necessary to ensure that the Interest Period is in the same half month maturity pool used by Australian market convention for determining rates that would have applied had the selection of either or both of the maturity pool or the selection of the Interest Period not followed a modified following business day convention and (y) for Australian Swing Line Loans made by Westpac Banking Corporation, the Interest Period shall be fifteen (15) Business Days.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“International Loan Party” means any Loan Party other than a U.S. Borrower or a U.S. Guarantor.

“International Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Wholly-Owned Subsidiaries, intercompany loans, advances, or Indebtedness among the Company and its Wholly-Owned Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business), or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Event” means the first occurrence of the Borrowers’ obtaining a Corporate Rating of (a) Baa3 or better from Moody’s and (b) BBB- or better from S&P.

“IP Rights” has the meaning specified in Section 5.17.

“Ipso Facto Event” means, in relation to an Australian Borrower, a Borrower is the subject of (a) an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act 2001 (Cth), or (b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

“Irish Guarantor” means any Guarantor incorporated under the laws of Ireland.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“ITA” means the United Kingdom Income Tax Act 2007.

“Japanese Borrower” means any Borrower organized under the Laws of Japan. As of the Restatement Date, Ritchie Bros. Properties Japan K.K. and Ritchie Bros. Auctioneers (Japan) Kabushiki Kaisha are Japanese Borrowers.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 6.13 executed and delivered by a Subsidiary in accordance with the provisions of Section 6.13 or any other documents as the Administrative Agent shall deem appropriate and reasonably request for such purpose.

“Joint Bookrunner” means each of BANA, RBC Capital Markets, and Wells Fargo Securities, LLC in its capacity as joint bookrunner.

“Judgment Currency” has the meaning specified in Section 11.19.

“Junior Financing” means Indebtedness of a Loan Party that is secured by the Collateral on a junior–priority basis with the Obligations or subordinated to the Obligations expressly by its terms (other than intercompany Indebtedness), in each case pursuant to an intercreditor agreement or subordination agreement on terms reasonably acceptable to the Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Advance” means, with respect to each Revolving A Lender, such Revolving A Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving A Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to any L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (i) Bank of America, through itself or through one of its designated Affiliates or branch offices, (ii) Royal Bank of Canada, through itself or through one of its designated Affiliates or branch offices, (iii) JPMorgan Chase Bank, N.A., through itself or through one of its designated Affiliates or branch offices, and/or (iv) each other Lender selected by the Company as an L/C Issuer, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), in each case, in its capacity as issuer of Letters of Credit hereunder, with each of their respective successors in such capacity. In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arranger” means each of BANA, RBC Capital Markets, Wells Fargo Securities, LLC, The Bank of Nova Scotia, Export Development Canada, and JPMorgan Chase Bank, N.A. in its capacity as joint lead arranger.

“Lender Parties” means, collectively, the Lenders, the Swing Line Lender and the L/C Issuer.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (a) any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit and (b) any bank guaranty to secure the payment of financial obligations (or the performance of non-financial obligations) of the Company or any Subsidiary. A Letter of Credit may be a commercial letter of credit, a standby letter of credit or bank guaranty. Letters of Credit may be issued in Dollars or in an Alternative Currency. Notwithstanding anything to the contrary contained herein, a letter of credit or bank guaranty issued by an L/C Issuer other than Bank of America (or a designated Affiliate thereof) shall not be a “Letter of Credit” for purposes of the Loan Documents until such time as the Administrative Agent has been notified of the issuance thereof by the applicable L/C Issuer and has confirmed availability under the Aggregate Revolving A Commitments and the Letter of Credit Sublimit with the applicable L/C Issuer.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $125,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, trust (fideicomiso) or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving A Loan, Revolving B Loan, Revolving C Loan, Swing Line Loan, or New Term A Loan, and shall include, as the context requires, and any Incremental Facility Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Designated Borrower Joinder Agreement, the Collateral Documents, any Autoborrow Agreement, each Incremental Facility Amendment, the Fee Letter (but specifically excluding Secured Hedge Agreements, Secured Cash Management Agreements and Secured Foreign Credit Facilities) and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14.

“Loan Notice” means a notice of (a) a Borrowing of Loans (other than Swing Line Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans and Alternative Currency Term Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of a Borrower.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party.

“Material Subsidiary” means (a) each Loan Party and (b) each Subsidiary of the Company whose working capital plus fixed assets represent 5% or more of the consolidated working capital plus consolidated fixed assets of the Company and its Subsidiaries, on a consolidated basis.

“Maturity Date” means April 3, 2030; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Mexican Facilities” means the line of credit and other extensions of credit provided by a Foreign Credit Facilities Bank to one or more Wholly-Owned Subsidiaries of the Company that are incorporated under the laws of Mexico, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

“Mexican Guarantor” means any Guarantor incorporated under the laws of the United Mexican States.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Minimum Guaranty Requirement” has the meaning specified in Section 6.13.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Debt Issuance or Recovery Event, net of (a) costs incurred in connection therewith (including legal, accounting and investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other related expenses and brokerage, consultant and other customary fees), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; (d) in the case of a Disposition or Recovery Event or similar proceeding, (i) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds occurring on the date of such reduction solely to the extent that the Company or any Subsidiary receives cash in an amount equal to the amount of such reduction, and (ii) the amount of any liabilities directly associated with such asset and retained by the Company or any Subsidiary and (e) the amount of any reserves established by the Company or any Subsidiary to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Company at such time of Net Cash Proceeds in the amount of such reduction; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance or Recovery Event.

“New Term A Loan” has the meaning specified in Section 2.01(e).

“New Term A Loan Borrowers” means the Company, Ritchie Bros. Auctioneers (Canada) Ltd. and RB Global Holdings Inc.

“New Term A Loan Commitments” means, as to any New Term A Loan Lender, such New Term A Loan Lender’s obligation to make its portion of New Term A Loans to the New Term A Loan Borrowers (or any one or more of them as set forth in the applicable Loan Notice) pursuant to Section 2.01(e), in an aggregate principal amount not to exceed the amount set forth opposite such New Term A Loan Lender’s name as set forth in Schedule 2.01 as attached to this Agreement. On the Restatement Date, the principal amount of New Term A Loan Commitments of all New Term A Loan Lenders is the aggregate of $950,000,000 and CAD$102,542,621.12.

“New Term A Loan Facility” means the term loan “a” facility described in Section 2.01(e) pursuant to which New Term A Lenders will make New Term A Loans to the New Term A Loan Borrowers.

“New Term A Loan Lenders” means any Person that has a New Term A Loan Commitment or an outstanding New Term A Loan.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(b).

“North American Loan Party” means any Canadian Borrower, Canadian Guarantor, U.S. Borrower or U.S. Guarantor.

“Note” has the meaning specified in Section 2.11(a).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

“Obligations” means with respect to each Loan Party (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (ii) all obligations of any Loan Party or any Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements and (iii) all obligations of any Loan Party or any Subsidiary owing to a Foreign Credit Facilities Bank in respect of Secured Foreign Credit Facilities, in each case identified in clauses (i), (ii) and (iii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Original Closing Date” means October 27, 2016.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other GS Principal Investor” means any investment entity and/or other affiliate of Goldman Sachs & Co. LLC or any fund, investor, entity or account that is managed, sponsored or advised by Goldman Sachs & Co. LLC or its affiliates, in each case, which is not a natural person.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Restatement Date, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan (other than a Multiemployer Plan)) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means any Acquisition (other than a Hostile Acquisition) by any Loan Party or any Subsidiary, provided that, (i) no Event of Default shall have occurred and be continuing on the date of consummation of such Acquisition or would result from such Acquisition, (ii) the Company is in compliance with Section 7.07 upon giving effect to such Acquisition, and (iii) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that the Loan Parties would be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) on a Pro Forma Basis.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 7.01.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Loan Parties and their Subsidiaries that are Disposed of in the ordinary course of business; (c) Dispositions of property to the Company or any Subsidiary; provided, that (i) if the transferor of such property is a North American Loan Party then the transferee thereof must be a North American Loan Party and (ii) if the transferor of such property is a Loan Party that is not a North American Loan Party then the transferee thereof must be a Loan Party; (d) Dispositions of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others (including licenses of IP Rights), and terminations thereof not interfering in any material respect with the business of the Company and its Subsidiaries; (f) the sale or Disposition of cash and Cash Equivalents for fair market value; (g) Dispositions of obsolete or worn-out equipment, whether now owned or hereafter acquired, in the ordinary course of business; (h) the abandonment of IP Rights no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries; (i) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property (it being understood that such replacement property may have been purchased prior to such Disposition); (j) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02, 7.04 and 7.06 (in each case other than by reference to Section 7.05); (k) the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims by the Company or any Subsidiary in the ordinary course of business; (l) the unwinding of any Swap Contract pursuant to its terms; (m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (n) the issuance or sale of shares of any Subsidiary’s Equity Interests to qualify directors if required by applicable Law; (o) Dispositions of property or assets subject to a Recovery Event and (p) any other Dispositions involving property or assets with a net book value of less than $15,000,000 in any single transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate with respect to which the Company may have liability (other than a Multiemployer Plan) is required to contribute on behalf of any of its employees other than a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“PPSA” means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Pro Forma Basis” means, with respect to compliance with any financial test, covenant or ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the financial covenants set forth in Section 7.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Process Agent” has the meaning specified in Section 11.14(d)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agency” means each of S&P and Moody’s.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Canadian Dollars, CORRA, (e) Yen, Japanese Yen TIBOR and (f) Australian Dollars, BBSY, as applicable.

“Relevant Rate Scheduled Unavailability Date” has the meaning assigned to such term in Section 3.03(b)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a U.S. Swing Line Loan at any time a U.S. Autoborrow Agreement is not in effect, a U.S. Swing Line Loan Notice, (d) with respect to a Canadian Swing Line Loan at any time a Canadian Autoborrow Agreement is not in effect, a Canadian Swing Line Loan Notice, (e) with respect to a UK Swing Line Loan at any time a UK Autoborrow Agreement is not in effect, a UK Swing Line Loan Notice, (f) with respect to a Dutch Swing Line Loan at any time a Dutch Autoborrow Agreement is not in effect, a Dutch Swing Line Loan Notice, and (g) with respect to an Australian Swing Line Loan at any time an Australian Autoborrow Agreement is not in effect, an Australian Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, vice president, general counsel, secretary, assistant secretary, managing director or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restatement Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Company’s or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Restatement Date, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving A Commitment” means, as to each Revolving A Lender, its obligation to (a) make Revolving A Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving A Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving A Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. Revolving A Commitments shall include any Incremental Revolving Commitment in the form of additional Revolving A Commitments.

“Revolving A Credit Exposure” means, as to any Revolving A Lender at any time, the aggregate Outstanding Amount at such time of its Revolving A Loans and its participation in L/C Obligations and Swing Line Loans at such time.

“Revolving A Lender” any Person that has a Revolving A Commitment or a portion of the Total Revolving A Outstandings, and its successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving A Loan” has the meaning specified in Section 2.01(a).

“Revolving B Commitment” means, as to each Revolving B Lender, its obligation to make Revolving B Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving B Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving B Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. Revolving B Commitments shall include any Incremental Revolving Commitment in the form of additional Revolving B Commitments.

“Revolving B Credit Exposure” means, as to any Revolving B Lender at any time, the aggregate Outstanding Amount at such time of its Revolving B Loans.

“Revolving B Lender” any Person that has a Revolving B Commitment or a portion of the Total Revolving B Outstandings, and its successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving B Loan” has the meaning specified in Section 2.01(b).

“Revolving C Commitment” means, as to each Revolving C Lender, its obligation to make Revolving C Loans to the Borrowers pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Revolving C Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving C Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement. Revolving C Commitments shall include any Incremental Revolving Commitment in the form of additional Revolving C Commitments.

“Revolving C Credit Exposure” means, as to any Revolving C Lender at any time, the aggregate Outstanding Amount at such time of its Revolving C Loans.

“Revolving C Lender” any Person that has a Revolving C Commitment or a portion of the Total Revolving C Outstandings, and its successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender.

“Revolving C Loan” has the meaning specified in Section 2.01(c).

"Revolving Commitment” means a Revolving A Commitment, Revolving B Commitment and/or Revolving C Commitment, as the context may require.

“Revolving Lender” means a Revolving A Lender, Revolving B Lender and/or Revolving C Lender, as the context may require.

“Revolving Loans” means the Revolving A Loans, Revolving B Loans and/or Revolving C Loans, as the context may require.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, each European Union member state, His Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Subsidiary and any Cash Management Bank with respect to such Cash Management Agreement. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 8.03 and Section 9.11.

“Secured Foreign Credit Facilities” means (a) the Chinese Facilities, (b) the Mexican Facilities and (c) any other lines of credit, credit agreements or similar facilities or extensions of credit made by a Foreign Credit Facilities Bank to one or more International Subsidiaries (other than, except as otherwise agreed by the Administrative Agent, Subsidiaries organized under the Laws where any then-existing Loan Party is organized) in an aggregate outstanding principal amount under this clause (c) not to exceed the greater of $250,000,000 and 20% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such incurrence for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis (measured at the time of incurrence); notwithstanding the foregoing, any of the facilities described in clauses (a) through (c) above that are provided by Person that is not the Administrative Agent or an Affiliate thereof shall not constitute a Secured Foreign Credit Facility until (i) a Secured Party Designation Notice has been delivered to the Administrative Agent and (ii) the Company has acknowledged in writing that such Secured Foreign Credit Facility does not cause the limitations on the aggregate principal amount of Secured Foreign Credit Facilities permitted by this Agreement to be exceeded.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Subsidiary and any Hedge Bank with respect to such Swap Contract. For the avoidance of doubt, a holder of Obligations in respect of Secured Hedge Agreements shall be subject to the last paragraph of Section 8.03 and Section 9.11.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01A.

“Security Agreement” means the security and pledge agreement, dated as of May 31, 2017, among the Administrative Agent for the benefit of the holders of the Obligations and certain U.S Obligors.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Scheduled Unavailability Date” has the meaning assigned to such term in Section 3.03(c).

“SOFR Successor Rate” has the meaning assigned to such term in Section 3.03(c).

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able (and is not deemed or presumed under applicable Law to be unable) to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.1193% per annum.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Acquisition” means any Permitted Acquisition with a purchase price in excess of $75,000,000 that is designated in writing to the Administrative Agent by the Company as a “Specified Acquisition” prior to the date of consummation of such Permitted Acquisition.

“Specified Acquisition Period” means, with respect to any Specified Acquisition, the period of four consecutive fiscal quarters commencing with the fiscal quarter in which consummation of the applicable Specified Acquisition occurs; provided that the Company shall have delivered to the Administrative Agent a written request that a Specified Acquisition Period shall be invoked.

“Specified Loan Party” has the meaning specified in Section 10.08.

“Specified Transaction” means (a) any Investment that results in a Person becoming a Subsidiary, (b) any Permitted Acquisition, (c) any Disposition that results in a Subsidiary ceasing to be a Subsidiary, (d) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, (e) any Disposition of a business unit, line of business or division of the Company or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or (f) any proposed incurrence of Indebtedness, payment in respect of Indebtedness or other transaction in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Rate” has the meaning specified in Section 3.03(c).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means the Canadian Swing Line Lender, the UK Swing Line Lender, the U.S. Swing Line Lender, the Dutch Swing Line Lender and/or the Australian Swing Line Lender, as applicable. References herein and in the other Loan Documents to the Swing Line Lender shall be deemed to refer to the Swing Line Lender in respect of the applicable Swing Line Loans or to all Swing Line Lenders, as the context requires.

“Swing Line Loan” means a Canadian Swing Line Loan, UK Swing Line Loan, Dutch Swing Line Loan, U.S. Swing Line Loan and/or Australian Swing Line Loan, as the context requires.

“Swing Line Loan Notice” means a Canadian Swing Line Loan Notice, UK Swing Line Loan Notice, Dutch Swing Line Loan Notice, U.S. Swing Line Loan Notice and/or Australian Swing Line Loan Notic, as the context requires.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of a Loan is either:

(a)            a company resident in the United Kingdom for United Kingdom tax purposes;

(b)            a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA.

(c)            a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a UK Payment, other than a deduction or withholding for or on account of FATCA.

“Tax Payment” means either the increase in a payment made by a Borrower to a Lender under Section 3.01(a), (b) or (f).

“Term CORRA Adjustment” means (i) 0.29547% for an Interest Period of one-month’s duration and 0.32138% for an Interest Period of three-months’ duration.

“Term CORRA Rate” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Term CORRA Rate Loan” means an Alternative Currency Loan that bears interest at a rate based on the Term CORRA Rate.

“Term Lender” any Person that has a New Term A Loan Commitment, a commitment in respect of an Incremental Term Facility or a portion of an outstanding Term Loan, and its successors and assigns.

“Term Loan” means a New Term A Loan or any Incremental Term Loan.

“Term Rate Loans” means Term SOFR Loans and Alternative Currency Term Rate Loans.

“Term SOFR” means,

(a)            for any interest period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such interest period with a term equivalent to such interest period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Loan” means a loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning assigned to such term in Section 3.03(c).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Bank Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Bank Agent from time to time).

“Threshold Amount” means $75,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, all Swing Line Loans and all L/C Obligations.

“Total Revolving B Outstandings” means the aggregate Outstanding Amount of all Revolving B Loans.

“Total Revolving C Outstandings” means the aggregate Outstanding Amount of all Revolving C Loans.

“Treaty State” means a country which has a double taxation treaty (a “Treaty”) in force with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan, a Daily Term SOFR Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Autoborrow Agreement” has the meaning specified in Section 2.04C(b)(ii).

“UK Bank Lender” means a Lender which is (a) is a “bank” (as defined for the purposes of section 879 of the ITA in section 991 of the ITA) and within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that Loan or would be within such charge as respects such payments apart from section 18A of CTA and or (b) was a “bank” (as defined for the purposes of section 879 of the ITA in section 991 of the ITA) at the time that Loan was made, and was within the charge to United Kingdom corporation tax as respect any payments of interest made in respect of that Loan.

“UK Borrower” means any Borrower that is incorporated in the United Kingdom. As of the Restatement Date, the UK Borrowers are Ritchie Bros. UK Limited and Synetiq Holdings Limited.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Guarantor” means any Guarantor incorporated in the United Kingdom.

“UK Non-Bank Lender” means a Lender which is: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a partnership each member of which is: (a) a company so resident in the United Kingdom; or (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Qualifying Lender” means a Lender which is beneficially entitled to payments to that Lender in respect of a Loan and is: (a) a UK Bank Lender; (b) a UK Non-Bank Lender; or (c) a UK Treaty Lender.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Swing Line Commitment” means, as to the UK Swing Line Lender, its obligation to make UK Swing Line Loans pursuant to Section 2.04C in an aggregate principal amount at any one time outstanding not to exceed the UK Swing Line Sublimit.

“UK Swing Line Lender” means any Lender selected by the Company, with such selection to be agreed to by such Lender in its sole discretion and approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of UK Swing Line Loans, or any successor UK swing line lender hereunder.

“UK Swing Line Loan” has the meaning specified in Section 2.04C(a).

“UK Swing Line Loan Notice” means a notice of a Borrowing of UK Swing Line Loans pursuant to Section 2.04C(b), which shall be substantially in the form of Exhibit 2.04C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“UK Swing Line Sublimit” means an amount equal to $15,000,000. The UK Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“UK Treaty Lender” means in relation to a payment of interest on a Loan, a Lender which is: (i) treated as resident in a Treaty State for the purposes of the Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment and does not perform professional services from a fixed base in the United Kingdom in either case with which that Lender’s participation in the Loan is effectively connected; and (iii) fulfils any other conditions which must be fulfilled under the Treaty and by residents of the Treaty State for such residents to obtain the full exemption from Tax imposed on interest payments made by the Loan Parties under a relevant Loan (including, for the avoidance of doubt, any conditions relating to the interest or the method of computation or calculation of the interest), subject to the completion of any necessary procedural formalities.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Autoborrow Agreement” has the meaning specified in Section 2.04A(b)(ii).

“U.S. Borrower” means any Borrower that is organized under the Laws of any state of the United States or the District of Columbia. As of the Restatement Date, the U.S. Borrowers are RB Global Holdings Inc., Ritchie Bros. Properties Inc., Ritchie Bros. Auctioneers (America) Inc., IAA Holdings, LLC, Automotive Recovery Services, Inc. and Insurance Auto Auctions, Inc.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Guarantor” means any Guarantor that is organized under the Laws of any state of the United States or the District of Columbia.

“U.S. Obligor” has the meaning specified in Section 11.23(c).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“U.S. Subsidiary” means any Subsidiary that is organized under the Laws of any state of the United States or the District of Columbia.

“U.S. Swing Line Commitment” means, as to the U.S. Swing Line Lender, its obligation to make U.S. Swing Line Loans pursuant to Section 2.04A in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the U.S. Swing Line Lender’s name on Schedule 1.01(a), as such amount may be adjusted from time to time in accordance with this Agreement.

“U.S. Swing Line Lender” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of U.S. Swing Line Loans, or any successor U.S. swing line lender hereunder.

“U.S. Swing Line Loan” has the meaning specified in Section 2.04A(a).

“U.S. Swing Line Loan Notice” means a notice of a Borrowing of U.S. Swing Line Loans pursuant to Section 2.04A(b), which shall be substantially in the form of Exhibit 2.04A or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“U.S. Swing Line Sublimit” means an amount equal to $40,000,000. The U.S. Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(h)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than nominal shares and directors’ qualifying shares mandated by applicable Law), on a fully-diluted basis, are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02            Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, Preliminary Statements of and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Without prejudice to the generality of any provision of this Agreement, for all other purposes pursuant to which the interpretation or construction of this Agreement, any Collateral Document or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “lien”, “mortgage” and “charge” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording financing statements shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any lien shall be deemed to include a release, discharge and mainlevée of a hypothec, (vii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (viii) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall be deemed to include a “mandatary”, and (x) all references to “perfection” of or “perfected” liens or security interest shall be deemed to include a reference to an “opposable” or “set up” lien or security interest as against third parties, (xi) “construction liens” shall be deemed to include “legal hypothecs”, (xii) “joint and several” shall be deemed to include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to include “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “survey” shall be deemed to include “certificate of location and plan”, (xvi) “fee simple title” shall be deemed to include “absolute ownership”, (xvii) “accounts” shall be deemed to include “claims”, and (xviii) “guarantee” or “guarantor” shall be deemed to include “suretyship” or “surety”.

(e)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f)            In this Agreement, where it relates to a Dutch person or the context so requires, a reference to: (i) “The Netherlands” means the European part of the Kingdom of the Netherlands, (ii) “Dutch” means in or of The Netherlands, (iii) “works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) having jurisdiction over that person, (iv) “Organization Documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce, (v) a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid), (vi) a “winding-up”, “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden), (vii) a “moratorium” includes surseance van betaling and a “moratorium is declared” includes surseance verleend, (viii) a “liquidator” includes a curator or a beoogd curator, (ix) an “administrator” includes a bewindvoerder or a beoogd bewindvoerder, (x) an “attachment” includes a beslag, (xi) “negligence” means schuld, (xii) “gross negligence” means grove schuld, and (xiii) “willful misconduct” means opzet.

1.03            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent (for transmittal to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)            Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 7.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of any Loan Party or Subsidiary, or (iii) any Acquisition, in each case, occurring during the applicable period.

1.04            Rounding.

Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05            Exchange Rates; Currency Equivalents; Licensing.

(a)            The Administrative Agent or the L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)            Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

(c)            The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

(d)            [Reserved].

(e)            By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.

1.06            Additional Alternative Currencies.

(a)            The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders obligated to make Credit Extensions in such currency; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each affected Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each affected Lender (in the case of any such request pertaining to Alternative Currency Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)            Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the last sentence of the immediately preceding paragraph shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the affected Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (B) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.07             Change of Currency. (a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Original Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)            Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08            Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09            Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10            Australian Code of Banking Practice.

The parties agree that the Australian Banking Code of Practice (2020, as published by the Australian Banking Association, as amended or revised from time to time) shall not apply to the Loan Documents or the transactions thereunder.

1.11            Pro Forma Calculations; Calculations of Baskets.

(a)            Notwithstanding anything to the contrary herein, the Consolidated Net Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.11.

(b)            For purposes of calculating the Consolidated Net Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have occurred (i) during the applicable measurement period or (ii) subsequent to such measurement period and prior to or simultaneously with the Specified Transaction for which the calculation of any such ratio or amount is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable measurement period. If since the beginning of any applicable measurement period any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Subsidiaries since the beginning of such measurement period shall have consummated any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then the Consolidated Net Leverage Ratio, Consolidated EBITDA and Consolidated Interest Coverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c)            If in connection with a Specified Transaction, the Company or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Consolidated Net Leverage Ratio, Consolidated EBITDA and the Consolidated Interest Coverage Ratio, as the case may be, (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the Specified Transaction for which the calculation of any such ratio is made, then the Consolidated Net Leverage Ratio, Consolidated EBITDA and the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of such Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period, and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

(d)            If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Article II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01          Revolving Loans and New Term A Loans.

(a)            Revolving A Loans. Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrowers (other than Australian Borrowers or Japanese Borrowers) in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving A Lender’s Revolving A Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (ii) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment and (iii) the aggregate Outstanding Amount of all Revolving A Loans denominated in Alternative Currencies (other than Canadian Dollars) shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving A Lender’s Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving A Loans may be Base Rate Loans, Canadian Prime Rate Loans, Daily Term SOFR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans or a combination thereof, as further provided herein.

(b)            Revolving B Loans. Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrowers (excluding Japanese Borrowers) in Dollars or in one or more Alternative Currencies (excluding Yen) from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving B Lender’s Revolving B Commitment; provided, however, that after giving effect to any Borrowing of Revolving B Loans, (i) the Total Revolving B Outstandings shall not exceed the Aggregate Revolving B Commitments, and (ii) the Revolving B Credit Exposure of any Revolving B Lender shall not exceed such Revolving B Lender’s Revolving B Commitment. Within the limits of each Revolving B Lender’s Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving B Loans may be Base Rate Loans, Canadian Prime Rate Loans, Daily Term SOFR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans or a combination thereof, as further provided herein. Notwithstanding the foregoing, Revolving B Loans denominated in Australian Dollars are only available to Australian Borrowers, and Australian Borrowers may only borrow Revolving B Loans denominated in Australian Dollars.

(c)            Revolving C Loans. Subject to the terms and conditions set forth herein, each Revolving C Lender severally agrees to make loans (each such loan, a “Revolving C Loan”) to the Borrowers (excluding Australian Borrowers) in Dollars or in one or more Alternative Currencies (other than Australian Dollars) from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving C Lender’s Revolving C Commitment; provided, however, that after giving effect to any Borrowing of Revolving C Loans, (i) the Total Revolving C Outstandings shall not exceed the Aggregate Revolving C Commitments, and (ii) the Revolving C Credit Exposure of any Revolving C Lender shall not exceed such Revolving C Lender’s Revolving C Commitment. Within the limits of each Revolving C Lender’s Revolving C Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving C Loans may be Base Rate Loans, Canadian Prime Rate Loans, Daily Term SOFR Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans or a combination thereof, as further provided herein. Notwithstanding the foregoing, Revolving C Loans denominated in Yen are only available to Japanese Borrowers, and Japanese Borrowers may only borrow Revolving C Loans denominated in Yen.

(d)            Restatement Date Reallocation.

(i)            On the Restatement Date, the Revolving Lenders, in each case, holding Revolving Commitments immediately prior to the Borrowings made on the Restatement Date pursuant to this Agreement shall automatically and without further act assign to certain Revolving Lenders, and certain Revolving Lenders shall purchase from the assigning Revolving Lenders holding Revolving Commitments immediately prior to the Restatement Date, at the principal amount thereof, such interests in the Revolving Loans outstanding on the Restatement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans are held by the Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the Borrowings on the Restatement Date, in each case, as set forth on Schedule 2.01. The requirements under Section 11.06 and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.01(d)(i).

(ii)            With effect from and including the Restatement Date, each Revolving Lender, immediately prior to the Restatement Date will automatically and without further act be deemed to have assigned to each Revolving Lender on the Restatement Date, and each Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations under this Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations under this Agreement in Letters of Credit and (y) participations under this Agreement in Swing Line Loans held by each Revolving Lender will equal the percentage of the applicable Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, in the case of each of clause (x) and (y), as of the Restatement Date.

(iii)            On the Restatement Date, the New Term A Loan Lenders, in each case, holding New Term A Loan Commitments immediately prior to the Borrowings made on the Restatement Date pursuant to this Agreement shall automatically and without further act assign to certain New Term A Loan Lenders, and certain New Term A Loan Lenders shall purchase from the assigning New Term A Loan Lenders holding New Term A Loan Commitments immediately prior to the Restatement Date, at the principal amount thereof, such interests in the New Term A Loans outstanding on the Restatement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such New Term A Loans are held by the New Term A Loan Lenders ratably in accordance with their New Term A Loan Commitments after giving effect to the Borrowings on the Restatement Date, in each case, as set forth on Schedule 2.01. The requirements under Section 11.06 and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.01(d)(iii).

(iv)            Not later than 1:00 p.m. on the Restatement Date, each New Term A Loan Lender and Revolving Lender shall make a New Term A Loan and/or Revolving Loan, as applicable, in the amount contemplated herein, and the Borrowers shall apply the proceeds of such New Term A Loan and/or Revolving Loans to the prepayment of the outstanding New Term A Loans (as defined under the Original Credit Agreement) and/or Revolving Loans (as defined under the Original Credit Agreement) of the New Term A Loan Lenders and/or Revolving Lenders such that after giving effect to such prepayment, the percentage of the outstanding New Term A Loan and/or Revolving Loans shall equal the percentage of (x) in the case of a New Term A Loan, the aggregate New Term A Loan Commitments represented by such New Term A Loan Lender’s New Term A Loan Commitment and (y) in the case of a Revolving Loan, the applicable Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, in the case of each of clause (x) and (y), as of the Restatement Date.

(e)            New Term A Loans. Subject to the terms set forth herein and subject solely to the satisfaction or waiver of the conditions set forth in Section 4 hereof, each New Term A Loan Lender with a New Term A Loan Commitment severally agrees to make its portion of term loans to the New Term A Loan Borrowers in Dollars or Canadian Dollars during the Availability Period on the Restatement Date in an aggregate amount not to exceed such New Term A Loan Lender’s New Term A Loan Commitment (such Borrowing, a “New Term A Loan”). Amounts repaid on New Term A Loans may not be reborrowed. New Term A Loans may consist of Base Rate Loans, Canadian Prime Rate Loans, Daily Term SOFR Loans, Term SOFR Loans or Alternative Currency Term Rate Loans, or a combination thereof, as further provided herein.

2.02          Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (x) 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Daily Term SOFR Loans or Base Rate Loans, (ii) except as otherwise provided in this Section 2.02(a), three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans or of any conversion of Alternative Currency Term Rate Loans denominated in Canadian Dollars to Canadian Prime Rate Loans, as applicable, (iii) on the requested date of any Borrowing of Canadian Prime Rate Loans, and (iv) on the requested date of any Borrowing of Base Rate Loans or Daily Term SOFR Loans, (y) 1:00 p.m. four (4) Business Days prior to the requested date of any Borrowing of, or continuation of, Alternative Currency Loans denominated in Australian Dollars and (z) 1:00 p.m. four (4) Business Days prior to the requested date of any Borrowing of, or continuation of, Alternative Currency Loans denominated in Yen. Except as provided in Sections 2.04C(c) and 2.04(D)(c), each Borrowing of, conversion to or continuation of Daily Term SOFR Loans, Term SOFR Loans or Alternative Currency Loans, as applicable, shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, or continuation of Alternative Currency Loans denominated in Australian Dollars shall be in a principal amount of AUS$200,000 or a whole multiple of AUS$50,000 in excess thereof. Each Borrowing of, or continuation of, Alternative Currency Loans denominated in Yen shall be in a principal amount of ¥20,000,000 or a whole multiple of ¥50,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04A(c) and 2.04B(c), each Borrowing of or conversion to Daily Term SOFR Loans, Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Loans to be borrowed (it being understood that Term SOFR Loans, Daily Term SOFR Loans and Base Rate Loans can only be made in Dollars). Except as provided in Section 2.01(b), if a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Daily Term SOFR Loans or Canadian Prime Rate Loans, if applicable; provided, however, that in the case of a failure to specify a Type of Loan to be denominated in an Alternative Currency (other than Canadian Dollars) or to timely request a continuation of Loans denominated in an Alternative Currency (other than Canadian Dollars), such Loans shall be made, or continued, as Alternative Currency Term Rate Loans in the applicable currency with an Interest Period of one month. Any such automatic conversion to Daily Term SOFR Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)            Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Daily Term SOFR Loans or Canadian Prime Rate Loans, if applicable, or continuation of Alternative Currency Loans denominated in a currency other than Canadian Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that, except in the case of Borrowings on the Restatement Date, if, on the date the Loan Notice with respect to a Borrowing of Revolving A Loans denominated in Dollars is given by a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the applicable Borrower as provided above.

(c)            Except as otherwise provided herein, a Term Rate Loan may be continued or converted only on the last day of the Interest Period for such Loan. During the existence of a Default, no Loans may be converted to or continued as Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect, or such greater number as the Administrative Agent may agree in its sole discretion.

(e)            This Section 2.02 shall not apply to Swing Line Loans.

2.03           Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or (subject to the limitation below) in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving A Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments, (y) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate Outstanding Amount of all Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Date shall be subject to and governed by the terms hereof. Notwithstanding anything to the contrary contained herein, unless otherwise agreed by the Administrative Agent, Letters of Credit denominated in Alternative Currencies may only be issued by Bank of America and up to three other Lenders elected from time to time by the Company (with the agreement of such other Lender), in their capacities as L/C Issuers.

(ii)            The L/C Issuer shall not issue any Letter of Credit if:

(A)            subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Revolving A Lenders (other than Defaulting Lenders) holding a majority of the Revolving A Credit Exposure have approved such expiry date; or

(B)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving A Lenders have approved such expiry date.

(iii)            The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Restatement Date and which the L/C Issuer in good faith deems material to it;

(B)            the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(D)            the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(E)            any Revolving A Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F)            such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)            such Letter of Credit consists of a bank guaranty.

(iv)            The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)            The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)            The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least one (1) Business Day (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)            Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)            If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Revolving A Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving A Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving A Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Revolving A Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated deposits in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)            With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving A Loans that are Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving A Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving A Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)            Until each Revolving A Lender funds its Revolving A Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving A Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)            Each Revolving A Lender’s obligation to make Revolving A Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving A Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving A Lender such Revolving A Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving A Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving A Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving A Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Company or any waiver by the L/C Issuer which does not in fact materially prejudice the Company;

(v)            honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)            any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)            any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms and conditions of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)            any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers as provided herein) suffered by the Company or any Subsidiary to the extent caused by the L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)            Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Company for, and the L/C Issuer’s rights and remedies against the Company shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

(h)            Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving A Lender in accordance, subject to Section 2.15, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, (x) the amount of such Letter of Credit shall be determined in accordance with Section 1.09 and (y) each bank guaranty shall be treated as a standby Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. With respect to Letter of Credit Fees attributable to Letters of Credit issued by institutions other than Bank of America, the Administrative Agent shall compute such Letter of Credit Fees using the information provided in Section 2.03(m)(iv) and any related Letter of Credit activity that posts subsequent to the date of such information but prior to the end of the calendar quarter shall be moved to the subsequent billing cycle.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit (which shall include for this purpose any bank guaranty), at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)            Additional L/C Issuers. Subject to the prior approval of the Administrative Agent, not be unreasonably withheld, the Company may appoint another Lender as an L/C Issuer. Upon such appointment, such Person shall become an L/C Issuer, be entitled to all the benefits and subject to the obligations of an L/C Issuer hereunder with respect to Letters of Credit issued by it. The Company may select which L/C Issuer it requests to issue a Letter of Credit if there are multiple L/C Issuers. The Administrative Agent, the Company and any L/C Issuer appointed as such after the Restatement Date may amend this Agreement as the Administrative Agent reasonably determines is necessary or appropriate to reflect such appointment.

(m)            Letter of Credit Reports. Unless otherwise agreed by the Administrative Agent and the L/C Issuer, the L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent the following information:

(i)            not later than one Business Day following the date that the L/C Issuer issues, amends, renews, increases or extends a Letter of Credit: (A) the date of such issuance, amendment, renewal, increase or extension, (B) the currency of the applicable Letter of Credit and (C) the Dollar Equivalent of the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii)            not later than one Business Day following the expiration or termination of a Letter of Credit, the date of such expiration or termination;

(iii)            not later than the second Business Day of each month, a report containing (A) a list of all outstanding Letters of Credit as of the last day of the immediately preceding month and (B) the face amount of such Letter of Credit (which, in the case of Letters of Credit denominated in Alternate Currencies, shall include the Dollar Equivalent amount thereof);

(iv)            not later than 9:00 a.m. on the second Business Day prior to the end of each March, June, September and December, a report containing (A) a list of all outstanding Letters of Credit during the current quarter with a description of all activity with respect to such Letters of Credit during such quarter and (B) the face amount of such Letter of Credit (which, in the case of Letters of Credit denominated in Alternate Currencies, shall include the Dollar Equivalent amount thereof);

(v)            not later than one Business Day following the date on which the L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(vi)            not later than one Business Day following the date on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed on such day, the date of such failure and the amount of such payment; and

(vii)            on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by the L/C Issuer.

2.04A      U.S. Swing Line Loans.

(a)            U.S. Swing Line Facility. Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04A, may in its sole discretion subject to the terms of any U.S. Autoborrow Agreement make loans (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrowers and Canadian Borrowers in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit or the U.S. Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any U.S. Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment, (ii) the U.S. Borrowers and Canadian Borrowers shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan and (iii) the U.S. Swing Line Lender shall not be under any obligation to make any U.S. Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrowers and Canadian Borrowers may borrow under this Section 2.04A, prepay under Section 2.05, and reborrow under this Section 2.04A. Each U.S. Swing Line Loan shall be at the applicable U.S. Borrower’s or Canadian Borrower’s option, a Daily Term SOFR Loan or a Base Rate Loan; provided, however, that if a U.S. Autoborrow Agreement is in effect, the U.S. Swing Line Lender may, at its discretion, provide for an alternate rate of interest on U.S. Swing Line Loans under the U.S. Autoborrow Agreement (with respect to any U.S. Swing Line Loans for which the U.S. Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such U.S. Swing Line Loans pursuant to Section 2.04A(c)). Immediately upon the making of a U.S. Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such U.S. Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a U.S. Autoborrow Agreement is not in effect, each Borrowing of U.S. Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the U.S. Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a U.S. Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the U.S. Swing Line Lender and the Administrative Agent of a U.S. Swing Line Loan Notice. Each such U.S. Swing Line Loan Notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, (2) the requested borrowing date, which shall be a Business Day and (3) whether such proposed Borrowing will be a Base Rate Loan or a Daily Term SOFR Loan. Promptly after receipt by the U.S. Swing Line Lender of any U.S. Swing Line Loan Notice, the U.S. Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such U.S. Swing Line Loan Notice and, if not, the U.S. Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the U.S. Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of U.S. Swing Line Loans (A) directing the U.S. Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04A(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the U.S. Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such U.S. Swing Line Loan Notice, make the amount of its U.S. Swing Line Loan available to the applicable U.S. Borrower or Canadian Borrower.

(ii)            In order to facilitate the borrowing of U.S. Swing Line Loans, the U.S. Borrowers, Canadian Borrowers and the U.S. Swing Line Lender may mutually agree to, and are hereby authorized to, enter into a U.S. Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the U.S. Swing Line Lender (the “U.S. Autoborrow Agreement”) providing for the automatic advance by the U.S. Swing Line Lender of U.S. Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time a U.S. Autoborrow Agreement is in effect, the requirements for borrowings of U.S. Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of U.S. Swing Line Loans under the U.S. Autoborrow Agreement shall be made in accordance with the U.S. Autoborrow Agreement. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time during which a U.S. Autoborrow Agreement is in effect, the Outstanding Amount of all U.S. Swing Line Loans shall be deemed to be the Outstanding Amount of U.S. Swing Line Loans at such time plus the maximum amount available to be borrowed under the U.S. Autoborrow Agreement. For purposes of any borrowing of U.S. Swing Line Loans pursuant to the U.S. Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as U.S. Swing Line Lender hereunder.

(c)            Refinancing of U.S. Swing Line Loans.

(i)            The U.S. Swing Line Lender at any time in its sole discretion may request, on behalf of the U.S. Borrowers or Canadian Borrowers (which hereby irrevocably authorize the U.S. Swing Line Lender to so request on their behalf), that each Revolving A Lender make a Revolving A Loan that is a Base Rate Loan or Daily Term SOFR Loan, as applicable, in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Daily Term SOFR Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The U.S. Swing Line Lender shall furnish the U.S. Borrowers or Canadian Borrowers, as applicable, with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice for each type of outstanding U.S. Swing Line Loan available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the U.S. Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Base Rate Loan or Daily Term SOFR Loan, as applicable to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the U.S. Swing Line Lender.

(ii)            If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04A(c)(i), the request for Revolving A Loans that are Base Rate Loans submitted by the U.S. Swing Line Lender as set forth herein shall be deemed to be a request by the U.S. Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the U.S. Swing Line Lender pursuant to Section 2.04A(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the U.S. Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the U.S. Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the U.S. Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the U.S. Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the U.S. Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the U.S. Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04A(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrowers and Canadian Borrowers to repay U.S. Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the U.S. Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, the U.S. Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the U.S. Swing Line Lender.

(ii)            If any payment received by the U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the U.S. Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the U.S. Swing Line Lender in its discretion), each Revolving A Lender shall pay to the U.S. Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the U.S. Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of U.S. Swing Line Lender. The U.S. Swing Line Lender shall be responsible for invoicing the U.S. Borrowers and Canadian Borrowers for interest on the U.S. Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Base Rate Loans or Daily Term SOFR Loans, as applicable, or risk participation pursuant to this Section 2.04A to refinance such Revolving A Lender’s Applicable Percentage of any U.S. Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the U.S. Swing Line Lender.

(f)            Payments Directly to U.S. Swing Line Lender. The U.S. Borrowers and Canadian Borrowers shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the U.S. Swing Line Lender.

2.04B            Canadian Swing Line Loans.

(a)            Canadian Swing Line Facility. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04B, may in its sole discretion subject to the terms of any Canadian Autoborrow Agreement make loans (each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrowers in Canadian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit or the Canadian Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any Canadian Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment, (ii) the Canadian Borrowers shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan and (iii) the Canadian Swing Line Lender shall not be under any obligation to make any Canadian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time there is a Canadian Swing Line Lender, the Outstanding Amount of all Canadian Swing Line Loans shall be deemed to be the Outstanding Amount of Canadian Swing Line Loans at such time plus the maximum amount available to be borrowed under the Canadian Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrowers may borrow under this Section 2.04B, prepay under Section 2.05, and reborrow under this Section 2.04B. Each Canadian Swing Line Loan shall be a Canadian Prime Rate Loan; provided however, that if a Canadian Autoborrow Agreement is in effect, the Canadian Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Canadian Swing Line Loans under the Canadian Autoborrow Agreement (with respect to any Canadian Swing Line Loans for which the Canadian Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such Canadian Swing Line Loans pursuant to Section 2.04B(c)). Immediately upon the making of a Canadian Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Canadian Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a Canadian Autoborrow Agreement is not in effect, each Borrowing of Canadian Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Canadian Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Administrative Agent of a Canadian Swing Line Loan Notice. Each such Canadian Swing Line Loan Notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of CAD$100,000 and integral multiples of CAD$100,000 in excess thereof and (2) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Canadian Swing Line Lender of any Canadian Swing Line Loan Notice, the Canadian Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Canadian Swing Line Loan Notice and, if not, the Canadian Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Borrowing of Canadian Swing Line Loans (A) directing the Canadian Swing Line Lender not to make such Canadian Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04B(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Canadian Swing Line Loan Notice, make the amount of its Canadian Swing Line Loan available to the applicable Canadian Borrower.

(ii)            In order to facilitate the borrowing of Canadian Swing Line Loans, the Canadian Borrowers and the Canadian Swing Line Lender may mutually agree to, and are hereby authorized to, (A) enter into a Canadian Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Canadian Swing Line Lender providing for the automatic advance by the Canadian Swing Line Lender of Canadian Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein and/or (B) establish overdraft services linked to the Borrower’s checking accounts maintained with the Canadian Swing Line Lender (collectively (A) and (B), the “Canadian Autoborrow Agreement”). At any time a Canadian Autoborrow Agreement is in effect, the requirements for borrowings of Canadian Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of Canadian Swing Line Loans under the Canadian Autoborrow Agreement shall be made in accordance with the Canadian Autoborrow Agreement. For purposes of any borrowing of Canadian Swing Line Loans pursuant to the Canadian Autoborrow Agreement, all references to Royal Bank of Canada shall be deemed to be a reference to Royal Bank of Canada, in its capacity as Canadian Swing Line Lender hereunder.

(c)            Refinancing of Canadian Swing Line Loans.

(i)            The Canadian Swing Line Lender at any time in its sole discretion may request, on behalf of the Canadian Borrowers (which hereby irrevocably authorizes the Canadian Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan that is a Canadian Prime Rate Loan in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Canadian Prime Rate Loans but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The Canadian Swing Line Lender shall furnish the Canadian Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Canadian Swing Line Loan) for the account of the Canadian Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04B(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan that is a Canadian Prime Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Canadian Swing Line Lender.

(ii)            If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04B(c)(i), the request for Revolving A Loans that are Canadian Prime Rate Loans submitted by the Canadian Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.04B(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04B(c) by the time specified in Section 2.04B(c)(i), the Canadian Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Canadian Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant Canadian Swing Line Loan, as the case may be. A certificate of the Canadian Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.04B(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the Canadian Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04B(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Canadian Borrowers to repay Canadian Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Canadian Swing Line Loan, the Canadian Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the Canadian Swing Line Lender.

(ii)            If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Canadian Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Canadian Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Canadian Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Canadian Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Canadian Swing Line Lender. The Canadian Swing Line Lender shall be responsible for invoicing the Canadian Borrowers for interest on the Canadian Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans that are Canadian Prime Rate Loans, or risk participation pursuant to this Section 2.04B to refinance such Revolving A Lender’s Applicable Percentage of any Canadian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Canadian Swing Line Lender.

(f)            Payments Directly to Canadian Swing Line Lender. The Canadian Borrowers shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

2.04C            UK Swing Line Facility.

(a)            UK Swing Line Facility. Subject to the terms and conditions set forth herein, the UK Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04C, may in its sole discretion subject to the terms of any UK Autoborrow Agreement make loans (each such loan, a “UK Swing Line Loan”) to the UK Borrowers in Sterling from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the UK Swing Line Sublimit or the UK Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such UK Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as UK Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any UK Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment, (ii) the UK Borrowers shall not use the proceeds of any UK Swing Line Loan to refinance any outstanding UK Swing Line Loan and (iii) the UK Swing Line Lender shall not be under any obligation to make any UK Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time there is a UK Swing Line Lender, the Outstanding Amount of all UK Swing Line Loans shall be deemed to be the Outstanding Amount of UK Swing Line Loans at such time plus the maximum amount available to be borrowed under the UK Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the UK Borrowers may borrow under this Section 2.04C, prepay under Section 2.05, and reborrow under this Section 2.04C. Each UK Swing Line Loan shall be an Alternative Currency Daily Rate Loan; provided however, that if a UK Autoborrow Agreement is in effect, the UK Swing Line Lender may, at its discretion, provide for an alternate rate of interest on UK Swing Line Loans under the UK Autoborrow Agreement (with respect to any UK Swing Line Loans for which the UK Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such UK Swing Line Loans pursuant to Section 2.04C(c)). Immediately upon the making of a UK Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the UK Swing Line Lender a risk participation in such UK Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such UK Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a UK Autoborrow Agreement is not in effect, each Borrowing of UK Swing Line Loans shall be made upon the applicable UK Borrower’s irrevocable notice to the UK Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a UK Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the UK Swing Line Lender and the Administrative Agent of a UK Swing Line Loan Notice. Each such UK Swing Line Loan Notice must be received by the UK Swing Line Lender and the Administrative Agent not later than 9:30 a.m. (London) time on the requested borrowing date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of £100,000 and integral multiples of £100,000 in excess thereof and (2) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the UK Swing Line Lender of any UK Swing Line Loan Notice, the UK Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such UK Swing Line Loan Notice and, if not, the UK Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Subject to the terms and conditions hereof, the UK Swing Line Lender will on the borrowing date specified in such UK Swing Line Loan Notice, make the amount of its UK Swing Line Loan available to the applicable UK Borrower.

(ii)            In order to facilitate the borrowing of UK Swing Line Loans, the UK Borrowers and the UK Swing Line Lender may mutually agree to, and are hereby authorized to, (i) enter into a UK Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the UK Swing Line Lender providing for the automatic advance by the UK Swing Line Lender of UK Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein and/or (ii) establish overdraft services linked to the Borrower’s checking accounts maintained with the UK Swing Line Lender (collectively (i) and (ii), the “UK Autoborrow Agreement”). At any time a UK Autoborrow Agreement is in effect, the requirements for borrowings of UK Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of UK Swing Line Loans under the UK Autoborrow Agreement shall be made in accordance with the UK Autoborrow Agreement. For purposes of any borrowing of UK Swing Line Loans pursuant to the UK Autoborrow Agreement, all references to the applicable Lender shall be deemed to be a reference to such Lender in its capacity as UK Swing Line Lender hereunder.

(c)            Refinancing of UK Swing Line Loans.

(i)            The UK Swing Line Lender at any time in its sole discretion may request, on behalf of the UK Borrowers (which hereby irrevocably authorizes the UK Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan denominated in Sterling in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of UK Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Alternative Currency Daily Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The UK Swing Line Lender shall furnish the UK Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable UK Swing Line Loan) for the account of the UK Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04C(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan to the UK Borrowers in such amount. The Administrative Agent shall remit the funds so received to the UK Swing Line Lender.

(ii)            If for any reason any UK Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04C(c)(i), the request for Revolving A Loans submitted by the UK Swing Line Lender as set forth herein shall be deemed to be a request by the UK Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant UK Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the UK Swing Line Lender pursuant to Section 2.04C(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving A Lender fails to make available to the Administrative Agent for the account of the UK Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04C(c) by the time specified in Section 2.04C(c)(i), the UK Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the UK Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the UK Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant UK Swing Line Loan, as the case may be. A certificate of the UK Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in UK Swing Line Loans pursuant to this Section 2.04C(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the UK Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04C(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the UK Borrowers to repay UK Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a UK Swing Line Loan, if the UK Swing Line Lender receives any payment on account of such UK Swing Line Loan, the UK Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the UK Swing Line Lender.

(ii)            If any payment received by the UK Swing Line Lender in respect of principal or interest on any UK Swing Line Loan is required to be returned by the UK Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the UK Swing Line Lender in its discretion), each Revolving A Lender shall pay to the UK Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the UK Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of UK Swing Line Lender. The UK Swing Line Lender shall be responsible for invoicing the UK Borrowers for interest on the UK Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans, or risk participation pursuant to this Section 2.04C to refinance such Revolving A Lender’s Applicable Percentage of any UK Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the UK Swing Line Lender.

(f)            Payments Directly to UK Swing Line Lender. The UK Borrowers shall make all payments of principal and interest in respect of the UK Swing Line Loans directly to the UK Swing Line Lender.

2.04D            Dutch Swing Line Facility.

(a)            Dutch Swing Line Facility. Subject to the terms and conditions set forth herein, the Dutch Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04D, may in its sole discretion subject to the terms of the Dutch Autoborrow Agreement make loans (each such loan, a “Dutch Swing Line Loan”) to the Dutch Borrowers in Euro from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Dutch Swing Line Sublimit or the Dutch Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such Dutch Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving A Loans and L/C Obligations of the Lender acting as Dutch Swing Line Lender, may exceed the amount of such Lender’s Revolving A Commitment; provided, however, that (i) after giving effect to any Dutch Swing Line Loan, (A) the Total Revolving A Outstandings shall not exceed the Aggregate Revolving A Commitments and (B) the Revolving A Credit Exposure of any Revolving A Lender shall not exceed such Revolving A Lender’s Revolving A Commitment, (ii) the Dutch Borrowers shall not use the proceeds of any Dutch Swing Line Loan to refinance any outstanding Dutch Swing Line Loan and (iii) the Dutch Swing Line Lender shall not be under any obligation to make any Dutch Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. For purposes of determining the Outstanding Amount under the Aggregate Revolving A Commitments at any time there is a Dutch Swing Line Lender, the Outstanding Amount of all Dutch Swing Line Loans shall be deemed to be the Outstanding Amount of Dutch Swing Line Loans at such time plus the maximum amount available to be borrowed under the Dutch Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Dutch Borrowers may borrow under this Section 2.04D, prepay under Section 2.05, and reborrow under this Section 2.04D. Each Dutch Swing Line Loan shall be an Alternative Currency Daily Rate Loan; provided however, that if a Dutch Autoborrow Agreement is in effect, the Dutch Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Dutch Swing Line Loans under the Dutch Autoborrow Agreement (with respect to any Dutch Swing Line Loans for which the Dutch Swing Line Lender has not requested that the Revolving A Lenders fund Revolving A Loans to refinance, or to purchase and fund risk participations in, such Dutch Swing Line Loans pursuant to Section 2.04D(c)). Immediately upon the making of a Dutch Swing Line Loan, each Revolving A Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Dutch Swing Line Lender a risk participation in such Dutch Swing Line Loan in an amount equal to the product of such Revolving A Lender’s Applicable Percentage times the amount of such Dutch Swing Line Loan.

(b)            Borrowing Procedures.

(i)            At any time a Dutch Autoborrow Agreement is not in effect, each Borrowing of Dutch Swing Line Loans shall be made upon the applicable Dutch Borrower’s irrevocable notice to the Dutch Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Dutch Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Dutch Swing Line Lender and the Administrative Agent of a Dutch Swing Line Loan Notice. Each such Dutch Swing Line Loan Notice must be received by the Dutch Swing Line Lender and the Administrative Agent not later than 9:30 a.m. (London) time on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum principal amount of €100,000 and integral multiples of €100,000 in excess thereof and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Dutch Swing Line Lender of any Dutch Swing Line Loan Notice, the Dutch Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Dutch Swing Line Loan Notice and, if not, the Dutch Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Subject to the terms and conditions hereof, the Dutch Swing Line Lender will, on the borrowing date specified in such Dutch Swing Line Loan Notice, make the amount of its Dutch Swing Line Loan available to the applicable Dutch Borrower.

(ii)            In order to facilitate the borrowing of Dutch Swing Line Loans, the Dutch Borrowers and the Dutch Swing Line Lender may mutually agree to, and are hereby authorized to, (A) enter into a Dutch Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Dutch Swing Line Lender providing for the automatic advance by the Dutch Swing Line Lender of Dutch Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein and/or (B) establish overdraft services linked to the Borrower’s checking accounts maintained with the Dutch Swing Line Lender (collectively (A) and (B), the “Dutch Autoborrow Agreement”). At any time a Dutch Autoborrow Agreement is in effect, the requirements for borrowings of Dutch Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of Dutch Swing Line Loans under the Dutch Autoborrow Agreement shall be made in accordance with the Dutch Autoborrow Agreement. For purposes of any borrowing of Dutch Swing Line Loans pursuant to the Dutch Autoborrow Agreement, all references to the applicable Lender shall be deemed to be a reference to such Lender in its capacity as Dutch Swing Line Lender hereunder.

(c)            Refinancing of Dutch Swing Line Loans.

(i)             The Dutch Swing Line Lender at any time in its sole discretion may request, on behalf of the Dutch Borrowers (which hereby irrevocably authorizes the Dutch Swing Line Lender to so request on its behalf), that each Revolving A Lender make a Revolving A Loan denominated in Euro in an amount equal to such Revolving A Lender’s Applicable Percentage of the amount of Dutch Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Alternative Currency Term Rate Loans, but subject to the unutilized portion of the Aggregate Revolving A Commitments and the conditions set forth in Section 4.02. The Dutch Swing Line Lender shall furnish the Dutch Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving A Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Dutch Swing Line Loan) for the account of the Dutch Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04D(c)(ii), each Revolving A Lender that so makes funds available shall be deemed to have made a Revolving A Loan to the Dutch Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Dutch Swing Line Lender.

(ii)            If for any reason any Dutch Swing Line Loan cannot be refinanced by such a Borrowing of Revolving A Loans in accordance with Section 2.04D(c)(i), the request for Revolving A Loans submitted by the Dutch Swing Line Lender as set forth herein shall be deemed to be a request by the Dutch Swing Line Lender that each of the Revolving A Lenders fund its risk participation in the relevant Dutch Swing Line Loan and each Revolving A Lender’s payment to the Administrative Agent for the account of the Dutch Swing Line Lender pursuant to Section 2.04D(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Revolving A Lender fails to make available to the Administrative Agent for the account of the Dutch Swing Line Lender any amount required to be paid by such Revolving A Lender pursuant to the foregoing provisions of this Section 2.04D(c) by the time specified in Section 2.04D(c)(i), the Dutch Swing Line Lender shall be entitled to recover from such Revolving A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Dutch Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Dutch Swing Line Lender in connection with the foregoing. If such Revolving A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving A Lender’s Revolving A Loan included in the relevant Borrowing or funded participation in the relevant Dutch Swing Line Loan, as the case may be. A certificate of the Dutch Swing Line Lender submitted to any Revolving A Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Revolving A Lender’s obligation to make Revolving A Loans or to purchase and fund risk participations in Dutch Swing Line Loans pursuant to this Section 2.04D(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving A Lender may have against the Dutch Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving A Lender’s obligation to make Revolving A Loans pursuant to this Section 2.04D(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Dutch Borrowers to repay Dutch Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Revolving A Lender has purchased and funded a risk participation in a Dutch Swing Line Loan, if the Dutch Swing Line Lender receives any payment on account of such Dutch Swing Line Loan, the Dutch Swing Line Lender will distribute to such Revolving A Lender its Applicable Percentage thereof in the same funds as those received by the Dutch Swing Line Lender.

(ii)            If any payment received by the Dutch Swing Line Lender in respect of principal or interest on any Dutch Swing Line Loan is required to be returned by the Dutch Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Dutch Swing Line Lender in its discretion), each Revolving A Lender shall pay to the Dutch Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Dutch Swing Line Lender. The obligations of the Revolving A Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Dutch Swing Line Lender. The Dutch Swing Line Lender shall be responsible for invoicing the Dutch Borrowers for interest on the Dutch Swing Line Loans. Until each Revolving A Lender funds its Revolving A Loans, or risk participation pursuant to this Section 2.04D to refinance such Revolving A Lender’s Applicable Percentage of any Dutch Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Dutch Swing Line Lender.

(f)            Payments Directly to Dutch Swing Line Lender. The Dutch Borrowers shall make all payments of principal and interest in respect of the Dutch Swing Line Loans directly to the Dutch Swing Line Lender.

2.04E            Australian Swing Line Loans.

(a)           Australian Swing Line Facility. Subject to the terms and conditions set forth herein, the Australian Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04E, may in its sole discretion subject to the terms of any Australian Autoborrow Agreement make loans (each such loan, a “Australian Swing Line Loan”) to the Australian Borrowers in Australian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Australian Swing Line Sublimit or the Australian Swing Line Lender’s Swing Line Commitment, notwithstanding the fact that such Australian Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving B Loans of the Lender acting as Australian Swing Line Lender (other than Westpac Banking Corporation), may exceed the amount of such Lender’s Revolving B Commitment; provided, however, that (i) after giving effect to any Australian Swing Line Loan, (A) the Total Revolving B Outstandings shall not exceed the Aggregate Revolving B Commitments and (B) the Revolving B Credit Exposure of any Revolving B Lender shall not exceed such Revolving B Lender’s Revolving B Commitment, (ii) the Australian Borrowers shall not use the proceeds of any Australian Swing Line Loan to refinance any outstanding Australian Swing Line Loan and (iii) the Australian Swing Line Lender shall not be under any obligation to make any Australian Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. For purposes of determining the Outstanding Amount under the Aggregate Revolving B Commitments at any time there is an Australian Swing Line Lender, the Outstanding Amount of all Australian Swing Line Loans shall be deemed to be the Outstanding Amount of Australian Swing Line Loans at such time plus the maximum amount available to be borrowed under the Australian Swing Line Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Australian Borrowers may borrow under this Section 2.04E, prepay under Section 2.05, and reborrow under this Section 2.04E. Each Australian Swing Line Loan shall be an Alternative Currency Term Rate Loan with an Interest Period of fifteen (15) Business Days; provided however, that if an Australian Autoborrow Agreement is in effect, the Australian Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Australian Swing Line Loans under the Australian Autoborrow Agreement (with respect to any Australian Swing Line Loans for which the Australian Swing Line Lender has not requested that the Revolving B Lenders fund Revolving B Loans to refinance, or to purchase and fund risk participations in, such Australian Swing Line Loans pursuant to Section 2.04E(c)). Immediately upon the making of an Australian Swing Line Loan, each Revolving B Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Australian Swing Line Lender a risk participation in such Australian Swing Line Loan in an amount equal to the product of such Revolving B Lender’s Applicable Percentage times the amount of such Australian Swing Line Loan; provided however that no Revolving B Lenders shall purchase a risk participation in any Australian Swing Line Loans made by Westpac Banking Corporation.

(b)           Borrowing Procedures.

(i)            At any time an Australian Autoborrow Agreement is not in effect, each Borrowing of Australian Swing Line Loans shall be made upon the applicable Borrower’s irrevocable notice to the Australian Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by an Australian Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Australian Swing Line Lender and the Administrative Agent of an Australian Swing Line Loan Notice. Each such Australian Swing Line Loan Notice must be received by the Australian Swing Line Lender and the Administrative Agent not later than 10:00 a.m. (Sydney time) on the requested borrowing date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of AUD$100,000 and integral multiples of AUD$100,000 in excess thereof and (2) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Australian Swing Line Lender of any Australian Swing Line Loan Notice, the Australian Swing Line Lender will confirm with the Administrative Agent (in writing) that the Administrative Agent has also received such Australian Swing Line Loan Notice and, if not, the Australian Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Subject to the terms and conditions hereof, the Australian Swing Line Lender will on the borrowing date specified in such Australian Swing Line Loan Notice, make the amount of its Australian Swing Line Loan available to the applicable Australian Borrower.

(ii)            In order to facilitate the borrowing of Australian Swing Line Loans, the Australian Borrowers and the Australian Swing Line Lender (other than Westpac Banking Corporation) may mutually agree to, and are hereby authorized to, (A) enter into an Australian Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Australian Swing Line Lender providing for the automatic advance by the Australian Swing Line Lender of Australian Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein and/or (B) establish overdraft services linked to the Borrower’s checking accounts maintained with the Australian Swing Line Lender (collectively (A) and (B), the “Australian Autoborrow Agreement”). At any time an Australian Autoborrow Agreement is in effect, the requirements for borrowings of Australian Swing Line Loans set forth in the immediately preceding paragraph shall not apply, and all Borrowings of Australian Swing Line Loans under the Australian Autoborrow Agreement shall be made in accordance with the Australian Autoborrow Agreement. For purposes of any borrowing of Australian Swing Line Loans pursuant to the Australian Autoborrow Agreement, all references to the applicable Lender shall be deemed to be a reference to such Lender, in its capacity as Australian Swing Line Lender hereunder.

(c)            Refinancing of Australian Swing Line Loans.

(i)             The Australian Swing Line Lender at any time in its sole discretion may request, on behalf of the Australian Borrowers (which hereby irrevocably authorizes the Australian Swing Line Lender to so request on its behalf), that each Revolving B Lender make a Revolving B Loan that is an Alternative Currency Term Rate Loan in an amount equal to such Revolving B Lender’s Applicable Percentage of the amount of Australian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Alternative Currency Term Rate Loans but subject to the unutilized portion of the Aggregate Revolving B Commitments and the conditions set forth in Section 4.02. The Australian Swing Line Lender shall furnish the Australian Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving B Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Australian Swing Line Loan) for the account of the Australian Swing Line Lender at the applicable Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04E(c)(ii), each Revolving B Lender that so makes funds available shall be deemed to have made a Revolving B Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Australian Swing Line Lender.

(ii)            If for any reason any Australian Swing Line Loan cannot be refinanced by such a Borrowing of Revolving B Loans in accordance with Section 2.04E(c)(i), the request for Revolving B Loans submitted by the Australian Swing Line Lender as set forth herein shall be deemed to be a request by the Australian Swing Line Lender that each of the Revolving B Lenders fund its risk participation in the relevant Australian Swing Line Loan and each Revolving B Lender’s payment to the Administrative Agent for the account of the Australian Swing Line Lender pursuant to Section 2.04E(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving B Lender fails to make available to the Administrative Agent for the account of the Australian Swing Line Lender any amount required to be paid by such Revolving B Lender pursuant to the foregoing provisions of this Section 2.04E(c) by the time specified in Section 2.04E(c)(i), the Australian Swing Line Lender shall be entitled to recover from such Revolving B Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Australian Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Australian Swing Line Lender in connection with the foregoing. If such Revolving B Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving B Lender’s Revolving B Loan included in the relevant Borrowing or funded participation in the relevant Australian Swing Line Loan, as the case may be. A certificate of the Australian Swing Line Lender submitted to any Revolving B Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving B Lender’s obligation to make Revolving B Loans or to purchase and fund risk participations in Australian Swing Line Loans pursuant to this Section 2.04E(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving B Lender may have against the Australian Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving B Lender’s obligation to make Revolving B Loans pursuant to this Section 2.04E(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Australian Borrowers to repay Australian Swing Line Loans, together with interest as provided herein.

(d)            Repayment of Participations.

(i)             At any time after any Revolving B Lender has purchased and funded a risk participation in an Australian Swing Line Loan, if the Australian Swing Line Lender receives any payment on account of such Australian Swing Line Loan, the Australian Swing Line Lender will distribute to such Revolving B Lender its Applicable Percentage thereof in the same funds as those received by the Australian Swing Line Lender.

(ii)            If any payment received by the Australian Swing Line Lender in respect of principal or interest on any Australian Swing Line Loan is required to be returned by the Australian Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Australian Swing Line Lender in its discretion), each Revolving B Lender shall pay to the Australian Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Australian Swing Line Lender. The obligations of the Revolving B Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Australian Swing Line Lender. The Australian Swing Line Lender shall be responsible for invoicing the Australian Borrowers for interest on the Australian Swing Line Loans. Until each Revolving B Lender funds its Revolving B Loans, or risk participation pursuant to this Section 2.04E to refinance such Revolving B Lender’s Applicable Percentage of any Australian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Australian Swing Line Lender.

(f)            Payments Directly to Australian Swing Line Lender. The Australian Borrowers shall make all payments of principal and interest in respect of the Australian Swing Line Loans directly to the Australian Swing Line Lender.

2.05              Prepayments.

(a)            Voluntary Prepayments.

(i)             Loans (Other than Swing Line Loans). The Borrowers may, upon delivery of a Notice of Loan Prepayment to the Administrative Agent, at any time or from time to time voluntarily prepay Loans (other than Swing Line Loans) in whole or in part without premium or penalty; provided that (A) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, (3) one Business Day prior to any date of prepayment of Canadian Prime Rate Loans and (4) on the date of prepayment of Base Rate Loans or Daily Term SOFR Loans; (B) any such prepayment of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans, Canadian Prime Rate Loans or Daily Term SOFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of a Term Loan shall be applied as directed by the Company (and in the absence of such direction, to the remaining principal amortization payments in direct order of maturity). Each such notice shall specify the date, currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required in connection therewith pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)            U.S. Swing Line Loans. At any time the U.S. Autoborrow Agreement is not in effect, the Borrowers may, upon delivery of a Notice of Loan Prepayment to the U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify whether such payment is of Base Rate Loans or Daily Term SOFR Loans and the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(iii)           Canadian Swing Line Loans. At any time the Canadian Autoborrow Agreement is not in effect, the Borrowers may, upon delivery of a Notice of Loan Prepayment to the Canadian Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Canadian Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(iv)           UK Swing Line Loans. At any time the UK Autoborrow Agreement is not in effect, the Borrowers may, upon delivery of a Notice of Loan Prepayment to the UK Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay UK Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the UK Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (London time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of £100,000 or a whole multiple of £100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(v)            Dutch Swing Line Loans. At any time the Dutch Autoborrow Agreement is not in effect, the Borrowers may, upon delivery of a Notice of Loan Prepayment to the Dutch Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Dutch Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Dutch Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (London time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of €100,000 or a whole multiple of €100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(vi)           Australian Swing Line Loans. At any time the Australian Autoborrow Agreement is not in effect, the Borrowers may, upon delivery of a Notice of Loan Prepayment to the Australian Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Australian Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Australian Swing Line Lender and the Administrative Agent not later than 12 p.m. (Sydney time) on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of AUD$100,000 or a whole multiple of AUD$100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(b)           Mandatory Prepayments.

(i)             Revolving A Commitments, Revolving B Commitments and Revolving C Commitments.

(A)           If the Administrative Agent notifies the Borrowers that the Total Revolving A Outstandings at any time exceed the Aggregate Revolving A Commitments then in effect, the Borrowers shall promptly (and in any event within one Business Day after receipt of such notice) prepay Revolving A Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving A Loans and Swing Line Loans the Total Revolving A Outstandings exceed the Aggregate Revolving A Commitments then in effect.

(B)            If the Administrative Agent notifies the Borrowers that the Total Revolving B Outstandings at any time exceed the Aggregate Revolving B Commitments then in effect, the Borrowers shall promptly (and in any event within one Business Day after receipt of such notice) prepay Revolving B Loans in an aggregate amount equal to such excess.

(C)            If the Administrative Agent notifies the Borrowers that the Total Revolving C Outstandings at any time exceed the Aggregate Revolving C Commitments then in effect, the Borrowers shall promptly (and in any event within one Business Day after receipt of such notice) prepay Revolving C Loans in an aggregate amount equal to such excess.

(D)            If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all Revolving A Loans denominated in Alternative Currencies (other than Canadian Dollars) at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving A Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(ii)            Dispositions and Recovery Events. Subject to clause (vi) below, if the Consolidated Net Leverage Ratio as of the end of the most recently ended fiscal quarter for which financial statements of the Company are available is greater than 3.25 to 1.00 at the time that any Net Cash Proceeds are received by any Loan Party or any Subsidiary in respect of any Disposition (other than any Permitted Transfers) or Recovery Event, the Borrowers shall, within three (3) Business Days after such Net Cash Proceeds are so received, prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from such Disposition (other than Permitted Transfers) or Recovery Event; provided that, the Company or any Subsidiary may cause the Net Cash Proceeds from such event (or a portion thereof) to be invested within 365 days after receipt by the Company or any Subsidiary of such Net Cash Proceeds in the business of the Company and its Subsidiaries (including to consummate any Acquisition permitted hereunder but excluding investments in current assets), in which case no prepayment shall be required pursuant to this subsection in respect of the Net Cash Proceeds from such event (or such portion of such Net Cash Proceeds so invested) except to the extent of any such Net Cash Proceeds that have not been so invested by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Company or one or more Subsidiaries shall have entered into an agreement or binding commitment to invest such Net Cash Proceeds or portion thereof), at which time a prepayment shall be required in an amount equal to the Net Cash Proceeds that have not been so invested; provided further, that notwithstanding the foregoing, (A) no prepayment shall be required to the extent the aggregate amount of such Net Cash Proceeds received by any Loan Party or any Subsidiary with respect to such event does not exceed $30,000,000 and (B) the Borrowers may use a portion of such Net Cash Proceeds to prepay, redeem or repurchase any Indebtedness that ranks pari passu in right of payment priority with the Obligations and is secured by the Collateral on a pari passu basis with the Loans to the extent such Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Disposition or Recovery Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Indebtedness and the denominator of which is the aggregate outstanding principal amount of the Loans, L/C Obligations and such Indebtedness.

(iii)           Debt Issuances. Subject to clause (vi) below, no later than one (1) Business Day after receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrowers shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iv)          Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A)           with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(A), first, ratably to the L/C Borrowings and the Swing Line Loans (without any reduction in related Commitments), second, to the outstanding Revolving A Loans (without any reduction in related Commitments), and, third, to Cash Collateralize the remaining L/C Obligations;

(B)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(B), to the outstanding Revolving B Loans (without any reduction in related Commitments);

(C)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), to the outstanding Revolving C Loans (without any reduction in related Commitments);

(D)            with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(D), to the outstanding Revolving A Loans (without any reduction in related Commitments); and

(E)            with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii), first to the Term Loans (ratably to the remaining principal amortization payments), second, ratably to the L/C Borrowings and the Swing Line Loans (without any reduction in related Commitments), third, ratably to the outstanding Revolving Loans (without any reduction in related Commitments), and, fourth, to Cash Collateralize the remaining L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans, Canadian Prime Rate Loans and Alternative Currency Daily Rate Loans, then to Daily Term SOFR Loans and Term SOFR Loans and lastly to Alternative Currency Term Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(v)            Limitation of Prepayment Obligations. Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by an International Subsidiary (other than a Canadian Subsidiary) (each such Asset Sale an “International Asset Sale”) or the Net Cash Proceeds of any Recovery Event incurred by an International Subsidiary (other than a Canadian Subsidiary) (each such Recovery Event an “International Recovery Event”) are prohibited or delayed by applicable local Law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) from being repatriated to the Borrowers to repay the Obligations pursuant to Section 2.05(b)(ii), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Obligations at the time provided in Section 2.05(b)(ii), but may be retained by the applicable International Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the Borrowers (the Borrowers hereby agreeing to use, and cause their Subsidiaries to use, commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if and when the repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05 or (ii) to the extent that the Company has reasonably determined in good faith that repatriation to the Borrowers to repay the Obligations pursuant to Section 2.05(b)(ii) of any of or all the Net Cash Proceeds of any International Asset Sale or Net Cash Proceeds of any International Recovery Event attributable to International Subsidiaries (other than Canadian Subsidiaries) would have material adverse tax consequences with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay such Obligations at the time provided in Section 2.05(b)(ii), but may be retained by the applicable International Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Borrowers hereby agreeing to use commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Company and its Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if and when the repatriation of any of such affected Net Cash Proceeds would no longer have materially adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.05.

2.06              Termination or Reduction of Commitments.

(a)            Optional Reductions. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Aggregate Revolving C Commitments, the New Term A Loan Commitments, or from time to time permanently reduce the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Aggregate Revolving C Commitments, the New Term A Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving A Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving A Outstandings would exceed the Aggregate Revolving A Commitments, (iv) the Company shall not terminate or reduce the Aggregate Revolving B Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving B Outstandings would exceed the Aggregate Revolving B Commitments, (v) the Company shall not terminate or reduce the Aggregate Revolving C Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving C Outstandings would exceed the Aggregate Revolving C Commitments, and (vi) if, after giving effect to any reduction of the Aggregate Revolving A Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving A Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Aggregate Revolving C Commitments, the New Term A Loan Commitments. Any reduction of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Aggregate Revolving C Commitments, the New Term A Loan Commitments, as applicable, shall be applied to the Revolving A Commitment of each Revolving A Lender, the Revolving B Commitment of each Revolving B Lender, the Revolving C Commitment of each Revolving C Lender, the New Term A Loan Commitments of each New Term A Loan Lender, as applicable, in each case according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments, the Aggregate Revolving C Commitments or the New Term A Loan Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, if such reduction or termination notice specifies that it is conditioned upon the occurrence of another transaction, such notice may be revoked by the Company if such condition is not satisfied.

(b)           Mandatory Reductions.

(i)             [Reserved].

(ii)            All New Term A Loan Commitments shall automatically terminate on the earlier of (x) the end of the Availability Period applicable thereto and (y) the funding of the New Term A Loans on the Restatement Date.

2.07            Repayment of Loans.

(a)            Revolving A Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving A Loans outstanding on such date.

(b)            Revolving B Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving B Loans outstanding on such date.

(c)            Revolving C Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving C Loans outstanding on such date.

(d)            Swing Line Loans. At any time an Autoborrow Agreement is in effect with respect to such Swing Line Loans, the Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement. At any time no Autoborrow Agreement is in effect with respect to such Swing Line Loans, the Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date fifteen (15) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

(e)            [Reserved].

(f)             New Term A Loans. Each Borrower of New Term A Loans shall repay the outstanding principal amount of its New Term A Loans in the currency in which it was originally funded, in installments payable on the last day of each calendar quarter (i.e. March 31, June 30, September 30 and December 31), commencing on the first full calendar quarter to occur after the Restatement Date, with each such installment being equal to 1.25% of the principal amount of the New Term A Loan as of the Restatement Date, as such installments may be adjusted as a result of prepayments made pursuant to Section 2.05, unless accelerated sooner pursuant to Section 8.02; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the New Term A Loans shall be due and payable on the Maturity Date.

2.08              Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate applicable to such Loan; (ii) each Daily Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Daily Term SOFR plus the Applicable Rate applicable to such Loan, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate applicable to such Loan; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (v) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Alternative Currency Daily Rate plus the Applicable Rate applicable to such Loan; (vi) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate applicable to such Loan; (vii) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate applicable to such Loan (or with respect to any U.S. Swing Line Loan advanced pursuant to a U.S. Autoborrow Agreement, such other rate as separately agreed in writing between the U.S. Borrowers and the U.S. Swing Line Lender); (viii) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Canadian Prime Rate plus the Applicable Rate applicable to such Loan (or with respect to any Canadian Swing Line Loan advanced pursuant to a Canadian Autoborrow Agreement, such other rate as separately agreed in writing between the Canadian Borrowers and the Canadian Swing Line Lender); (ix) each UK Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Alternative Currency Daily Rate plus the Applicable Rate applicable to such Loan (or with respect to any UK Swing Line Loan advanced pursuant to a UK Autoborrow Agreement, such other rate as separately agreed in writing between the UK Borrowers and the UK Swing Line Lender); (x) each Dutch Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Alternative Currency Daily Rate plus the Applicable Rate applicable to such Loan (or with respect to any Dutch Swing Line Loan advanced pursuant to a Dutch Autoborrow Agreement, such other rate as separately agreed in writing between the Dutch Borrowers and the Dutch Swing Line Lender); and (xi) each Australian Swing Line Loan shall bear interest on the outstanding principal amount thereof for the applicable Interest Period at a rate per annum equal to the sum of the Alternative Currency Term Rate plus the Applicable Rate applicable to such Loan (or with respect to any Australian Swing Line Loan advanced pursuant to an Australian Autoborrow Agreement, such other rate as separately agreed in writing between the Australian Borrowers and the Australian Swing Line Lender).

(b)           (i)             If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement and the other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

2.09            Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)           Commitment Fees and Undrawn Fee.

(i)            The Company shall pay to the Administrative Agent, for the account of the Revolving A Lenders in accordance with their respective Applicable Percentages, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving A Commitments exceed the sum of (y) the Outstanding Amount of Revolving A Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving A Commitments for purposes of determining this commitment fee. This commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. When determining the Outstanding Amount of Letters of Credit for Letters of Credit issued by Lenders other than Bank of America for purposes of calculating the commitment fee, the Administrative Agent shall make such determinations using the information provided in Section 2.03(m)(iv) and any related Letter of Credit activity that posts subsequent to the date of such information but prior to the end of the calendar quarter shall reflected in adjustments to the commitment fee for the next billing cycle.

(ii)            The Company shall pay to the Administrative Agent, for the account of the Revolving B Lenders in accordance with their respective Applicable Percentage, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving B Commitments exceed the Outstanding Amount of Revolving B Loans, subject to adjustment as provided in Section 2.15. This commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(iii)           The Company shall pay to the Administrative Agent, for the account of the Revolving C Lenders in accordance with their respective Applicable Percentage, a commitment fee in Dollars equal to the product of (A) the Applicable Rate times (B) the actual daily amount by which the Aggregate Revolving C Commitments exceed the Outstanding Amount of Revolving C Loans, subject to adjustment as provided in Section 2.15. This commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the last day of the Availability Period. This commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(iv)           [Reserved].

(v)            [Reserved].

(b)           Other Fees.

(i)            The Company shall pay to BofA Securities and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)           The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10              Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)           Subject to Section 2.08(d), all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR), Canadian Prime Rate Loans and for Alternative Currency Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)           If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrowers’ obligations under this paragraph shall survive for one year following the termination of the Commitments and the repayment of all other Obligations hereunder.

2.11            Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11(a) (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12              Payments Generally; Administrative Agent’s Clawback.

(a)           General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)             Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans or Daily Term SOFR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Daily Term SOFR Loans or Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Daily Term SOFR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by a Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13              Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)             if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Subsidiary (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14              Cash Collateral.

(a)            Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c) or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 103% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)           Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines and notifies the Company in writing that Cash Collateral is subject to any Lien in favor of any Person other than the Administrative Agent, the L/C Issuer or the Lenders as herein provided (other than Liens permitted under Section 7.01(a) or Section 7.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15              Defaulting Lenders.

(a)           Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)            With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each Revolving A Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b)           Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Revolving A Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving A Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving A Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(c)           Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d)           Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16              Incremental Facility Loans.

(a)           Incremental Facility Loans. Subject to the terms and conditions set forth herein, the Company shall have the right, from time to time after the Restatement Date, and upon at least five Business Days’ prior written notice to the Administrative Agent (an “Incremental Request”), to request to add one or more additional tranches of term loans (“Incremental Term Loans”; and any credit facility for providing for any Incremental Term Loans being referred to as an “Incremental Term Facility”) and/or increase the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments or the Aggregate Revolving C Commitments (the “Incremental Revolving Commitments”; and revolving loans made thereunder the “Incremental Revolving Loans”; the Incremental Revolving Loans, together with the Incremental Term Loans are referred to herein as the “Incremental Facility Loans”) subject, however, in any such case, to satisfaction of the following conditions precedent:

(i)            the aggregate amount of all Incremental Revolving Commitments and Incremental Term Loans effected pursuant to this Section 2.16(b) shall not exceed the Incremental Amount;

(ii)           on the date on which any Incremental Facility Amendment is to become effective, both immediately prior to and immediately after giving effect to the incurrence of such Incremental Facility Loans and any related transactions, no Default shall have occurred and be continuing;

(iii)          on the date on which any Incremental Facility Amendment is to become effective, after giving effect to the incurrence of such Incremental Facility Loans to be made on such date and any related transactions, on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants set forth in Section 7.11;

(iv)          the representations and warranties set forth in Article V shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date on which such Incremental Facility Amendment is to become effective, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date;

(v)           such Incremental Facility Loans shall be in a minimum amount of $25,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as agreed by the Administrative Agent);

(vi)           any Incremental Revolving Commitments shall be made on the same terms and provisions (other than upfront fees) as apply to the existing Revolving A Commitments, Revolving B Commitments or Revolving C Commitments, as applicable, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing revolving credit facility set forth in Section 2.01(a), 2.01(b) or 2.01(c), as applicable;

(vii)          any Incremental Term Loans shall: (A) rank pari passu in right of payment priority with the other Term Loans hereunder, (B) share ratably with the other Loans in rights in the Collateral (if applicable) and the Guaranty, (C) have a maturity date that is no earlier than the Maturity Date, (D) have a Weighted Average Life to Maturity that is no shorter than the Weighted Average Life to Maturity of the New Term A Loans (it being understood that, subject to the foregoing, the amortization schedule applicable to such Incremental Term Loans shall be determined by the Company and the Lenders of such Incremental Term Loans) and (E) otherwise be on terms reasonably satisfactory to the Administrative Agent, provided that, such terms and documentation relating to such Incremental Term Loans shall be on terms not materially more onerous, taken as a whole, to the Company and its Subsidiaries than the existing Term Loans (except to the extent permitted above or below with respect to the maturity date, amortization and interest rate and other than terms which are applicable only after the Maturity Date);

(viii)         in the case of any Incremental Term Loans that are “term loan A” Incremental Term Loans, such Incremental Term Loans shall not have an All-In Yield that is greater than the All-In Yield payable pursuant to the terms of this Agreement (as amended through the date of such calculation) with respect to the New Term A Loans plus 50 basis points per annum, unless the interest rate with respect to the New Term A Loans shall be increased (pursuant to the applicable Incremental Facility Amendment) so as to cause the then applicable All-In Yield under this Agreement on the New Term A Loans to equal the All-In Yield then applicable to such Incremental Term Loans minus 50 basis points per annum;

(ix)            in the case of any Incremental Facility Loans, the Administrative Agent shall have received additional commitments in a corresponding amount of such requested Incremental Facility Loans from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional commitment); and

(x)            the Administrative Agent shall have received customary closing certificates and legal opinions and all other documents (including resolutions of the board of directors of the Loan Parties) it may reasonably request relating to the corporate or other necessary authority for such Incremental Facility Loans and the validity of such Incremental Facility Loans, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)           Each Incremental Term Facility and any Incremental Revolving Commitments shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.16 (and subject to the limitations set forth in the immediately preceding paragraphs), executed by the Loan Parties, the Administrative Agent and each Lender providing a portion of the Incremental Term Facility and/or Incremental Revolving Commitments, as applicable; which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.16. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders providing such Incremental Term Loans, Incremental Revolving Commitments, as applicable, and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment relating to any Incremental Term Facility or any Incremental Revolving Commitments shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and as such other conditions as requested by the Lenders under the Incremental Facility established in connection therewith.

2.17              Designated Borrowers.

(a)           As of the Restatement Date, Ritchie Bros. Holdings Ltd., a Canadian corporation, Ritchie Bros. Properties Ltd., a Canadian corporation, Ritchie Bros. Auctioneers (Canada) Ltd., a Canadian corporation, Rouse Services Canada Ltd., a Canadian corporation, Ritchie Bros. Auctioneers (America) Inc., a Washington corporation, RB Global Holdings Inc., a Washington corporation, Ritchie Bros. Properties Inc., a Washington corporation, Ritchie Bros. Holdings B.V., a Netherlands company, Ritchie Bros. B.V., a Netherlands company, Ritchie Bros. Properties B.V., a Netherlands company, Ritchie Bros. Shared Services B.V., a Netherlands company, Ritchie Bros. Auctioneers Pty. Ltd., an Australian corporation, Ritchie Bros. Properties Pty. Ltd., an Australian corporation, Ritchie Bros. UK Limited, an English limited company, Ritchie Bros. Properties Japan K.K., a Japanese corporation, Ritchie Bros. Auctioneers (Japan) Kabushiki Kaisha, a Japanese corporation, IAA Holdings, LLC, a Delaware limited liability company, Automotive Recovery Services, Inc., an Indiana corporation, Insurance Auto Auctions, Inc., an Illinois corporation, and Synetiq Holdings Limited, an English limited company shall be “Designated Borrowers” hereunder and may request Loans for its account on the terms and conditions set forth in this Agreement.

(b)           The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice in substantially the form of Exhibit 2.17(a) (a “Designated Borrower Request”). If the Administrative Agent and each Lender that would be obligated to make Loans to such Applicant Borrower agree in writing that such Applicant Borrower shall be entitled to receive Loans hereunder (it being understood that a Lender shall be deemed to have acted reasonably in withholding its consent if (i) it is unlawful for such Lender to make Loans under this Agreement to the proposed “Designated Borrower,” (ii) such Lender cannot or has not determined that it is lawful to do so, (iii) the making of a Loan to the proposed “Designated Borrower” would reasonably be expected to subject such Lender to material adverse tax consequences, (iv) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the proposed Designated Borrower and it does not wish to do so or (v) such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located), then the Administrative Agent, the Company and such Applicant Borrower shall execute and deliver to the Administrative Agent (for transmission to the Lenders) an agreement in substantially the form of Exhibit 2.17(b) (a “Designated Borrower Joinder Agreement”). Each Designated Borrower Joinder Agreement shall specify (i) any additional terms and conditions applicable to Loans to such Applicant Borrower as agreed to by the Administrative Agent, the Company and such Applicant Borrower and (ii) the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof. Each Lender hereby agrees to permit each Designated Borrower listed in each Designated Borrower Joinder Agreement to receive Loans hereunder, on the terms and conditions set forth herein, and each party hereto agrees that each such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice may be submitted by or on behalf of such Designated Borrower until such effective date. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, “know your customer” information and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, in connection with such Designated Borrower Joinder Agreement as are required and reasonably requested by the Administrative Agent or the Lenders in their reasonable discretion, and Notes signed by such new Designated Borrowers to the extent any Lenders so require.

(c)            Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.17 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) if elected by such Borrower in writing to the Administrative Agent, the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d)           The Company may from time to time, upon not less than seven (7) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.18              [Reserved].

2.19              Designated Lender.

Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01              Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Save in respect of any payments made in connection with any Loan to a UK Borrower (a “UK Payment”) (to which subsection (b) shall apply in place of this subsection (a)), any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (h) below.

(ii)            Without limiting any Withholding Agent’s rights under Section 3.01(a)(i), if any Withholding Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment hereunder, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (h) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)            If any Withholding Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (h) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payments free from UK Taxes.

(i)            Each UK Payment made by a Loan Party under any Loan Document shall be made without a Tax Deduction, except as required by applicable Laws.

(ii)           If a Tax Deduction is required by Law to be made from any UK Payment, the amount of the applicable UK Payment due shall, unless subsection (iii) below applies, be increased to an amount so that, after the Tax Deduction is made, the payee receives an amount equal to the amount it would have received had no Tax Deduction been required.

(iii)            No Loan Party is required to make an increased payment to a Lender under subsection (ii) above for a Tax Deduction in respect of Tax imposed by the United Kingdom if, on the date that the payment falls due:

(A)           the payment could have been made to the relevant Lender without a Tax Deduction if such Lender had been a UK Qualifying Lender, but on that date that such Lender is not, or has ceased to be, a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(B)            the relevant Lender is a UK Non-Bank Lender and:

(1)            an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that such Lender has received from the UK Borrower making the payment or from the Company a copy of that Direction; and

(2)            the payment could have been made to such Lender without any Tax Deduction if that Direction had not been made; or

(C)            the relevant Lender is a UK Non-Bank Lender and:

(1)            the relevant Lender has not given a Tax Confirmation to the UK Borrower; and

(2)            the payment could have been made to such Lender without any Tax Deduction if such Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)            such Lender is a Treaty Lender and the UK Borrower is able to demonstrate that the payment could have been made to that Lender without a Tax Deduction had that Lender complied with its obligations under subsection (d)(iv) below.

(iv)          The relevant Loan Party which is required to make a Tax Deduction shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(v)           Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Loan Party making that Tax Deduction or other payment shall deliver to the Administrative Agent for the Lender entitled to the interest to which such Tax Deduction or payment relates, evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

(c)            Lender UK Tax Status.

(i)             Each Lender in respect of a Loan to a UK Borrower confirms, for the benefit of the Administrative Agent and without any liability to the Lenders, that:

(A)           in the case of a Lender party to this Agreement at the Restatement Date, that as at the Restatement Date, it has the tax status set out opposite its name in Schedule 2.01; or

(B)            in the case of any other Lender, that as at the relevant date on which its participation in the relevant Loan becomes effective, it is:

(1)            a UK Bank Lender;

(2)            a UK Non-Bank Lender;

(3)            a UK Treaty Lender; or

(4)            it is not a UK Qualifying Lender,

as the same shall be expressly indicated in the relevant Assignment and Assumption that is executes.

(ii)            Each Lender expressed to be a “UK Non-Bank Lender” in Schedule 2.01 or in the Assignment and Assumption pursuant to which it becomes a Lender confirms, for the benefit of the Administrative Agent and without any liability to the Lenders, that on the Restatement Date, or on the relevant effective date specified in each Assignment and Assumption that it is a UK Non-Bank Lender on that date.

(d)            UK Treaty Lenders.

(i)            A UK Treaty Lender which becomes a party to this Agreement on the Restatement Date that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Loan Party) by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01.

(ii)            A new Lender that is a UK Treaty Lender and holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to any Loan Party) by including its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes.

(iii)            If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsections (i) or (ii) above, then no Loan Party shall make any filing under or in relation to the HMRC DT Treaty Passport Scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless that Lender otherwise agrees.

(iv)            Each UK Treaty Lender and each Loan Party that makes a UK Payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities as may be necessary for the relevant Loan Party to obtain authorization to make that payment without a Tax Deduction (except for where a Lender includes the indication described in subsection (i) or (ii) above, in which case such Lender shall be under no further obligations pursuant to this subsection (d)(iv) save where any form DTTP-2 filed by a Loan Party under the HMRC DT Treaty Passport Scheme is rejected by HMRC or where any passport held by such Lender is withdrawn or ceases to be valid or the HMRC DT Treaty Passport Scheme is withdrawn).

(e)            Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(f)            Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(f)(ii) below.

(ii)            Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(g)            Evidence of Payments. Upon request by the Company, the Administrative Agent or the applicable Lender, as the case may be, after any payment of Taxes by any Loan Party, the Administrative Agent or such Lender, as the case may be, to a Governmental Authority as provided in this Section 3.01, such Person shall deliver to the requesting Person the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the applicable Person.

(h)            Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than an exemption from, or reduction of, UK withholding Tax in respect of which the obligations set out in this paragraph shall not apply) shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (1) set forth in Section 3.01(h)(ii)(A), 3.01(h)(ii)(B) and 3.01(h)(ii)(D) below or (2) required by applicable Law other than the Internal Revenue Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable)establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit an applicable Withholding Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for an applicable Withholding Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Date.

(iii)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(i)            Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid (including, for the avoidance of doubt, any Tax Payment), by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party pursuant to this Section 3.01(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(j)            Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(k)            For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and the term “applicable Laws” shall, for the purposes of this Section 3.01, include FATCA.

3.02              Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extensions based on a Relevant Rate or to determine or charge interest rates based upon a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Daily Term SOFR Loans, Term SOFR Loans or Alternative Currency Loans or to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, to Daily Term SOFR Loans, Adjusted Daily Simple CORRA Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans, as applicable, in the affected currency or currencies or, in the case of Daily Term SOFR Loans, Term SOFR Loans or Alternative Currency Term Rate Loans denominated in Canadian Dollars, to convert Base Rate Loans or Canadian Prime Rate Loans, as applicable, to Daily Term SOFR Loans, Adjusted Daily Simple CORRA Rate Loans, Term SOFR Loans or Alternative Currency Term Rate Loans denominated in Canadian Dollars, as applicable, shall be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, and (iii) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the Term CORRA Rate component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term CORRA Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Loans or, (A) in the case of Daily Term SOFR Loans or Term SOFR Loans, convert all Daily Term SOFR Loans or Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) or (B) in the case of Alternative Currency Term Rate Loans denominated in Canadian Dollars, convert all Alternative Currency Term Rate Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term CORRA Rate component of the Canadian Prime Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR, and (z) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term CORRA Rate, the Administrative Agent shall during the period of such suspension compute the Canadian Prime Rate applicable to such Lender without reference to the Term CORRA Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term CORRA Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03              Inability to Determine Rates.

(a)            If in connection with any request for a Daily Term SOFR Loan, Term SOFR Loan or an Alternative Currency Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) (or, in the case of Australian Dollars, bills of exchange accepted by leading banks in the Australian interbank market) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Loan, (B) no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with Section 3.03(b) or Section 3.03(c), as applicable, and the circumstances under clause (i) of Section 3.03(b) or the Relevant Rate Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable) or (C) adequate and reasonable means do not exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Daily Term SOFR Loan, Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan or Canadian Prime Rate Loan, as applicable, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currency or currencies shall be suspended (to the extent of the affected Loans or Interest Periods or determination date(s), as applicable), (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by Required Lenders described in clause (ii) of this Section 3.03(a)) revokes such notice, and (z) in the event of a determination described in the preceding sentence with respect to the Term CORRA Rate component of the Canadian Prime Rate, the utilization of the Term CORRA Rate component in determining the Canadian Prime Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) a Borrower may revoke any pending request for a Borrowing or continuation of, or conversion to Daily Term SOFR Loans or Term SOFR Loans, or Borrowing of, or a continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount specified therein and (2) (A) any outstanding Daily Term SOFR Loans or Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their applicable Interest Period and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (I) be converted into a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan, or (II) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by a Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the applicable Borrower shall be deemed to have elected clause (I) above.

(b)            Alternative Currencies. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i)             adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Relevant Rate Scheduled Unavailability Date”); or

(iii)           syndicated loans currently being executed and agented in the United States, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;

or if the events or circumstances of the type described in Section 3.03(b)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Non-SOFR Successor Rate for an Alternative Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)            Dollars. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Company or Required Lenders (as applicable) have determined, that:

(i)             adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus 0.10% for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate,” and collectively with the Non-SOFR Successor Rate, each a “Successor Rate”).

If the SOFR Successor Rate is Daily Simple SOFR plus 0.10%, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate or with respect to any Alternative Currency Daily Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

3.04              Increased Costs; Reserves.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Daily Term SOFR Loans, Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the applicable Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)            [Reserved].

(e)            Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05             Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount) compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan (other than a Daily Term SOFR Loan, a Base Rate Loan, an Adjusted Daily Simple CORRA Rate Loan, or a Canadian Prime Rate Loan) on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Daily Term SOFR Loan, a Base Rate Loan, an Adjusted Daily Simple CORRA Rate Loan, or Canadian Prime Rate Loan) on the date or in the amount notified by such Borrower;

(c)            any failure by a Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)            any assignment of a Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, (i) each Lender shall be deemed to have funded each Term SOFR Loan made by it at Term SOFR for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded and (ii) each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

3.06             Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.

3.07            Survival.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01            Conditions of Restatement Date Credit Extension.

This Agreement shall become effective upon, and the obligation of the L/C Issuer and each Lender to make its Restatement Date Credit Extension hereunder is subject to, the satisfaction of the following conditions precedent:

(a)            Receipt by the Administrative Agent of the following, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender:

(i)             Loan Documents. Executed counterparts of this Agreement, properly executed by a Responsible Officer of the applicable signing Loan Party and by each Lender.

(ii)            Opinions of Counsel. Favorable opinions of legal counsel to the Loan Parties (or, if customary in a Loan Party’s jurisdiction of incorporation or organization, of legal counsel to the Administrative Agent), addressed to the Administrative Agent and each Lender, dated as of the Restatement Date.

(iii)           Organization Documents, Resolutions, Etc.

(A)            copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary or (where customary) a director of such Loan Party to be true and correct as of the Restatement Date;

(B)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(C)            with respect to each Loan Party incorporated or organized in the Netherlands or England and Wales, resolutions signed by all holders of the issued shares of such Loan Party, authorizing and approving such Loan Party’s execution, delivery and performance of this Agreement and the other Loan Documents to which it is party, if applicable;

(D)            with respect to each Loan Party incorporated or organized in the Netherlands, if applicable, a copy of: (i) resolutions of the supervisory board of such Loan Party approving the terms of, and the transactions contemplated by, this Agreement and the other Loan Documents to which it is a party; (ii) a request for advice from the works council of such Loan Party in respect of the Loan Documents to which it is a party; and (iii) an unconditional positive works council advice of the works council of such Loan Party;

(E)            to the extent applicable under applicable Law, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation (including, without limitation, in the case of any Loan Party incorporated or organized in the Netherlands, an up-to-date extract of the registration of such Loan Party in the trade register of the Dutch Chamber of Commerce); and

(F)            with respect to IronPlanet México, S. de R.L. de C.V, a copy of the public deed evidencing the irrevocable power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) in favor of the Process Agent pursuant to Articles 2554 and 2596 of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and Mexico City, granted by such Mexican Subsidiary before a Mexican notary public in favor of such Process Agent.

(iv)            Closing Certificate. A certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied.

(b)            Prepayment and Borrowing Notices. In connection with the prepayment contemplated by Section 2.01(d)(iii), the Borrowers shall on the Restatement Date, with respect to each New Term A Loan (as defined under the Original Credit Agreement) and Revolving Loan (as defined under the Original Credit Agreement) existing immediately prior to the Restatement Date, (a) submit to the Administrative Agent the applicable Loan Notice(s) in accordance with Section 2.01 hereto, (b) submit to the Administrative Agent the applicable Notice(s) of Loan Prepayment in accordance with Section 2.05 hereto and (c) pay to each applicable New Term A Loan Lender and/or Revolving Lender all accrued interest in respect of the New Term A Loans and/or Revolving Loans, as applicable, being prepaid to such Revolving Lender and any other amounts payable to any Revolving Lender in accordance with Section 2.11(b) of this Agreement.

(c)            Solvency Certificate. Receipt by the Administrative Agent of a solvency certificate substantially in the form of Exhibit 4.01(c).

(d)            Specified Commitment Line Contract. The Japanese Borrowers fall under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) on the Restatement Date.

(e)            Fees. Receipt by the Administrative Agent, the Lead Arrangers and the Lenders of all fees required to be paid to them by the Loan Parties in connection with this Agreement (including pursuant to any fee letter any such Loan Party is party to) on or before the Restatement Date.

(f)            Attorney Costs. The Company shall have paid reasonable and documented all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent) to the extent such estimate is invoiced at least one Business Day prior to the Restatement Date.

(g)            KYC Information.

(i)            Upon the reasonable written request of any Lender made at least ten (10) days prior to the Restatement Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Canadian AML Acts, in each case at least three (3) days prior to the Restatement Date.

(ii)            Upon the written request of any Lender made at least ten (10) days prior to the Restatement Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to such Borrower, in each case at least three (3) days prior to the Restatement Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

4.02            Conditions to all Credit Extensions.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Rate Loans) is subject to the following conditions precedent:

(a)            The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date.

(b)            No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)            The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)            In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

(e)            Solely in the case of the initial Borrowings of UK Swing Line Loans, Dutch Swing Line Loans and Australian Swing Line Loans, the UK Swing Line Lender, Dutch Swing Line Lender and Australian Swing Line Lender, as applicable, shall have completed applicable “know your customer” due diligence with respect to the UK Borrowers, Dutch Borrowers and Australian Borrowers, as applicable.

(f)            Solely in the case of a Borrowing of Revolving B Loans by any Borrower other than an Australian Borrower, the applicable Lenders shall have completed applicable “know your customer” due diligence with respect to such Borrower.

(g)            Solely in the case of a Borrowing of Revolving C Loans by any Borrower other than a Japanese Borrower, the applicable Lenders shall have completed applicable “know your customer” due diligence with respect to such Borrower.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Rate Loans, and other than any (x) Borrowing of New Term A Loans and (y) any Restatement Date Revolver Draw) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

5.01             Existence, Qualification and Power.

Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing (to the extent the concept exists in such jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing (to the extent the concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (with respect to any Subsidiary that is not a Loan Party or any Loan Party that is not a Material Subsidiary under clause (b) of the definition of “Material Subsidiary”), (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02             Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under (i) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, in each case under this clause (b), except to the extent any such conflict, breach or contravention would not reasonably be expected to have a Material Adverse Effect; or (c) violate any applicable Law, except to the extent any such violation would not reasonably be expected to have a Material Adverse Effect.

5.03            Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Loan Party is a party other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, and (c) except to the extent that the failure to obtain or make such approval, consent, exemption, authorization, registration, action, notice or filing would not reasonably be expected to have a Material Adverse Effect.

5.04             Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

5.05             Financial Statements; No Material Adverse Effect.

(a)            The financial statements delivered pursuant to Sections 6.01(a) and 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

(b)            The Audited Financial Statements and the unaudited consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ending December, 2024 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments).

(c)            Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

5.06             Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

5.07             No Default.

(a)            No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation of such Loan Party or Subsidiary that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(b)            No Default has occurred and is continuing.

5.08             Ownership of Property.

Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except where failure to have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09             Environmental Compliance.

Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries and their respective businesses, operations and properties are in compliance with all applicable Environmental Laws.

5.10             Insurance.

The properties of the Loan Parties and their Subsidiaries are insured with insurance companies (that are not Affiliates of the Company) that the Loan Parties believe (in the good faith judgment of their management) were financially sound and reputable at the time the relevant coverage was placed or renewed, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as the applicable Loan Party or applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.

5.11             Taxes.

Each Loan Party and its Subsidiaries have filed all federal, state, provincial and territorial income and other material tax returns and reports required to be filed, and have paid all federal, state, provincial and territorial income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, in each case except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP (to the extent required thereby) or (b) where failure to do so would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. No Loan Party nor any Subsidiary is party to any tax sharing agreement or tax funding agreement with a Person that is not an Affiliate, other than any such agreement entered into in the ordinary course of business.

5.12             ERISA Compliance; Canadian Plans.

(a)            Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrowers, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification, except as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b)            There are no pending or, to the knowledge of the Loan Parties, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) no Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)            Each Canadian Plan is in compliance in all material respects with its terms and the applicable provisions of applicable Laws, except for matters of non-compliance which would not reasonably be expected to have a Material Adverse Effect. Each Canadian Plan which is registered or required to be registered under applicable Laws, including the Income Tax Act (Canada) is so registered, and nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such registration, except to the extent as would not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiary thereof has made all required contributions to each applicable Canadian Plan, except as would not reasonably be expected to have a Material Adverse Effect. No Loan Party or Subsidiary thereof maintains, contributes to, or has any direct or indirect, present or future, liability or obligation, absolute, contingent or otherwise, in respect of a Canadian Defined Benefit Pension Plan.

(e)            There are no pending or, to the knowledge of the Loan Parties, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Plan that would be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation with respect to any Canadian Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(f)            Each of the Canadian Plans is fully funded, on an ongoing basis, in accordance with the terms of the applicable Canadian Plan, the applicable law, the administrative requirements of the applicable pension regulator and tax authority and the commonly accepted actuarial principles, and there are no solvency deficiencies respecting any of the Canadian Plans, except in each case under this clause (f) as would not reasonably be expected to have a Material Adverse Effect.

(g)            No event has occurred with respect to the Canadian Plans that would reasonably be expected to have a Material Adverse Effect.

(h)            The Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(i)            As of the Restatement Date, none of the Borrowers’ assets is deemed to constitute “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

5.13             Subsidiaries.

Set forth on Schedule 5.13 is a complete and accurate list of each Subsidiary of any Loan Party, together with (i) the jurisdiction of organization of such Subsidiary and (ii) the percentage of outstanding shares of each class of Equity Interests of such Subsidiary owned (directly or indirectly) by any Loan Party or any Subsidiary, in each case as of the Restatement Date.

5.14             Margin Regulations; Investment Company Act.

(a)            No Borrower is engaged and no Borrower will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 will be margin stock.

(b)            None of the Company or any Subsidiary is or is required to be registered as an “investment company”, or is otherwise subject to regulation, under the Investment Company Act of 1940.

5.15             Disclosure.

No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) to the extent any such written material was based upon or constitutes a forecast or projection, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such material was prepared (it being recognized by the Administrative Agent and the Lenders that such information is subject to significant uncertainties and contingencies and that no assurance can be given that any particular forecast or projection will be realized and that actual results during the period or periods covered thereby may vary and such variances may be material) and (ii) the Loan Parties and their Subsidiaries make no representations or warranties with respect to information of a general economic or general industry nature.

5.16             Compliance with Laws.

Each Loan Party and Subsidiary is in compliance with (i) the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties and (ii) Sanctions, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or Sanctions are being contested in good faith by appropriate proceedings or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

5.17             Intellectual Property; Licenses, Etc.

Each Loan Party and each Subsidiary owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except where the failure to so own or have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except for such claims and infringements that would not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, (b) to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person.

5.18             Solvency.

The Company and its Subsidiaries are Solvent on a consolidated basis on the Restatement Date.

5.19             Perfection of Security Interests in the Collateral.

Subject to all exceptions and limitations contained in the Loan Documents, the Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens to the extent required by the applicable Loan Documents, prior to all other Liens other than Permitted Liens.

5.20             Sanctions and Anti-Social Force.

(a)            None of the Loan Parties, nor any of their Subsidiaries, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, the Canadian Sanctions List, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)            Neither the Company nor any of its Subsidiaries is classified as an Anti-Social Group, has any Anti-Social Relationship or has engaged in Anti-Social Conduct, whether directly or indirectly through a third party.

5.21             Anti-Corruption Laws.

The Loan Parties and their Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010, and other similar anti-corruption legislation in other applicable jurisdictions and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

5.22             No Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

5.23             Australian Borrowers.

No Australian Borrower has entered into any Loan Document, or holds any property, as a trustee of any trust or settlement.

5.24             Japanese Borrowers.

Each Japanese Borrower falls under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) at the time of its execution of this Agreement.

5.25             International Loan Parties.

(a)            No International Loan Party nor any material part of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such International Loan Party is organized and existing in respect of its obligations under the Applicable International Loan Party Documents.

(b)            As of the date of execution and delivery thereof, the Applicable International Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which each International Loan Party party thereto is organized and existing for the enforcement thereof against such International Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable International Loan Party Documents, in each case subject to any Debtor Relief Laws, any general principles of law which are specifically referred to in any opinions of legal counsel delivered to the Administrative Agent under this Agreement, any general principles of equity and principles of good faith and fair dealing. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable International Loan Party Documents that the Applicable International Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the applicable International Loan Party party thereto is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable International Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable International Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)            There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any International Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable International Loan Party Documents to which such International Loan Party is a party or (ii) on any payment to be made by such International Loan Party (in the case of a UK Borrower or a UK Guarantor, provided such payment is to a UK Qualifying Lender) pursuant to the Applicable International Loan Party Documents to which such International Loan Party is a party, except as has been disclosed to the Administrative Agent.

(d)            The execution, delivery and performance of the Applicable International Loan Party Documents executed by each International Loan Party party thereto are, under applicable foreign exchange control regulations of the jurisdiction in which such International Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.26             Irish Guarantors.

Each Irish Guarantor and each other Loan Party are members of the same group of companies consisting of a holding company and its subsidiaries (as those terms are defined in sections 7 and 8 of the Companies Act 2014 of Ireland) for the purposes of section 243 of the Companies Act 2014 of Ireland.

5.27             Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification delivered by the Loan Parties in connection with the Restatement Date, if applicable, is true and correct in all respects.

5.28             Outbound Investment Rules.

Neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent, any Lender or any L/C Issuer to be in violation of the Outbound Investment Rules or cause the Administrative Agent, any Lender or any L/C Issuer to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. As used in this Section 5.28, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

Article VI
AFFIRMATIVE COVENANTS

Until the Facility Termination Date, each Loan Party shall and shall cause each Subsidiary to:

6.01             Financial Statements.

Deliver to the Administrative Agent (for transmittal to the Lenders):

(a)            within ninety-five days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception, qualification or explanatory paragraph with respect to or resulting from an upcoming maturity date of the Loans occurring within one year from the time such opinion is delivered); and

(b)            within fifty days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to changes resulting from normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Company shall not be separately required to furnish such information under Section 6.01(a) or 6.01(b), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Section 6.01(a) or 6.01(b) at the times specified therein.

6.02         Certificates; Other Information.

Deliver to the Administrative Agent (for transmittal to the Lenders):

(a)           [reserved];

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)           not later than March 31 of each year, the financial forecast for such year reviewed by the Company’s board of directors;

(d)           promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which a Loan Party or any Subsidiary files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable agency under comparable Laws, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary; and

(f)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, including for purposes of compliance with the Beneficial Ownership Regulation, as applicable.

Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02 (or any successor website address); or (ii) on which such documents are (A) available on the website of the SEC at http://www.sec.gov or (B) posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that in the case of documents that are not available on http://www.sec.gov: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or BANA may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, BANA, the L/C Issuer and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and BANA shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC.”

6.03         Notices.

(a)           Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent of the occurrence of any Default;

(b)           Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent of the occurrence of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c)           Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent of the occurrence of any ERISA Event or any failure by any Loan Party or any Subsidiary thereof to perform its obligations under a Canadian Plan, in each case that would reasonably be expected to have a Material Adverse Effect; and

(d)           Not later than 10 Business Days (or such lesser period as the Administrative Agent may agree) prior to any change to the legal name, jurisdiction of formation, chief executive office or form of organization of any Loan Party, notify the Administrative Agent thereof.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with reasonable particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04         Payment of Taxes.

Pay and discharge, as the same shall become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary (to the extent required by GAAP) or (b) the failure to pay or discharge the same would not reasonably be expected to result in a Material Adverse Effect.

6.05         Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence and, if applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05.

(b)           Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)           Preserve or renew all of its IP Rights, the non-preservation or non-renewal of which would reasonably be expected to have a Material Adverse Effect.

6.06         Maintenance of Properties.

Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

6.07         Maintenance of Insurance.

(a)           Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance and casualty insurance) with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar business as the applicable Loan Party or applicable Subsidiary), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

(b)           Except to the extent otherwise agreed by the Administrative Agent, cause the Administrative Agent and its successors and assigns to be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and use commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

6.08         Compliance with Laws.

Comply with (i) the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and (ii) Sanctions, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree or Sanctions are being contested in good faith by appropriate proceedings; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09         Books and Records.

Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be (it being understood and agreed that Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

6.10         Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent (who may be accompanied by each Lender following the occurrence and during the continuance of an Event of Default) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Loan Parties’ and their Subsidiaries’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Company or any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement (for which no exception is available or approval has been obtained) or (iii) that is subject to attorney client privilege or constitutes attorney work product.

6.11         Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance working capital, capital expenditures and other lawful corporate purposes (including Permitted Acquisitions), and (b) to refinance certain existing Indebtedness.

6.12         ERISA Compliance; Canadian Plans.

(a)           Do, and cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Law; (ii) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(b)           Do, cause each of its Subsidiaries to do, the following in respect of each Canadian Plan: (i) maintain such Canadian Plan and the registration thereof in compliance in all material respects with its terms and all applicable Laws; (ii) not to cause or permit anything that would result in the loss of the registration of such Canadian Plan; and (iii) make all required contributions on a timely basis to such Canadian Plan, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

6.13         Additional Guarantors.

(a)           Within thirty days (or such later date as the Administrative Agent may agree in its sole discretion) after any Person becomes a U.S. Subsidiary or Canadian Subsidiary (in each case, that is not an Excluded Subsidiary), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and customary favorable opinions of counsel in connection with such Joinder Agreement or such other documents referenced to in the foregoing clause (i), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)           [Reserved].

(c)           Cause such Subsidiaries of the Company as are reasonably acceptable to the Administrative Agent (it being understood that any Subsidiary organized under the Laws of Canada or any province or territory thereof, the United States or any State thereof or the District of Columbia, Australia, Japan, Mexico, Netherlands or the United Kingdom is acceptable) to become Guarantors such that at least 67.5% of the Consolidated EBITDA (determined as of the most recent fiscal quarter end for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b)) is attributable to Persons that are Loan Parties (the “Minimum Guaranty Requirement”). Such additional Guarantors shall (A) execute and deliver to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (B) upon the request of the Administrative Agent, deliver to the Administrative Agent such Organization Documents, resolutions and customary favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.14         Pledged Assets.

(a)           Equity Interests. Subject to the exceptions and limitations set forth in the Loan Documents, cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by any North American Loan Party (other than Excluded Property) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including any filings and deliveries to perfect such Liens and customary favorable opinions of counsel all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the case of any pledge of the Equity Interests of any Excluded CFC Entity, such pledge shall be limited to 65% (or such greater percentage that (i) could not reasonably be expected to cause the undistributed earnings of such Excluded CFC Entity or of the Excluded CFC Entities owned by such Excluded CFC Entity as determined for United States federal income tax purposes, to be treated as a deemed dividend for United States federal income tax purposes and (ii) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Section 1.956-2(c)(2) of United States Treasury Regulations) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Section 1.956-2(c)(2) of United States Treasury Regulations) in such Excluded CFC Entity.

(b)           Other Property. Subject to the exceptions and limitations set forth in the Loan Documents, cause all property (other than Excluded Property) of each North American Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent and subject to the exceptions and limitations set forth in the Loan Documents; provided, however, that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, no assets owned by any Excluded CFC Entity shall be required to be subject to a Lien hereunder to support the Obligations of, or any Guaranty of, any U.S. Borrower or U.S. Guarantor. Such Liens in personal property and deliveries in connection therewith will be provided promptly, but in the case of Subsidiaries consisting of or possessing Collateral that are formed or acquired after the Original Closing Date, within thirty (30) days (or such longer period as the Administrative Agent may agree) of formation or acquisition.

(c)           [Reserved].

(d)           Foreign Collateral Documents. Notwithstanding anything in this Section 6.14 to the contrary, unless the Company otherwise agrees, nothing in this Section 6.14 or in any Loan Document shall require any Loan Party or any of their Subsidiaries to enter into any Collateral Documents governed by, or take any steps to perfect a security interest under, the Law of any jurisdiction other than the United States or Canada (or any political subdivision thereof).

6.15         Anti-Corruption Laws.

Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.16         Post-Closing Matters.

As promptly as reasonably practicable after the Restatement Date, and in any event within the time periods specified on Schedule 6.16 (or such longer period as the Administrative Agent may agree in its sole discretion), take all necessary actions to complete, or cause the applicable Loan Party to complete, such undertakings and deliveries, in each case, as are set forth on Schedule 6.16.

Article VII
NEGATIVE COVENANTS

Until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01         Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens securing (i) the Existing 2028 Notes and (ii) obligations existing on the Restatement Date and listed on Schedule 7.01, and, in each case of clause (i) – (ii), any renewals, refinancings or extensions thereof, provided that any renewal, refinancing or extension of the obligations secured or benefited thereby is not prohibited by Section 7.03, and provided further, in the case of clause (ii), additional property (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed thereto) does not become subject to such Lien;

(c)           Liens (other than Liens imposed under ERISA, and other than Liens imposed under any Laws governing the administration of any Canadian Plans) for taxes, assessments or governmental charges or levies not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (to the extent required thereby);

(d)           statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers, construction Liens and other Liens imposed by law (including Liens imposed under Laws governing the administration of Canadian Plans) or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not overdue for a period of more than 30 days and are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and other than Liens in respect of any Canadian Plans relating to pensions, and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Subsidiaries;

(f)            deposits to secure the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health safety and environmental obligations) incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (ii) such Liens attach to the acquired property concurrently with or within 270 days after the acquisition thereof;

(j)            leases, licenses, sublicenses or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(k)           any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02(a);

(m)          (i) normal and customary rights of netting and/or setoff upon deposits of cash in favor of banks or other depository institutions (including for the avoidance of doubt under any Cash Pooling Arrangements) and (ii) Liens arising from Cash Pooling Arrangements or granted in support thereof;

(n)           Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or other applicable Law, on items in the course of collection;

(o)           Liens (including cash collateral) encumbering assets of Subsidiaries that are not Loan Parties securing Indebtedness permitted under Section 7.03(o);

(p)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and (ii) such Lien does not extend to or cover any other assets or property (other than proceeds or products thereof) including, for the avoidance of doubt, any assets or property of any Loan Party;

(q)           reservations, limitations, provisos and conditions expressed in any original grants from any Governmental Authority or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land or detract from the value thereof;

(r)            Liens in favor of customs and revenue authorities arising under Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s)           the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(t)            Liens in favor of public utilities or to any municipalities or Governmental Authorities or other public authorities when required by such utilities, municipalities or Governmental Authorities or such other public authorities in connection with the supply of services or utilities to a Loan Party or Subsidiary;

(u)           Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 7.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(v)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(w)          in the case of Indebtedness permitted under Section 7.03 issued into escrow, Liens on the proceeds of such Indebtedness and any cash or Cash Equivalents consisting of prefunded accrued interest accruing on, or additional funds or premium in respect of, such Indebtedness, and any investments with respect to such proceeds, in each case for so long as such funds remain in escrow;

(x)           Liens in favor of a consignor encumbering assets delivered to a Loan Party or a Subsidiary on consignment in the ordinary course of business;

(y)           additional Liens; provided that (i) the aggregate outstanding amount of obligations secured in reliance on this clause (y) shall not exceed at the time of incurrence thereof the greater of $250,000,000 and 20% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Lien is incurred and (ii) such Liens (other than Liens securing obligations in an aggregate principal amount not to exceed at any one time outstanding $100,000,000) do not encumber assets of Borrowers that are not U.S. Borrowers or Canadian Borrowers.

7.02         Investments.

Make any Investments, except:

(a)           Investments by such Loan Party or such Subsidiary held in the form of cash or Cash Equivalents;

(b)           (i) Investments existing as of the Restatement Date and set forth on Schedule 7.02;

(c)           Investments in the Company and Investments in Wholly-Owned Subsidiaries, so long as (i) no Event of Default exists immediately prior and immediately after giving effect thereto and (ii) immediately after giving effect to any such Investment on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 7.11;

(d)           Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, and Investments by any Loan Party in another Loan Party;

(e)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)            Guarantees permitted by Section 7.03;

(g)           (i) Investments made in accordance with the Company’s investment policy as in effect from time to time, and (ii) Investments funded with net proceeds of any issuance of Equity Interests by the Company;

(h)           Permitted Acquisitions;

(i)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)            loans or advances to officers and employees of any Loan Party or any Subsidiary for travel arising in the ordinary course of business for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes in an aggregate amount not to exceed $30,000,000 at any time outstanding;

(k)           to the extent constituting Investments, the creation of Liens, the consummation of fundamental changes, the consummation of Dispositions and the making of Restricted Payments permitted under Sections 7.01, 7.04, 7.05 and 7.06, respectively (and in each case, without reference to this Section 7.02);

(l)            promissory notes and other noncash consideration received in connection with any Disposition permitted hereunder;

(m)          advances in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms;

(n)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(o)           (i) intercompany advances among the Company and its Subsidiaries arising from their cash management and accounting operations, (ii) intercompany loans, advances, or Indebtedness among the Company and its Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (iii) to the extent constituting Investments, obligations permitted pursuant to Section 7.03(l)(ii);

(p)           Investments represented by Swap Contracts permitted under Section 7.03;

(q)           Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(r)            advances of payroll payments to employees in the ordinary course of business;

(s)           advances to customers pursuant to underwritten contracts in the ordinary course of business;

(t)            other Investments; provided that at the time any such Investment is made, (i) no Event of Default exists and (ii) the aggregate outstanding amount of all Investments made in reliance on this clause (t) does not exceed the greater of $400,000,000 and 35% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Investment is made; and

(u)           additional Investments so long as (i) immediately after giving effect to such Investment, no Event of Default exists, and (ii) immediately after giving effect to each such Investment on a Pro Forma Basis, the Consolidated Net Leverage Ratio as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) is less than or equal to 3.25:1.00.

For purposes of determining compliance with this Section 7.02, in the event that a proposed Investment (or portion thereof) meets the criteria of clauses (a) through (u) above, the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Investment (or portion thereof) between such clauses (a) through (u), in a manner that otherwise complies with this Section 7.02.

7.03         Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness under (i) the Existing 2028 Notes, (ii) the Existing 2031 Notes and (iii) other Indebtedness outstanding on the Restatement Date set forth on Schedule 7.03, and renewals, refinancings and extensions of each of the foregoing (i) – (iii); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount otherwise permitted by this Section 7.03 or equal to a premium or other reasonable amount paid, and fees and expenses incurred, in connection with such refinancing, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms (other than pricing, optional prepayment premiums and optional redemption provisions) taken as a whole, of any such refinancing, renewal or extension are not materially less favorable to the Loan Parties and their Subsidiaries or the Lenders than the terms of the Indebtedness being refinanced, renewed or extended or otherwise are customary for similar Indebtedness in light of then-prevailing market conditions at the time of incurrence (as determined by the Company in good faith) and (iii) if the Indebtedness being refinanced was subject to an Intercreditor Agreement, then any refinancing, renewal or extension in respect thereof, to the extent secured, shall be subject to an Intercreditor Agreement;

(c)           intercompany Indebtedness permitted under Section 7.02; provided that in the case of Indebtedness owing by a Loan Party to an International Subsidiary (other than a Canadian Subsidiary that is a Loan Party) such Indebtedness shall not be prepaid unless no Event of Default exists immediately prior to or immediately after giving effect to such prepayment;

(d)           obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e)           purchase money Indebtedness (including obligations in respect of finance leases) incurred to finance the acquisition, construction, repair, replacement or improvement of fixed or capital assets, and renewals, refinancings and extensions thereof, provided that at the time of any such incurrence of such Indebtedness the aggregate outstanding principal amount of all such Indebtedness in reliance on this clause (e) shall not exceed at any one time outstanding the greater of (A) $350,000,000 and (B) 30% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Indebtedness is incurred;

(f)            [reserved];

(g)           the Secured Foreign Credit Facilities;

(h)           (i) unsecured Indebtedness assumed in connection with an Acquisition in an aggregate principal amount not to exceed $150,000,000 at any one time outstanding and (ii) Indebtedness of any Person that becomes a Subsidiary after the Restatement Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) after giving effect to the Acquisition of such Subsidiary on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 7.11;

(i)            other Indebtedness; provided that, at the time of any such incurrence of Indebtedness, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (i) shall not exceed the greater of $300,000,000 and 25% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Indebtedness is incurred;

(j)            Guarantees with respect to Indebtedness permitted under this Section 7.03;

(k)           Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(l)            obligations pursuant to (i) any Cash Management Agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (ii) Cash Pooling Arrangements (including for the avoidance of doubt any Indebtedness arising vis a vis the Cash Pooling Arrangements providers and/or between any of the Company and/or Subsidiaries of the Company as a whole by reason of the implementation of such Cash Pooling Arrangements);

(m)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by in the ordinary course of business against insufficient funds;

(n)           (i) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of any Acquisitions or any other Investments permitted by Section 7.02 (both before and after any liability associated therewith becomes fixed) and (ii) Indebtedness arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(o)           Indebtedness of International Subsidiaries (other than Canadian Subsidiaries) in connection with letters of credit and bank guarantees; provided that, at the time of any such incurrence of Indebtedness, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (o) shall not exceed the greater of $125,000,000 and 10% of Consolidated EBITDA as of the most recent four fiscal quarter period preceding the date of such incurrence of Indebtedness for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) on a Pro Forma Basis, determined as of the date such Indebtedness is incurred; and

(p)           other unsecured Indebtedness; provided that, after giving effect to the incurrence thereof on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenant set forth in Section 7.11(a).

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (p) above, the Borrowers shall, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

7.04         Fundamental Changes.

Merge, dissolve, liquidate, amalgamate or consolidate with or into another Person, except that so long as no Event of Default exists or would result therefrom, (a) the Company may merge, amalgamate or consolidate with any of its Subsidiaries provided that the Company is the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that (i) if a North American Loan Party is a party to such transaction, a North American Loan Party is the continuing or surviving Person and (ii) if a Loan Party (other than a North American Loan Party) is a party to such transaction, a Loan Party is the continuing or surviving Person, (c) the Company or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition or other Investment permitted hereunder provided that (i) if the Company is a party to such transaction, the Company is the continuing or surviving Person and (ii) if a Loan Party is a party to such transaction, a Loan Party is the surviving Person, (d) any Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect, and (e) any Subsidiary (other than a Borrower) may merge, dissolve, liquidate, amalgamate or consolidate with or into another Person to effect any Disposition permitted under Section 7.05.

7.05         Dispositions.

Make any Disposition except:

(a)           Permitted Transfers;

(b)           [Reserved];

(c)           Dispositions of real property so long as the aggregate net book value of all real property sold or otherwise disposed of by the Loan Parties and their Subsidiaries pursuant to this Section 7.05(c) after the Restatement Date in any fiscal year of the Company shall not exceed $150,000,000, and during the term of this Agreement (beginning with the Restatement Date) shall not exceed $300,000,000; and

(d)           other Dispositions so long as (i) in the case of any such Dispositions involving assets with a net book value in excess of $10,000,000, at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) such transaction does not involve the sale or other disposition of a minority equity interest in any Loan Party, (iii) such transaction does not involve a sale or other disposition of receivables other than (x) notes receivable and (y) receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05, and (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions pursuant to this Section 7.05(d) after the Restatement Date (x) in any fiscal year of the Company shall not exceed $150,000,000 and (y) during the term of this Agreement shall not exceed $300,000,000; provided, that for the purposes of clause (i) above, any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Company in good faith, taken together with all other Designated Non-Cash Consideration received that is at that time outstanding, not in excess of $20,000,000, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

7.06         Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)           so long as no Event of Default exists immediately prior to and immediately after giving effect thereto, the Company may make additional Restricted Payments in an aggregate amount during any fiscal year of the Company not to exceed $500,000,000; provided that (i) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Loan Parties shall be in compliance with the financial covenants in Section 7.11 and (ii) any unused portion of the preceding basket for any fiscal year (commencing with the fiscal year in which the Original Closing Date occurred) may be carried forward to the succeeding fiscal years; and

(d)           additional Restricted Payments shall be permitted; provided that (i) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Consolidated Net Leverage Ratio shall be less than or equal to 3.00 to 1.00 and (ii) no Event of Default exists immediately prior to and immediately after giving effect thereto.

7.07         Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Restatement Date or any business reasonably related or incidental, synergistic, ancillary or complementary to any of the foregoing or constituting a reasonable extension of any of the foregoing.

7.08         Transactions with Affiliates.

Enter into any transaction or series of transactions with any Affiliate of such Person, whether or not in the ordinary course of business, involving aggregate consideration in excess of $1,000,000, other than (a) advances of working capital to any Loan Party or any Subsidiary, (b) transfers of cash and assets to any Loan Party or any Subsidiary, (c) transactions with an Affiliate permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors, (e) transactions between or among Loan Parties, or any entity that becomes a Loan Party as a result of such transaction, and transactions between or among the Company and its Subsidiaries not involving any other Affiliate, (f) employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, or the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current or former employees, consultants, officers or directors of the Company and its Subsidiaries in the ordinary course of business, (g) issuances of Equity Interests of the Company not prohibited by this Agreement, and (h) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms’ length transaction with a Person other than an Affiliate. For purposes of this Section 7.08, such transaction shall be deemed to have satisfied the standard set forth in clause (h) of this Section 7.08 if such transaction is approved by a majority of the Disinterested Directors of the board of directors (or comparable governing body) of the Company or such Person, as applicable, in a resolution certifying that such transaction is on terms substantially as favorable to the Company or such Person than could be obtained on an arm’s-length basis from unrelated third parties.

7.09         Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) pledge its property pursuant to the Loan Documents or (v) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, (5) [reserved], (6) Contractual Obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary and the restrictions contained therein do not apply the Company or any other Subsidiary, (7) prohibitions, restrictions and conditions imposed by any requirement of Law, (8) agreements evidencing Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 7.03 but only until such time (if any) as such Subsidiary becomes a Loan Party, (9) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (10) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (11) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (12) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (13) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (14) customary restrictions arising in connection with cash or other deposits permitted under Section 7.01, (15) restrictions imposed by any agreement governing Indebtedness entered into after the Original Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company and its Subsidiaries than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder or otherwise perform its obligations hereunder or (16) customary restrictions under agreements relating to Cash Pooling Arrangements, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

7.10         Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in each case in violation of Regulation U.

7.11         Financial Covenants.

(a)           Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the last day of the first fiscal quarter of the Company ending after the Restatement Date and thereafter, to exceed 4.00:1.00.

Notwithstanding the foregoing, during a Specified Acquisition Period, the otherwise applicable maximum Consolidated Net Leverage Ratio permitted above shall increase by 0.50 so long as the Company is in compliance with the Consolidated Net Leverage Ratio (as adjusted for the Specified Acquisition Period) recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Company has delivered financial statements pursuant to Section 6.01(a) or 6.01(b) after giving effect to the applicable Specified Acquisition on a Pro Forma Basis; provided that (i) no more than one Specified Acquisition Period shall be in effect at any time, (ii) following a Specified Acquisition Period, the maximum permitted Consolidated Net Leverage Ratio shall revert to the maximum Consolidated Net Leverage Ratio permitted above for at least two fiscal quarters before another Specified Acquisition Period may be invoked and (iii) in no event shall the maximum Consolidated Net Leverage Ratio permitted by this Section 7.11(a) exceed 4.50 to 1.00.

(b)           Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Company to be less than 2.75 to 1.00.

7.12         Prepayment of Certain Other Indebtedness, Etc.

(a)           Unless no Event of Default exists or would result therefrom or if such Indebtedness is Junior Financing, amend or modify any of the terms of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents) in a manner materially adverse to the Administrative Agent or the Lenders.

(b)           Unless no Event of Default exists or would result therefrom, make any voluntary or optional prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Junior Financing; it being understood that each of the following shall be permitted: (1) indemnity and expense reimbursement payments, (2) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Indebtedness permitted under Section 7.03, provided that (x) the amount of such Indebtedness is not increased at the time of such refinancing except by an amount otherwise permitted by this Section 7.03 or equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (y) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms (other than pricing) taken as a whole, of any such refinancing are not materially less favorable, taken as a whole, to the Loan Parties and their Subsidiaries or the Lenders than the terms of the Junior Financing being refinanced, (3) the conversion of any Junior Financing to common Equity Interests of the Company, (4) the prepayment of intercompany Indebtedness of the Company or any Subsidiary owed to the Company or any other Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03 or the net proceeds of any issuance of common Equity Interests, and (5) other prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing shall be permitted so long as (A) immediately prior to and immediately after giving effect to such prepayment, redemption, purchase, defeasance or other payment, no Event of Default exists, and (B) the Consolidated Net Leverage Ratio as of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b) (immediately preceding such prepayment, redemption, acquisition, exchange, purchase, defeasance or other payment for which financial statements are available or required to have been delivered hereunder on a Pro Forma Basis giving effect to such prepayment, redemption, purchase, defeasance or other payment) is less than 3.00:1.00.

Notwithstanding the foregoing, in no event shall any of the actions described in this Section 7.12 be taken in violation of any applicable subordination agreement or subordination provisions.

7.13         Organization Documents; Fiscal Year.

(a)           Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b)           Change its fiscal year.

7.14         Sanctions.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.15         Anti-Social Force.

Become a member of an Anti-Social Group, have any Anti-Social Relationship or engage in any Anti-Social Conduct, whether directly or indirectly through a third party.

7.16         Anti-Corruption Laws.

Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), the UK Bribery Act 2010 or other similar anti-corruption legislation in other jurisdictions.

7.17         Canadian Defined Benefit Pension Plan.

Maintain, contribute to, or incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

7.18         Outbound Investment Rules.

(a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent, any Lender or any L/C Issuer to be in violation of the Outbound Investment Rules or cause the Administrative Agent, any Lender or any L/C Issuer to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. As used in this Section 7.18, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

8.01         Events of Default.

Any of the following shall constitute an Event of Default:

(a)           Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to the legal existence of the Borrowers only) or 6.11 or Article VII; or

(c)           Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the Company’s receipt of written notice thereof from the Administrative Agent or (ii) any Responsible Officer of the Company obtains actual knowledge thereof; or

(d)           Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)           Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (after giving effect to the applicable grace periods, if any) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (any such Indebtedness, “Material Indebtedness”), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause after the expiration of any applicable grace or cure period therefor, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided with respect to either a failure or event in clause (i) or (ii), such failure or event is unremedied or is not waived by the affected creditor before the exercise of remedies under Section 8.02; provided further that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (ii) any Indebtedness that becomes due as a result of a refinancing thereof permitted by Section 7.03, (iii) any reimbursement obligation in respect of a letter of credit as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of Equity Interests, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Indebtedness that has become due is so prepaid in full with such net proceeds required to be used to prepay such Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to Material Indebtedness, (v) any redemption, conversion or settlement of any such Indebtedness that is convertible into Equity Interests (and cash in lieu of fractional shares) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the Company at the time of such conversion or settlement) in the Company pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default or a “change of control”, “fundamental change” or similar occurrence thereunder, (vi) prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements and (vii) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction so long as such Indebtedness referred to in such notice is so prepaid, redeemed or otherwise satisfied in full; or

(f)            Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment or a proposal for the benefit of creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt, in concurso mercantil, quiebra, or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, receiver and manager, trustee, custodian, administrator, conservator, liquidator, provisional liquidator, rehabilitator, síndico, visitador, conciliador or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, receiver and manager, trustee, custodian, administrator, conservator, liquidator, provisional liquidator, examiner, rehabilitator, síndico, visitador, conciliador or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); provided that this clause (f) shall not apply to any transaction consummated in compliance with clause (d) or (e) of Section 7.04; or

(g)           Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) becomes (or is presumed or deemed under applicable Law to be) unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)           Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not paid or covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days; or

(i)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect (or any similar event occurs in respect of any Foreign Plans which has resulted or would reasonably be expected to result in a Material Adverse Effect), or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan (or the Company or any Subsidiary fails to make any similar payment when due, after the expiration of any applicable grace period, in respect of a Foreign Plan) which resulted or would reasonably be expected to result in a Material Adverse Effect; or

(j)            Canadian Plans. An event occurs with respect to any Canadian Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(k)           Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or, any Lien purported to be created under any Collateral Document shall cease to be a valid Lien on any material portion of the Collateral, except (i) as a result of the sale or other Disposition of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock or other equity certificates, promissory notes or other instruments delivered to it under the Collateral Documents or (B) file Uniform Commercial Code or PPSA continuation statements; or any Loan Party contests the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document; or

(l)            Change of Control. There occurs any Change of Control.

8.02         Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or other applicable Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payment of Obligations then owing under any Secured Cash Management Agreements, (d) payment of Obligations then owing under any Secured Foreign Credit Facilities (not to exceed the maximum amount permitted under this Agreement) and (e) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and the Foreign Credit Facilities Banks and in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to all other Obligations ratably among the holders thereof in proportion to the respective amounts described in this clause Fifth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Foreign Credit Facilities (in each case if not provided by the Administrative Agent or an Affiliate thereof) shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank, as the case may be. Each Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX
ADMINISTRATIVE AGENT

9.01         Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Company’s consent rights in Section 9.06) are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks, potential Cash Management Banks and potential Foreign Credit Facilities Banks) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, the L/C Issuer and holder of any other Obligation for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Without limiting the powers of the Administrative Agent pursuant to the terms hereof or of the other Loan Documents, for the purposes of holding any Liens granted by any of the Loan Parties pursuant to the Collateral Documents governed by the laws of the Province of Quebec, each of the Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and each L/C Issuer hereby acknowledges that the Administrative Agent shall be and act as the hypothecary representative of each of the present and future Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers for all purposes of Article 2692 of the Civil Code of Quebec (the “Hypothecary Representative”). Each of the Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers therefore appoints, to the extent necessary, the Administrative Agent as the Hypothecary Representative to hold the Liens created pursuant to such Collateral Documents in order to secure the Obligations. The Administrative Agent accepts to act as Hypothecary Representative of all present and future Lenders (including in its capacity as a potential Swing Line Lender, potential Hedge Bank, potential Cash Management Bank and potential Foreign Credit Facilities Bank) and L/C Issuers for all purposes of Article 2692 of the Civil Code of Quebec.

9.02         Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03         Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04         Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05         Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06         Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) exists (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the consent of the Company so long as no Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) exists (such consent not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)           Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving A Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04A(c), 2.04B(c), 2.04C(c) and 2.04D(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07         Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Lead Arrangers to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

9.08         No Other Duties; Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09         Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(vi) of Section 11.01, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

9.10         Collateral and Guaranty Matters.

Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank, a potential Hedge Bank and a potential Foreign Credit Facilities Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to, and the Administrative Agent shall:

(a)           release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise Disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, or (iii) as approved in accordance with Section 11.01;

(b)           subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)           release any Guarantor from its obligations under the Guaranty if (i) the Company requests such release on the basis that such Guarantor is not a Material Subsidiary under clause (b) of the definition of “Material Subsidiary” or, except as provided in Section 6.13(b), has otherwise become an Excluded Subsidiary in a transaction permitted by this Agreement; provided that, notwithstanding the foregoing, to the extent such Guarantor has become an Excluded Subsidiary pursuant to clause (b)(iii) of the definition thereof as a result of a transfer of the Equity Interests in such Guarantor to an Affiliate of the Company, such Guarantor shall only be released from such obligations as a result of (x) a transaction entered into for a bona fide business purpose and (y) such action was not taken for the primary purpose of causing a release pursuant to this Section 9.10 or (ii) such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Notwithstanding anything to the contrary contained herein or in any Loan Document, if at any time following the Restatement Date an Investment Grade Event occurs, so long as no Event of Default then exists, at the Company’s request (the date of such request, the “Collateral Release Date”) the Liens under the Collateral Documents securing the Obligations shall automatically be released (the “Collateral Release”); provided that if at any time following the date of a Collateral Release a Collateral Re-Registration Event occurs, all Liens that were released pursuant to the Collateral Release shall be retaken or reinstated within thirty days (or such later date as the Administrative Agent may agree in its sole discretion) after such Collateral Re-Registration Event pursuant to Section 6.14 and the Collateral Documents.

From and after the Collateral Release Date and prior to any Collateral Re-Registration Event, the Administrative Agent shall promptly execute, deliver and/or file all such further releases, termination statements, documents, agreements, certificates and instruments and do such further acts as the Borrower may reasonably require to more effectively evidence or effectuate such release.

9.11         Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank that obtains the benefit of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Foreign Credit Facilities except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Foreign Credit Facilities in the case of the Facility Termination Date. Each Lender hereby acknowledges and agrees (including on behalf of any of its Affiliates that may be a Cash Management Bank, Hedge Bank or Foreign Credit Facilities Bank) that (x) obligations of the Company or any of its Subsidiaries under any Secured Cash Management Agreement, Secured Hedge Agreement or Secured Foreign Credit Facility shall be secured and guaranteed pursuant to the Collateral Documents to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in a manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Cash Management Agreements, Secured Hedge Agreements or Secured Foreign Credit Facilities in their capacities as such.

9.12         ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13         Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

9.14         Intercreditor Agreements.

Each of the Lenders hereby agrees to be bound by the terms of any Intercreditor Agreement and hereby authorizes and directs the Administrative Agent to enter into any Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of any Intercreditor Agreement. In addition, each Lender and the Administrative Agent acknowledges and agrees that (a) the rights and remedies of the Administrative Agent and Lenders hereunder and under the other Loan Documents are subject to any such Intercreditor Agreement and (b) notwithstanding anything contained in the Loan Documents to the contrary, in the event of a conflict between any provisions in such Intercreditor Agreement and any provisions in any Loan Document with respect to the priority of any liens granted to the Administrative Agent and/or the exercise of any rights and remedies of the Administrative Agent, the Intercreditor Agreement shall control.

Article X
GUARANTY

10.01       The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, the L/C Issuer and each other holder of Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that (a) if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal; and (b) if an Ipso Facto Event has occurred, then immediately on demand by the Administrative Agent that Guarantor shall pay all Loans, accrued interest and other amounts referred to in Section 8.02(b) as if it was the principal obligor.

Notwithstanding any provision to the contrary contained herein (including Sections 6.13 and 6.14) or in any other of the Loan Documents or the other documents relating to the Obligations, (a) the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws and (b) any Excluded CFC Entity only shall have liability for the Obligations of (i) the Company, (ii) Designated Borrowers that are not U.S. Persons and (iii) any Subsidiary of the Company under any Secured Foreign Credit Facility, and each such Excluded CFC Entity shall not have liability for the Obligations of Loan Parties that are U.S. Persons. Subsection (b) of the preceding sentence is intended to ensure that the Guaranty does not and will not constitute a pledge or guaranty described in Section 1.956-2(c)(2) of United States Treasury Regulations and shall be interpreted consistently therewith.

10.02       Obligations Unconditional.

The obligations of the Guarantors under Section 10.01 are joint and several, and, subject to Section 10.09 and the other limitations herein, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Loan Party for amounts paid under this Article X until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, renewed, settled or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

(c)           the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)           any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

10.03       Reinstatement.

The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

10.04       Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.

10.05       Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 10.01. The Guarantors acknowledge and agree that their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

10.06       Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 10.06 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid-in-full and the Commitments have terminated, and none of the Guarantors shall exercise any right or remedy under this Section 10.06 against any other Guarantor until such Obligations have been paid-in-full and the Commitments have terminated. For purposes of this Section 10.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 10.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against any Borrower in respect of any payment of Obligations.

10.07       Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

10.08       Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article X by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.09       Release of Guarantors.

A Guarantor (other than the Company) shall be automatically released from its obligations hereunder in the event that such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement (subject to Section 9.10(c)) or such Guarantor shall be liquidated in a transaction permitted by Section 7.04. Upon the written request by the Company delivered to the Administrative Agent, a Guarantor (other than a North American Loan Party) shall be released from its obligations under this Article X in the event that a Guaranty by such Guarantor is not required to comply with the Minimum Guaranty Requirement. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to such Guarantor, at the Company’s and such Guarantor’s expense, all releases, termination statements and other documents that such Guarantor shall reasonably request to evidence such release.

10.10       Waivers by Mexican Guarantors.

Each Mexican Guarantor expressly waives, irrevocably and unconditionally:

(a)           any right, power or privilege to require any Lender or the Administrative Agent to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim of payment from any Borrower, any other Guarantor or any other Person, before claiming any amounts due from such Mexican Guarantor hereunder;

(b)           any right to which any Lender or the Administrative Agent may be entitled to have the assets of any Borrower, any Guarantor or any other Person first be used, applied or depleted as payment of the Borrowers’ or the other Guarantors’ Obligations hereunder, prior to any amount being claimed from or paid by such Mexican Guarantor hereunder;

(c)           any right to which any Lender or the Administrative Agent may be entitled to have claims against such Mexican Guarantor, or assets to be used or applied as payment, divided among different Guarantors; and

(d)           the benefits of orden, excusión, division, quita, novación, espera and/or modificación and any right specified in Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2824, 2826, 2827, 2829, 2830, 2832, 2836, 2837, 2838, 2839, 2840, 2844, 2845, 2846, 2847, 2848 and 2849 and any other related or applicable Articles that are not explicitly set forth herein because of the Mexican Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and Mexico City.

10.11       Guarantees by Irish Guarantors.

The guarantee by any Irish Guarantor under this Article X does not apply to any Obligation (a) to the extent that it would result in such guarantee constituting unlawful financial assistance within the meaning of section 82 of the Companies Act 2014 of Ireland or (b) which relates to a standby Letter of Credit which is issued to a beneficiary resident in Ireland or, where the beneficiary is a legal person, if its place of establishment to which the standby Letter of Credit relates is in Ireland.

Article XI
MISCELLANEOUS

11.01       Amendments, Etc. Except as provided in Section 2.16 with respect to an Incremental Facility Amendment and except as provided in Section 3.03(b) or Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Company or the applicable Loan Party, as the case may be (with a copy provided to the Administrative Agent) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

(a)           no such amendment, waiver or consent shall:

(i)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.02, Section 4.03 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso of this first sentence of this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate and (B) an amendment to any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder shall not be deemed to be a reduction of the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv)          (A) change Section 2.12, Section 2.13 or Section 8.03 in a manner that would alter the order of application or pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, (B) subordinate, or have the effect of subordinating, in right of payment, the Obligations hereunder to any other Indebtedness without the written consent of each Lender directly and adversely affected thereby or (C) except as contemplated in Section 9.10, subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness without the written consent of each Lender directly and adversely affected thereby;

(v)           change any provision of this Section 11.01(a) or the percentage referred to in the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby;

(vi)          except as provided in this Agreement, release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

(vii)         release the Company without the consent of each Lender, or, except in connection with a transaction permitted under Section 7.04 or Section 7.05 (in each case as in effect on the Restatement Date), all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 9.10 (as in effect on the Restatement Date) (in which case such release may be made by the Administrative Agent acting alone);

(viii)        amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies;

(ix)          amend Section 2.17 in any manner that modifies the requirement that all Lenders that would be obligated to make Loans to a Designated Borrower must agree to the addition of such Designated Borrower; or

(b)           unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)           unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d)           unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary herein, (i) the Fee Letter and any Autoborrow Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, (iii) Incremental Facility Amendments may be effected in accordance with Section 2.16, (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, and (v) (A) the L/C Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the applicable L/C Issuer, to reflect the L/C Commitment of such L/C Issuer in effect from time to time, (B) the U.S. Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the U.S. Swing Line Lender to reflect the U.S. Swing Line Commitment of the U.S. Swing Line Lender in effect from time to time, (C) the Canadian Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the Canadian Swing Line Lender to reflect the Canadian Swing Line Commitment of the Canadian Swing Line Lender in effect from time to time, (D) the UK Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the UK Swing Line Lender to reflect the UK Swing Line Commitment of the UK Swing Line Lender in effect from time to time, (E) the Dutch Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the Dutch Swing Line Lender to reflect the Dutch Swing Line Commitment of the Dutch Swing Line Lender in effect from time to time, and (F) the Australian Swing Line Commitment reflected on Schedule 1.01(a) may be amended from time to time by the Company, the Administrative Agent and the Australian Swing Line Lender to reflect the Australian Swing Line Commitment of the Australian Swing Line Lender in effect from time to time.

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and the Lenders obligated to make Credit Extensions in Alternative Currencies to amend the definition of “Alternative Currency”, “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06.

In addition, notwithstanding anything else to the contrary contained in this Section 11.01, (a) if the Administrative Agent and the Company shall have jointly identified any error or omission of a technical nature in any provision of the Loan Documents, then the Administrative Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents, (b) in addition to (but not in limitation of) the provisions of clause (e) below, the Administrative Agent and the Company shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof, (c) if any amendment to this Agreement is required solely to permit the designation of a Designated Borrower in accordance with Section 2.17, then such amendment shall be effective to the extent contained in the related Designated Borrower Joinder Agreement that is executed by the Company, the applicable Applicant Borrower, the Administrative Agent and each Lender obligated to make Loans to such Designated Borrower, (d) the Administrative Agent and the Company shall be permitted to amend this Agreement in connection with the joinder of a new Guarantor to the extent necessary to ensure that the Guaranty by such new Guarantor complies with any limitations imposed by applicable Law, (e) Collateral Documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the applicable Loan Party without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order to comply with local law or advice of local counsel or is expressly contemplated by the applicable Loan Document, (f) the Administrative Agent and the Company may make amendments contemplated by Section 3.03, and (g) this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment or amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended or amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

11.02       Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or such Agent Party’s breach in bad faith of its obligations hereunder; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc. Each of the Borrowers may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Administrative Agent. Each of the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities Laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnity shall not be available to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person and its Related Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03       No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04       Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that pursuant to this subsection (a), the Loan Parties shall not be required to reimburse such fees, charges and disbursements of more than one counsel to the Administrative Agent, the L/C Issuer and all the Lenders, taken as a whole, and if necessary, one local counsel in any relevant jurisdiction, to the Administrative Agent, the L/C Issuer and the Lenders, taken as a whole, unless the representation of one or more Lenders by such counsel would be inappropriate due to the existence of an actual or perceived conflict of interest, in which case, upon prior written notice to the Company, the Loan Parties shall also be required to reimburse the reasonable and documented out of pocket fees, charges and disbursements of one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole.

(b)           Indemnification by the Loan Parties. Upon receipt of a written request therefor together with supporting documentation, the Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one counsel to the Indemnitees, taken as a whole, and if necessary, one local counsel in each relevant jurisdiction, to the Indemnitees, taken as a whole, unless the representation of one or more Indemnitees by such counsel would be inappropriate due to the existence of an actual or perceived conflict of interest, in which case, upon prior written notice to the Company, the Loan Parties shall also be required to reimburse the reasonable and documented fees, charges and disbursements of one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from such Indemnitee’s claim, litigation, investigation or proceeding against any other Indemnitee (except when and to the extent that one of the Indemnitees party to such claim, litigation, investigation or proceeding was acting in its capacity or in fulfilling its role as Administrative Agent, a Lead Arranger, L/C Issuer, Swing Line Lender or any similar role, and except for any claim, litigation, investigation or proceeding that does not involve any act or omission of the Company or any of its Affiliates). Without limiting the provisions of Section 3.01(f), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc. Without limiting the Loan Parties’ indemnification obligations above, to the fullest extent permitted by applicable Law, no party hereto shall assert, and each other party hereto hereby waives, any claim against any other party hereto (or any Indemnitee or any Loan Party or Subsidiary thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (other than in respect of any such damages incurred or paid by an Indemnitee to a third party and to which such Indemnitee is otherwise entitled to indemnification as provided above). No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05       Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06       Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except as permitted by Section 7.04, that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Commitment (and the related Loans thereunder) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under Section 8.01(a), 8.01(f) or 8.01(g), the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving A Commitment (and the related Revolving A Loans thereunder), its Revolving B Commitment (and the related Revolving B Loans thereunder), its Revolving C Commitment (and the related Revolving C Loans thereunder) and its outstanding Term Loans on a non-pro rata basis.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing under Section 8.01(a), 8.01(f) or 8.01(g) at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any New Term A Loan Commitment, any Revolving A Commitment, any Revolving B Commitment or any Revolving C Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)          the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment in respect of Revolving A Loans and Revolving A Commitments (each such consent not to be unreasonably withheld or delayed).

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)         Term CORRA Capability. Each assignee shall be required to notify the Administrative Agent that it has obtained the requisite license and has the operational ability to make Alternative Currency Loans bearing interest at the Daily Simple CORRA Rate and Term CORRA Rate prior to the effectiveness of such assignment as a condition to effectiveness of such assignment.

Notwithstanding the foregoing provisions of this Section 11.06(b) or anything to the contrary in this Agreement or any other Loan Document, no consent of the Company, the Administrative Agent, any L/C Issuer or any other Person shall be required in connection with the assignment of any Commitment or Loan by a GS Principal Investor to any Other GS Principal Investor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(h) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor sections). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender acting as an L/C Issuer or the Swing Line Lender assigns all of its Revolving A Commitment and Revolving A Loans pursuant to subsection (b) above, such Lender may, (i) upon thirty days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty days’ notice to the Company, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders (with such Lender’s consent) a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (x) no failure by the Company to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be, and (y) any successor L/C Issuer must be approved by the Administrative Agent (such approval to not be unreasonably withheld, conditioned or delayed). If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving A Lenders to make Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving A Lenders to make Revolving A Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04A(c), 2.04B(c), 2.04C(c) and/or 2.04D(c), as applicable. Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and the acceptance of such appointment by the applicable Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be. At the option of the Company, a successor L/C Issuer or another existing L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such resignation or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07       Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, other than in connection with routine examinations or other routine actions by such regulatory authorities, such disclosing Administrative Agent, Lender or L/C Issuer agrees to inform the Company promptly thereof after such disclosure (and shall use commercially reasonable efforts to inform the Company prior thereto) to the extent not prohibited by Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that such disclosing Administrative Agent, Lender or L/C Issuer agrees to inform the Company promptly thereof after such disclosure (and shall use commercially reasonable efforts to inform the Company prior thereto) in each case to the extent not prohibited by Law, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.16 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary or any Loan Party’s or Subsidiary’s directors, officers, employees, trustees, investment advisors or agents, including accountants and legal counsel, relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Loan Parties and their Subsidiaries agree that they will not in the future issue any press releases in connection with this Agreement using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) a Loan Party or such Subsidiary is required to do so under law and then, in any event such Loan Party or such Subsidiary will consult with the Administrative Agent before issuing such press release to the extent reasonably practicable.

11.08       Rights of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09       Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including, without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10       Integration; Effectiveness.

This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.11       Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12       Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13       Replacement of Lenders.

If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.13 to the contrary, (i) the Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.

11.14       Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO ANY OTHER JURISDICTION TO WHICH IT MAY BE ENTITLED BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.

(i)            EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(ii)           WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, EACH LOAN PARTY HERETO: (A) IRREVOCABLY APPOINTS CORPORATION SERVICE COMPANY AT 80 STATE STREET, ALBANY, NY, 12207-2543 AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE COURTS OF THE STATE OF NEW YORK IN CONNECTION WITH ANY LOAN DOCUMENT (THE “PROCESS AGENT”) AND (B) IRREVOCABLY AND EXPRESSLY AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY ANY LOAN PARTY OF ANY SERVICE OF PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. EACH LOAN PARTY HERETO EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 11.14(d)(ii).

11.15       Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16       No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, BANA, the other Lead Arranger(s) and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, BANA, the other Lead Arranger(s) and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, BANA, each other Lead Arranger and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, BANA, any other Lead Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, BANA, the other Lead Arranger(s), the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, BANA, any other Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, BANA, the other Lead Arranger(s) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17       Electronic Execution.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed.pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.18       USA PATRIOT Act and Canadian AML Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) or any Canadian AML Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Canadian AML Acts, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties, information concerning its direct and indirect holders of Equity Interests and other Persons exercising Control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act and the Canadian AML Acts. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Canadian AML Acts.

11.19       Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Loan Parties (or to any other Person who may be entitled thereto under applicable Law).

11.20       Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.21       Subordination of Intercompany Indebtedness.

Each Loan Party (a “Subordinating Loan Party”) agrees that the payment of all indebtedness, whether now owing or hereafter arising, owing to such Subordinating Loan Party by any other Loan Party is expressly subordinated to the payment in full in cash of the Obligations in the manner set forth in this Section. If the Administrative Agent so requests while an Event of Default exists, any such indebtedness due and owing shall be enforced and performance received by the Subordinating Loan Party as trustee for the holders of the Obligations and the proceeds thereof shall be paid over to the holders of the Obligations on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement or any other Loan Document. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to any such indebtedness, provided, that in the event that any Loan Party receives any payment of any such indebtedness at a time when such payment is prohibited by this Section, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent.

11.22       Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.23       Amendment and Restatement; Reaffirmation.

(a)           Amendment and Restatement. This Agreement amends and restates the Original Credit Agreement on the terms and conditions of this Agreement and continues and maintains in effect the Original Credit Agreement from and after the effectiveness of this Agreement on the Restatement Date on the terms and conditions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or any of the Loan Documents. On the Restatement Date (x) the rights and obligations of the parties under the Original Credit Agreement shall be subsumed within and governed by this Agreement and the outstanding “Obligations” and “Letters of Credit” under and as defined in the Original Credit Agreement shall be deemed to be “Obligations” and “Letters of Credit” under this Agreement and (y) all references to the Original Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof. The parties hereto acknowledge and agree that nothing herein shall (1) constitute a release, impairment, replacement, discharge, or termination of any of the Obligations under the Original Credit Agreement, and all such Obligations are hereby re-affirmed and ratified and shall continue in full force and effect under this Agreement or (2) diminish or limit any of the Loan Parties’ obligations under the Original Credit Agreement.

(b)           Reaffirmation of Security Interests and Collateral. Each of the Loan Parties hereby (i) acknowledges and agrees that, notwithstanding the effectiveness of this Agreement, each of the Security Agreement, the Canadian Security Agreement and each other Collateral Document that each Loan Party is party to continues to be in full force and effect, (ii) agrees that all of the Liens and security interests created and arising under the Security Agreement, the Canadian Security Agreement and each other Collateral Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for each Loan Party’s obligations, liabilities and indebtedness under this Agreement and (iii) affirms and confirms all of its obligations, liabilities and indebtedness under the Agreement and each other Loan Document, in each case after giving effect to this Agreement, including such Loan Party’s pledge of and/or grant of a Lien and/or other security interest in such Loan Party’s assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Security Agreement, Canadian Security Agreement, each other Collateral Document and such other Loan Documents, and acknowledges and agrees that such obligations, liabilities, pledges and grants continue in full force and effect in respect of, and to secure, such Obligations under this Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents.

(c)           Pursuant to the Security Agreement, each entity identified on the signature pages hereto as a “U.S. Obligor” (each, a “U.S. Obligor”) hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in any and all of each such U.S. Obligor’s right, title and interest in and to all of the Collateral, to secure the prompt and complete payment and performance when due (whether by lapse of time, acceleration, mandatory prepayment or otherwise) of the Secured Obligations. Each U.S. Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property, whether now owned or hereafter acquired”, “all assets, whether now owned or hereafter acquired” or words of similar meaning). Capitalized terms used in this Section 11.23(c) and not defined in this Section 11.23(c) shall have the same meanings herein as set forth in the Security Agreement.

(d)           Pursuant to the Canadian Security Agreement, each entity identified on the signature pages hereto as a “Canadian Obligor” (each, a “Canadian Obligor”) hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in any and all of each such Canadian Obligor’s right, title and interest in and to all of the Collateral, to secure the prompt and complete payment and performance when due (whether by lapse of time, acceleration, mandatory prepayment or otherwise) of the Secured Obligations. Each Canadian Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA (including authorization to describe the Collateral as “all personal property, whether now owned or hereafter acquired”, “all assets, whether now owned or hereafter acquired” or words of similar meaning). Capitalized terms used in this Section 11.23(d) shall have the same meanings therein as set forth in the Canadian Security Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Restatement Date.

BORROWERS, GUARANTORS AND CANADIAN OBLIGORS:	RB GLOBAL, INC., an Ontario Corporation as a Borrower, a Guarantor and a Canadian Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Chief Legal Officer

RITCHIE BROS. AUCTIONEERS (CANADA) LTD., a Canadian corporation, as a Borrower, a Guarantor and a Canadian Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President and Secretary

RITCHIE BROS. HOLDINGS LTD., a Canadian corporation, as a Borrower, a Guarantor and a Canadian Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President and Secretary

RITCHIE BROS. PROPERTIES LTD., a Canadian corporation, as a Borrower, a Guarantor and a Canadian Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President and Secretary

ROUSE SERVICES CANADA LTD., a Canadian corporation, as a Borrower, a Guarantor and a Canadian Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President and Secretary

[Signature Page to A&R Credit Agreement]

BORROWERS, GUARANTORS AND U.S. OBLIGORS:	RITCHIE BROS. AUCTIONEERS (AMERICA) INC., a Washington corporation, as a Borrower, a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

RB GLOBAL HOLDINGS INC., a Washington corporation, as a Borrower, a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

RITCHIE BROS. PROPERTIES INC., a Washington corporation, as a Borrower, a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

IAA HOLDINGS, LLC, a Delaware Limited liability company, as a Borrower, a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Secretary and Treasurer

AUTOMOTIVE RECOVERY SERVICES, INC., an Indiana corporation, as a Borrower, a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Secretary

INSURANCE AUTO AUCTIONS, INC., an Illinois corporation, as a Borrower, a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Secretary

[Signature Page to A&R Credit Agreement]

BORROWERS AND GUARANTORS:	RITCHIE BROS. HOLDINGS B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands, as a Borrower and a Guarantor

	By:	/s/ Ryan Welsh
	Name:	Ryan Welsh
	Title:	Attorney-in-Fact

RITCHIE BROS. PROPERTIES B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands, as a Borrower and a Guarantor

	By:	/s/ Ryan Welsh
	Name:	Ryan Welsh
	Title:	Attorney-in-Fact

RITCHIE BROS. B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands, as a Borrower and a Guarantor

	By:	/s/ Ryan Welsh
	Name:	Ryan Welsh
	Title:	Attorney-in-Fact

RITCHIE BROS. SHARED SERVICES B.V., a private company with limited liability (besloten vennootschap) incorporated under the laws of The Netherlands, as a Borrower and a Guarantor

	By:	/s/ Ryan Welsh
	Name:	Ryan Welsh
	Title:	Attorney-in-Fact

[Signature Page to A&R Credit Agreement]

BORROWERS AND GUARANTORS:

SIGNED for and on behalf of RITCHIE BROS. AUCTIONEERS PTY LTD. (ACN 080 895 898), as a Borrower and a Guarantor, by its attorney Darren Jeffrey Watt under a power of attorney dated ___April_____ __3_, 2025 and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney in the presence of:	) ) ) ) ) ) ) ) ) )

/s/ Melissa Dyck		/s/ Darren Jeffrey Watt
Signature of witness		Signature of attorney

Melissa Dyck
Name of witness

SIGNED for and on behalf of RITCHIE BROS. PROPERTIES PTY LTD. (ACN 080 895 772), as a Borrower and a Guarantor, by its attorney Darren Jeffrey Watt under a power of attorney dated __April______ __3_, 2025 and the attorney declares that the attorney has not received any notice of the revocation of such power of attorney in the presence of:	) ) ) ) ) ) ) ) ) )

/s/ Melissa Dyck		/s/ Darren Jeffrey Watt
Signature of witness		Signature of attorney

Melissa Dyck
Name of witness

[Signature Page to A&R Credit Agreement]

BORROWERS AND GUARANTORS:	RITCHIE BROS. PROPERTIES JAPAN K.K., a Japanese corporation, as a Borrower and a Guarantor

	By:	/s/ Finlay Massey
	Name:	Finlay Massey
	Title:	Attorney-in-Fact

RITCHIE BROS. AUCTIONEERS (JAPAN) KABUSHIKI KAISHA, a Japanese corporation, as a Borrower and a Guarantor

	By:	/s/ Finlay Massey
	Name:	Finlay Massey
	Title:	Attorney-in-Fact

Signed by Darren Jeffrey Watt for and on behalf of RITCHIE BROS. UK LIMITED, as a Borrower and a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Director

Signed by Darren Jeffrey Watt for and on behalf of SYNETIQ HOLDINGS LIMITED, as a Borrower and a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Director

[Signature Page to A&R Credit Agreement]

GUARANTORS AND CANADIAN OBLIGORS:	IRONPLANET CANADA LTD., an Alberta corporation, as a Guarantor and a Canadian Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
Title:President and Secretary

RITCHIE BROS. FINANCIAL SERVICES LTD., a Canadian corporation, as a Guarantor and a Canadian Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	President and Secretary

RITCHIE BROS. FINANCE LTD., a Canadian corporation, as a Guarantor and a Canadian Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	President and Secretary

RITCHIE BROS. REAL ESTATE SERVICES LTD., a Canadian corporation, as a Guarantor and a Canadian Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	President and Secretary

[Signature Page to A&R Credit Agreement]

GUARANTORS AND U.S. OBLIGORS:	IRONPLANET MOTORS, LLC, a Delaware limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

IRONPLANET, INC., a Delaware corporation, as a Guarantor and a U.S. Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

IAA HOLDINGS, INC., a Delaware corporation, as a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Secretary

AXLE HOLDINGS, INC., a Delaware corporation as a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	Secretary

[Signature Page to A&R Credit Agreement]

GUARANTORS AND U.S. OBLIGORS:	KRUSE ENERGY & EQUIPMENT AUCTIONEERS, LLC a Texas limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

RITCHIE BROS. ASSET SOLUTIONS INC., a Florida corporation, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

RITCHIE BROS. FINANCIAL SERVICES (AMERICA) INC., a Nevada corporation, as a Guarantor and a U.S. Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

ROUSE ANALYTICS LLC, a California limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

[Signature Page to A&R Credit Agreement]

GUARANTORS AND U.S. OBLIGORS::	ROUSE SALES LLC, a California limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

ROUSE APPRAISALS LLC, a California limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

ROUSE SERVICES LLC, a California limited liability company, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

SMARTEQUIP, INC., a Delaware corporation, as a Guarantor and a U.S. Obligor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Secretary

[Signature Page to A&R Credit Agreement]

GUARANTORS:	Signed by Darren Jeffrey Watt for and on behalf of IRONPLANET UK LIMITED, an English limited liability company, as a Guarantor

	By:	/s/ Darren Jeffrey Watt
	Name:	Darren Jeffrey Watt
	Title:	Director

IRONPLANET MEXICO, S. DE R.L. DE C.V., a Mexican sociedad de responsabilidad limitada de capital variable, as a Guarantor

	By:	/s/ Darren Jeffrey Watt

	Name:	Darren Jeffrey Watt
	Title:	Attorney-in-Fact

[Signature Page to A&R Credit Agreement]

GUARANTORS:

SIGNED for and on behalf of IRONPLANET LIMITED by its lawfully appointed attorney:
/s/ Darren Jeffrey Watt
(Signature of attorney)

Darren Jeffrey Watt
and	(Name of attorney)

in the presence of:

/s/ Melissa Dyck
Witness Signature

Melissa Dyck
Witness Name

9500 Glenlyon Parkway, Burnaby, BC
Witness Address

Paralegal
Witness Occupation

[Signature Page to A&R Credit Agreement]

GUARANTOR AND U.S. OBLIGOR:	RBA HOLDINGS INC., a Delaware corporation, as a Guarantor and a U.S. Obligor

	By:	/s/ Timothy Kirschbaum
	Name:	Timothy Kirschbaum
	Title:	Secretary and Treasurer

[Signature Page to A&R Credit Agreement]

GUARANTOR AND U.S. OBLIGOR:

SALVAGESALE MEXICO HOLDING LLC, a Delaware limited liability company, as a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President

[Signature Page to A&R Credit Agreement]

GUARANTOR AND U.S. OBLIGOR:

ASSETNATION, INC., a Delaware corporation, as a Guarantor and a U.S. Obligor

By:	/s/ Darren Jeffrey Watt
Name:	Darren Jeffrey Watt
Title:	President

[Signature Page to A&R Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Taelitha Bonds-Harris
Name:	Taelitha Bonds-Harris
Title:	Vice President

[Signature Page to A&R Credit Agreement]

BANK OF AMERICA, N.A., as a New Term A Loan Lender, Revolving Lender, U.S. Swing Line Lender and L/C Issuer

By:	/s/ Daryl K. Hogge
Name:	Daryl K. Hogge
Title:	Senior Vice President

BANK OF AMERICA, N.A., Tokyo Branch

By:	/s/ Munehiko Ito
Name:	Munehiko Ito
Title:	Director

BANK OF AMERICA, N.A., acting through its Canada branch

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to A&R Credit Agreement]

LENDERS:	ROYAL BANK OF CANADA, as a New Term A Loan Lender, a Revolving Lender, as Canadian Swing Line Lender, and an L/C Issuer

	By:	/s/ Ryan Yee
	Name:	Ryan Yee
	Title:	Authorized Signatory

[Signature Page to A&R Credit Agreement]

LENDERS:	WELLS FARGO BANK, N.A., CANADIAN BRANCH., as a New Term A Loan Lender, and a Revolving Lender,

	By:	/s/ Rowena Gill
	Name:	Rowena Gill
	Title:	Executive Director

[Signature Page to A&R Credit Agreement]

LENDERS:	The Bank of Nova Scotia as a New Term A Loan Lender and Revolving Lender

	By:	/s/ Jason Kitamura
	Name:	Jason Kitamura
	Title:	Director, National Accounts

	[By:	/s/ Akhil Sabharwal
	Name:	Akhil Sabharwal
	Title:	Associate Director, National Accounts

[Signature Page to A&R Credit Agreement]

LENDERS:	Export Development Canada, as a New Term A Loan Lender, and a Revolving Lender
	By:	/s/ Alexandre Richard
	Name:	Alexandre Richard
	Title:	Financing Manager

	By:	/s/ Vincent Seidner
	Name:	Vincent Seidner
	Title:	Senior Associate

[Signature Page to A&R Credit Agreement]

LENDERS:	JPMORGAN CHASE BANK, N.A., as a New Term A Loan Lender, a Revolving Lender, and an L/C Issuer

	By:	/s/ Lynn Braun
	Name:	Lynn Braun
	Title:	Executive Director

[Signature Page to A&R Credit Agreement]

LENDERS:	JPMORGAN CHASE BANK, N.A., Toronto Branch, as a New Term A Loan Lender
	By:	/s/ Jeffrey Coleman
	Name:	Jeffrey Coleman
	Title:	Executive Director

[Signature Page to A&R Credit Agreement]

LENDERS:	Canadian Imperial Bank of Commerce, as a New Term A Loan Lender and a Revolving Lender

	By:	/s/ Sahil Khullar
	Name:	Sahil Khullar
	Title:	Authorized Signatory

	By:	/s/ Ben Fallico
	Name:	Ben Fallico
	Title:	Authorized Signatory

[Signature Page to A&R Credit Agreement]

LENDERS:	U.S. Bank National Association, as a Revolving Lender
	By:	/s/ Aaron Sceva
	Name:	Aaron Sceva
	Title:	Senior Vice President

[Signature Page to A&R Credit Agreement]

LENDERS:	U.S. Bank National Association, as a New Term A Loan Lender

	By:	/s/ Aaron Sceva
	Name:	Aaron Sceva
	Title:	Senior Vice President

[Signature Page to A&R Credit Agreement]

LENDERS:	MUFG BANK, LTD., CANADA BRANCH, as a New Term A Loan Lender, a Revolving Lender

	By:	/s/ Shiva J. Srikantan
	Name:	Shiva J. Srikantan
	Title:	Director

MUFG BANK, LTD., CHIBA BRANCH, as a Revolving Lender

	By:	/s/ Makoto Tanaka
	Name:	Makoto Tanaka
	Title:	Branch Manager

[Signature Page to A&R Credit Agreement]

LENDERS:	TRUIST BANK, as a New Term A Loan Lender and Revolving Lender

	By:	/s/ John P. Wofford
	Name:	John P. Wofford
	Title:	Authorized Officer

[Signature Page to A&R Credit Agreement]

LENDERS:	CITIZENS BANK, N.A., as a New Term A Loan Lender and a Revolving Lender

	By:	/s/ Martin Rohan
	Name:	Martin Rohan
	Title:	Senior Vice President

[Signature Page to A&R Credit Agreement]

LENDERS:	Goldman Sachs Bank USA, as a New Term A Loan Lender, and a Revolving Lender

	By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to A&R Credit Agreement]

LENDERS:	THE TORONTO-DOMINION BANK, as a Revolving Lender and a New Term A Loan Lender

	By:	/s/ Andrei Rybianski
	Name:	Andrei Rybianski
	Title:	Director, Commercial National Accounts

	By:	/s/ Vanessa Cheung
	Name:	Vanessa Cheung
	Title:	Associate Vice President, Credit

[Signature Page to A&R Credit Agreement]

LENDERS:	Fédération des caisses Desjardins du Québec, as a New Term A Loan Lender and a Revolving Lender

	By:	/s/ Oliver Sumugod
	Name:	Oliver Sumugod
	Title:	Managing Director

	By:	/s/ Matt van Remmen
	Name:	Matt van Remmen
	Title:	Managing Director

[Signature Page to A&R Credit Agreement]

LENDERS:	WESTPAC BANKING CORPORATION, as a New Term A Loan Lender, a Revolving Lender and an Australian Swing Line Lender

	By:	/s/ Richard Yarnold
	Name:	Richard Yarnold
	Title:	Tier 2 Attorney

[Signature Page to A&R Credit Agreement]

LENDERS:	Bank of Montreal, as a New Term A Loan Lender and a Revolving Lender

	By:	/s/ Rachel Simister
	Name:	Rachel Simister
	Title:	Managing Director

	By:	/s/ Eric Lo
	Name:	Eric Lo
	Title:	Managing Director & Team Lead

[Signature Page to A&R Credit Agreement]

LENDERS:	HSBC Bank USA, NA, as a New Term A Loan Lender and a Revolving Lender,

	By:	/s/ Adrian Perez
	Name:	Adrian Perez
	Title:	Vice President

[Signature Page to A&R Credit Agreement]

LENDERS:	PNC Bank, National Association, as a Revolving Lender

	By:	/s/ Naml Muhammad
	Name:	Naml Muhammad
	Title:	Vice President

PNC Bank Canada Branch,
As a New Term Loan A Lender, a Revolving Lender

	By:	/s/ Caroline Stade
	Name:	Caroline Stade
	Title:	Senior Vice President

[Signature Page to A&R Credit Agreement]

Final Version

Schedule 1.01

Existing Letters of Credit

Issuer	Beneficiary	Applicant	L/C Number	Issue Date	Expiry Date	Amount	Original Currencies
Royal Bank of Canada	Real Estate Council of Alberta	Ritchie Bros. Real Estate Services Ltd.	10005847	5/19/2019	9/25/2025	$350,000.00	CAD
Royal Bank of Canada	Hydro Quebec	Ritchie Bros. Auctioneers (Canada) Ltd.	10012171	7/29/2021	7/28/2025	$50,000.00	CAD
Royal Bank of Canada	HSBC Continental Europe	RB Global, Inc.	10014991	1/1/2024	7/15/2025	$9,273,257.00	EUR
Royal Bank of Canada	Township of Amaranth	Ritchie Bros. Properties Ltd.	10017388	8/9/20242	8/8/2025	$200,000.00	CAD
Royal Bank of Canada	Township of Amaranth	Ritchie Bros. Properties Ltd.	10018020	12/2/2024	12/01/2025	$200,000.00	CAD
Bank of America, N.A.	JP Morgan Chase Bank, N.A.	Insurance Auto Auctions Inc.	68184083	3/15/2025	3/15/2026	$5,634,140.00	USD
Bank of America, N.A.	The Travelers Indemnity Company	RB Global Holdings Inc.	68201865	11/19/2024	11/8/2025	$650,000.00	USD

Schedule 1.01(a)

L/C Commitments and Swing Line Commitments

L/C Commitment

L/C Issuer	L/C Commitment
Bank of America, N.A.	$125,000,000.00
Royal Bank of Canada	$75,000,000.00
JPMorgan Chase Bank, N.A.	$50,000,000.00

U.S. Swing Line Commitment

U.S. Swing Line Lender	U.S. Swing Line Commitment
Bank of America, N.A.	$40,000,000.00

Canadian Swing Line Commitment

Canadian Swing Line Lender	Canadian Swing Line Commitment
Royal Bank of Canada	$15,000,000.00

Australian Swing Line Commitment

Australian Swing Line Lender	Australian Swing Line Commitment
Westpac Banking Corporation	$25,000,000.00

Schedule 2.01

Commitments and Applicable Percentages

Revolving A Loan

Revolving A Lender	Tax Jurisdiction	Select One of the Following: 1. ☐ UK Bank Lender 2. ☐ UK Non-Bank Lender 3. ☐ UK Treaty Lender 4. ☐ Not a UK Qualifying Lender				Treaty Passport Scheme Reference Number	Revolving A Commitment	Applicable Percentage of Aggregate Revolving A Commitments
Bank of America, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/B/7418/DTTP	$92,000,000.00	8.598130841%
Royal Bank of Canada	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/R/70780/DTTP	$139,000,000.00	12.990654206%
Wells Fargo Bank, N.A., Canadian Branch	United States[1]	1. ☐	2. ☐	3. ☒	4. ☒	13/W/61173/DTTP	$110,000,000.00	10.280373832%
The Bank of Nova Scotia	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/T/366714/DTTP	$84,000,000.00	7.850467290%
Export Development Canada	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/E/70294/DTTP	$84,000,000.00	7.850467290%
JPMorgan Chase Bank, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/M/0268710/DTTP	$44,000,000.00	4.112149533%
Canadian Imperial Bank of Commerce	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/C/8001/DTTP	$67,500,000.00	6.308411215%
U.S. Bank National Association	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/U/62184/DTTP	$67,500,000.00	6.308411215%
MUFG Bank, Ltd., Canada Branch	Japan	1. ☐	2. ☐	3. ☒	4. ☒	43/M/322072/DTTP	$25,000,000.00	2.336448598%
Truist Bank	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/T/357522/DTTP	$67,500,000.00	6.308411215%
Citizens Bank, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/C/356159/DTTP	$51,500,000.00	4.813084112%
Goldman Sachs Bank USA	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/G/351779/DTTP	$60,000,000.00	5.607476636%
The Toronto-Dominion Bank	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/T/80000/DTTP	$39,000,000.00	3.644859813%
Fédération des caisses Desjardins du Québec	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/F/373511/DTTP	$39,000,000.00	3.644859813%
Westpac Banking Corporation	Australia	1. ☐	2. ☐	3. ☒	4. ☒	2/W/313837/DTTP	$5,000,000.00	0.467289720%
Bank of Montreal	Canada	1. ☐	2. ☐	3. ☒	4. ☒	3/M270346/DTTP	$39,000,000.00	3.644859813%
HSBC Bank USA, NA	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/H/314375/DTTP	$28,000,000.00	2.616822430%
PNC Bank, National Association	United States	1. ☐	2. ☐	3. ☒	4. ☒	13/P/63904/DTTP	$28,000,000.00	2.616822430%
Total:							$1,070,000,000.00	100.00000000%

1 Wells Fargo Bank, National Association

Revolving B Loan

Revolving B Lender	Tax Jurisdiction	Select One of the Following: 1. ☐ UK Bank Lender 2. ☐ UK Non-Bank Lender 3. ☐ UK Treaty Lender 4. ☐ Not a UK Qualifying Lender				Treaty Passport Scheme Reference Number	Revolving B Commitment	Applicable Percentage of Aggregate Revolving B Commitments
Bank of America, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☐	13/B/7418/DTTP	$75,000,000.00	37.500000000%
JPMorgan Chase Bank, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☐	13/M/0268710/DTTP	$40,000,000.00	20.000000000%
MUFG Bank, Ltd., Canada Branch	Japan	1. ☐	2. ☐	3. ☒	4. ☐	43/M/322072/DTTP	$35,000,000.00	17.500000000%
Westpac Banking Corporation	Australia	1. ☐	2. ☐	3. ☒	4. ☐	2/W/313837/DTTP	$50,000,000.00	25.000000000%
Total:							$200,000,000.00	100.00000000%

Revolving C Loan

Revolving C Lender	Tax Jurisdiction	Select One of the Following: 1. ☐ UK Bank Lender 2. ☐ UK Non-Bank Lender 3. ☐ UK Treaty Lender 4. ☐ Not a UK Qualifying Lender				Treaty Passport Scheme Reference Number	Revolving C Commitment	Applicable Percentage of Aggregate Revolving C Commitments
Bank of America, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☐	13/B/7418/DTTP	$15,000,000.00	50.000000000%
MUFG Bank, Ltd., Chiba Branch	Japan	1. ☐	2. ☐	3. ☒	4. ☐	43/M/322072/DTTP	$7,500,000.00	25.000000000%
Citizens Bank, N.A.	United States	1. ☐	2. ☐	3. ☒	4. ☐	13/C/356159/DTTP	$7,500,000.00	25.000000000%
Total:							$30,000,000.00	100.00000000%

New Term A Loan

New Term A Loan Lender	New Term A Loan Commitment ($)	Applicable Percentage of New Term A Loan Commitments ($)	New Term A Loan Commitment (CAD$)		Applicable Percentage of New Term A Loan Commitments (CAD$)
Bank of America, N.A.	$187,000,000.00	19.684210526%	CAD$	18,514,639.95	18.055555580%
Royal Bank of Canada	$102,500,000.00	10.789473684%	CAD$	12,105,726.10	11.805555551%
Wells Fargo Bank, N.A., Canadian Branch	$83,000,000.00	8.736842105%	CAD$	9,969,421.50	9.722222224%
The Bank of Nova Scotia	$61,500,000.00	6.473684211%	CAD$	6,408,913.82	6.250000000%
Export Development Canada	$61,500,000.00	6.473684211%	CAD$	6,408,913.82	6.250000000%
JPMorgan Chase Bank, N.A.	$61,500,000.00	6.473684211%		--	--
JPMorgan Chase Bank, N.A., Toronto Branch	--	--	CAD$	6,408,913.82	6.250000000%
Canadian Imperial Bank of Commerce	$48,500,000.00	5.105263158%	CAD$	5,696,812.28	5.555555551%
U.S. Bank National Association	$48,500,000.00	5.105263158%	CAD$	5,696,812.28	5.555555551%
MUFG Bank, Ltd., Canada Branch	$48,500,000.00	5.105263158%	CAD$	5,696,812.28	5.555555551%
Truist Bank	$48,500,000.00	5.105263158%	CAD$	5,696,812.28	5.555555551%
Citizens Bank, N.A.	$39,000,000.00	4.105263158%	CAD$	2,848,406.14	2.777777776%
Goldman Sachs Bank USA	$18,000,000.00	1.894736842%	CAD$	2,848,406.14	2.777777776%
The Toronto-Dominion Bank	$29,000,000.00	3.052631579%	CAD$	2,848,406.14	2.777777776%
Fédération des caisses Desjardins du Québec	$29,000,000.00	3.052631579%	CAD$	2,848,406.14	2.777777776%
Westpac Banking Corporation	$14,000,000.00	1.473684211%	CAD$	1,424,203.07	1.388888888%
Bank of Montreal	$29,000,000.00	3.052631579%	CAD$	2,848,406.14	2.777777776%
HSBC Bank USA, NA	$20,500,000.00	2.157894737%	CAD$	2,136,304.61	2.083333337%
PNC Bank Canada Branch	$20,500,000.00	2.157894737%	CAD$	2,136,304.61	2.083333337%
Total:	$950,000,000.00	100.000000000%	CAD$	102,542,621.12	100.000000000%

Schedule 5.13

Subsidiaries

Entity	Jurisdiction of Organization	% Ownership by RBA entities
Ritchie Bros. Holdings Ltd.	Canada	RB Global, Inc. (100%)
Ritchie Bros. Finance Ltd.	Canada	RB Global, Inc. (100%)
RB Global Holdings Inc.	United States (WA)	RB Global, Inc. (93.73%); Ritchie Bros. Auctioneers (Canada) Ltd. (6.27%)
Ritchie Bros. Auctioneers (Canada) Ltd.	Canada	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Financial Services Ltd.	Canada	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Properties Ltd.	Canada	Ritchie Bros. Holdings Ltd. (100%)
Rouse Services Canada Ltd.	Canada	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Properties Japan KK	Japan	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Holdings Pty Ltd.	Australia	Ritchie Bros. Holdings Ltd. (100% of preferred shares)
Ritchie Bros. (NZ) Limited	New Zealand	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Auctioneers Pte Ltd.	Singapore	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Auctioneers (Panama) S.A.	Panama	Ritchie Bros. Holdings Ltd. (100%)
Ritchie Bros. Auctioneers Comercial de Equipamentos Industrials Ltda	Brazil	Ritchie Bros. Holdings Ltd. (99%); Ritchie Bros. Auctioneers (Canada) Ltd. (1%)
Ritchie Bros. Real Estate Services Ltd.	Canada	Ritchie Bros. Auctioneers (Canada) Ltd. (100%)
IronPlanet Canada Ltd.	Canada	Ritchie Bros. Auctioneers (Canada) Ltd. (100%)
Ritchie Bros. Financial Services (America) Inc.	United States (NV)	Ritchie Bros. Financial Services Ltd. (100%)
Ritchie Bros. Investment Holdings (Luxembourg) SARL	Luxembourg	Ritchie Bros. Auctioneers (Canada) Ltd. (100%)
Ritchie Bros. Auctioneers (Japan) KK	Japan	Ritchie Bros. Properties Japan KK (100%)
Ritchie Bros. Auctioneers Pty Ltd.	Australia	Ritchie Bros. Holdings Pty Ltd. (100%)
Ritchie Bros. Properties Pty Ltd.	Australia	Ritchie Bros. Holdings Pty Ltd. (100%)
Ritchie Bros. Auctioneers (Beijing) Co. Ltd.	China	Ritchie Bros. Auctioneers Pte Ltd. (100%)
Ritchie Auction (Beijing) Co. Ltd.	China	Ritchie Bros. Auctioneers Pte Ltd. (100%)
Ritchie Bros. Auctioneers India Private Limited	India	Ritchie Bros. Investment Holdings (Luxembourg) SARL (99.99998%); Ritchie Bros. Auctioneers (Canada) Ltd. (0.00002%)
Ritchie Bros. Auctioneers (ME) Limited	Cyprus	Ritchie Bros. Investment Holdings (Luxembourg) SARL (100%)

IronPlanet UK Limited	UK	Ritchie Bros. Investment Holdings (Luxembourg) SARL (100%)
IronPlanet Limited	UK	Ritchie Bros. Investment Holdings (Luxembourg) SARL (100%)
Ritchie Bros. Holdings B.V.	Netherlands	Ritchie Bros. Investment Holdings (Luxembourg) SARL. (100% of cumulative preference shares)
Ritchie Bros. Deutschland GmbH	Germany	Ritchie Bros. Holdings B.V. (89%); Ritchie Bros. Auctioneers (Canada) Ltd. (11%)
R. B. Holdings SARL	France	Ritchie Bros. Holdings B.V. (99.9%); Ritchie Bros. B.V. (0.1%)
Ritchie Bros. Properties S.r.l	Italy	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Properties (Spain) SLU	Spain	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. UK Limited	UK	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. B.V.	Netherlands	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Properties B.V.	Netherlands	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Shared Services B.V.	Netherlands	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Polska Sp. z.o.o.	Poland	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Auctioneers France SAS	France	R.B. Holdings SARL (100%)
R.B. Services SARL	France	R.B. Holdings SARL (100%)
R.B. Properties EURL	France	R.B. Holdings SARL (100%)
Ritchie Bros. Italia S.r.l	Italy	Ritchie Bros Properties S.r.l. (100%)
Ritchie Bros. Spain, SL.	Spain	Ritchie Bros. Properties (Spain) SLU. (100%)
Mascus International BV	Netherlands	Ritchie Bros. Shared Services B.V. (100%)
Mascus IP BV	Netherlands	Ritchie Bros. Shared Services B.V. (100%)
Mascus A/S	Denmark	Mascus International BV (51%)
Ritchie Bros. Sweden AB	Sweden	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Finland Oy	Finland	Ritchie Bros. Holdings B.V. (100%)
Ritchie Bros. Auctioneers de Mexico, S. de. R.L. de C.V.	Mexico	RB Global Holdings Inc. (62.42%); Ritchie Bros. Auctioneers (America) Inc. (37.58%)
Ritchie Bros. Properties, S. de R.L. de C.V.	Mexico	RB Global. Holdings Inc. (36%); Ritchie Bros. Auctioneers (America) Inc. (64%)
Ritchie Bros. Asset Solutions Inc.	United States (FL)	RB Global Holdings Inc. (100%)
IronPlanet, Inc.	United States (DE)	RB Global Holdings Inc. (100%)
Xcira, LLC	United States (DE)	RB Global Holdings Inc. (100%)
Leake Auction Company	United States (OK)	RB Global Holdings Inc. (100%)

SmartEquip, Inc.	United States (DE)	RB Global Holdings Inc. (100%)
Boom and Bucket, Inc.	United States (DE)	Ritchie Bros. Auctioneers (America) Inc. (100%)
Ritchie Bros. Auctioneers (America) Inc.	United States (WA)	RB Global Holdings Inc. (100%)
Ritchie Bros. Properties Inc.	United States (WA)	RB Global Holdings Inc. (100%)
RBA Holdings Inc.	United States (DE)	IronPlanet Inc. (100%)
AssetNation, Inc.	United States (DE)	RBA Holdings Inc. (100%)
SalvageSale Mexico Holdings LLC	United States (DE)	AssetNation, Inc. (100%)
IronPlanet Motors, LLC	United States (DE)	IronPlanet Inc. (100%)
Kruse Energy & Equipment Auctioneers, LLC	United States (TX)	IronPlanet Inc. (100%)
VeriTread, LLC.	United States (FL)	IronPlanet, Inc (75.2%)
VeriTread Exchange, LLC.	United States (FL)	VeriTread, LLC. (100%)
SalvageSale de Mexico S. De R.L. De C.V.	Mexico	AssetNation Inc (99%).; SalvageSale Mexico Holdings, LLC (1%)
SalvageSale Servicios S. De. R.L. De C.V.	Mexico	AssetNation Inc (99%); SalvageSale Mexico Holdings, LLC (1%)
IronPlanet Mexico,S. de R.L. de C.V	Mexico	IronPlanet, Inc. (50%); IronPlanet Motors, LLC (50%)
Rouse Services LLC	United States (CA)	Ritchie Bros. Auctioneers (America) Inc. (100%)
Rouse Appraisals LLC	United States (CA)	Rouse Services LLC (100%)
Rouse Sales LLC	United States (CA)	Rouse Services LLC (100%)
Rouse Analytics LLC	United States (CA)	Rouse Services LLC (100%)
IAA Holdings, LLC	United States (DE)	RB Global Holdings Inc. (100%)
IAA Holdings, Inc.	United States (DE)	IAA Holdings, LLC (100%)
Automotive Recovery Services, Inc.	United States (IN)	IAA Holdings, Inc. (100%)
Impact Texas, LLC	United States (TX)	Automotive Recovery Services, Inc. (100%)
Axle Holdings, Inc.	United States (DE)	IAA Holdings, Inc. (100%)
Insurance Auto Auctions, Inc.	United States (IL)	Axle Holdings, Inc. (100%)
Auto Disposal Systems, Inc.	United States (OH)	Insurance Auto Auctions, Inc. (100%)
IAA Services, Inc.	United States (IL)	Insurance Auto Auctions, Inc. (100%)
Insurance Auto Auctions Corp.	United States (DE)	Insurance Auto Auctions, Inc. (100%)
Decision Dynamics, LLC	United States (SC)	Insurance Auto Auctions, Inc. (100%)

Insurance Auto Auctions of Georgia, LLC	United States (GA)	Insurance Auto Auctions Corp. (100%)
Axle Holdings Acquisition Company LLC	United States (DE)	Insurance Auto Auctions Corp. (100%)
IAA Acquisition Corp.	United States (DE)	Insurance Auto Auctions Corp. (100%)
Insurance Auto Auctions Tennessee LLC	United States (TN)	Insurance Auto Auctions Corp. (100%)
DDI MVS GROUP, LLC	United States (SC)	Decision Dynamics, LLC (100%)
PJH Ventures, Inc.	United States (DE)	Axle Holdings, Inc. (100%)
IAA International Holdings Limited	UK	IAA Holdings, Inc. (100%)
Synetiq Holdings Limited	UK	IAA International Holdings Limited (100%)
IAA UK Holdings Limited	UK	IAA International Holdings Limited (100%)
1st Interactive Design Limited	UK	IAA UK Holdings Limited. (100%)
IAA Vehicle Services Limited	UK	IAA UK Holdings Limited (100%)
Gilbert Mitchell Holdings Limited	UK	Synetiq Limited (100%)
Gilbert Mitchell Limited	UK	Gilbert Mitchell Holdings Limited (100%)
D.H. Systems Consultancy Limited	UK	Synetiq Holdings Limited (100%)
Newhog Holdings Limited	UK	Synetiq Holdings Limited (100%)
Synetiq Limited	UK	Synetiq Holdings Limited (100%)
Car Transplants (Holdings) Limited	UK	Synetiq Holdings Limited (100%)
Synetiq Nominees Limited	UK	Synetiq Holdings Limited (100%)
Car Transplants Limited	UK	Car Transplants (Holdings) Limited (100%)
Car Transplants (Hurleston) Limited	UK	Car Transplants (Holdings) Limited (100%)
Car Transplants Recycling Limited	UK	Car Transplants (Holdings) Limited (100%)
Repossessions-UK Limited	UK	Car Transplants Limited (100%)
Motorhog Limited	UK	Newhog Holdings Limited (100%)
Doncaster Motor Spares Limited	UK	Motorhog Limited (100%)
FAB Recycling Limited	UK	Motorhog Limited (100%)
Motor Bundle Limited	UK	Motorhog Limited (100%)
GBP 123 Limited.	UK	Synetiq Limited (100%)
1206397 B.C. Unlimited Liability Company	Canada	IAA Holdings, Inc. (100%)
Impact Auto Auctions Ltd.	Canada (ONT)	1206397 B.C. Unlimited Liability Company (100%)
Suburban Auto Parts Inc.	Canada (ONT)	Impact Auto Auctions Ltd. (100%)
Impact Auctions Sudbury Ltd.	Canada (ONT)	Impact Auto Auctions Ltd. (100%)

Schedule 6.16

Post-Closing Matters

1.	As promptly as reasonably practicable after the Restatement Date, and in any event within sixty (60) days of the Restatement Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent, all outstanding certificates and instruments constituting Pledged Equity (as defined in the Security Agreement), in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, in each case, reasonably acceptable to the Administrative Agent; which shall include the share certificates for Boom and Bucket, Inc., held by Ritchie Bros. Auctioneers (America) Inc. and the applicable instruments of transfer or assignment in blank.

2.	As promptly as reasonably practicable after the Restatement Date, and in any event within sixty (60) days of the Restatement Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent, the following promissory notes (along with the applicable note allonges), in each case to the extent required to be delivered pursuant to the Security Agreement or Canadian Security Agreement, as applicable:

a.	$40,530,000.00 CAD Promissory Note, dated as of December 31, 2023, by Ritchie Bros. Auctioneers (Canada) Ltd. in favor of RB Global, Inc.

b.	$44,975,000.00 CAD Promissory Note, dated as of December 31, 2023, by Ritchie Bros. Properties Ltd. in favor of RB Global, Inc.

c.	$39,500,000.00 CAD Promissory Note, dated as of February 6, 2025, by Ritchie Bros. Investment Holdings (Luxembourg) S.A. R.L. in favor of Ritchie Bros. Auctioneers (Canada) Ltd.

Schedule 7.01

Liens Existing on the Restatement Date

Ritchie Bros. Auctioneers (America) Inc.

1.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

2.	Security interest in favor of Atlantic Ford Truck Sales, Inc., in respect of certain consigned inventory

3.	Purchase money security interest in favor of Skyjack Equipment Services, Inc. and Skyjack Financial Services, Inc. in respect of certain equipment

4.	Security interest in favor of Hewlett-Packard Financial Services Company in respect of certain leased or financed equipment and software

5.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

6.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

7.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

8.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

9.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

10.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

11.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

12.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

13.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

14.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

15.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

16.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

17.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

18.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

19.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

20.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

21.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

22.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

23.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

24.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

25.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

26.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

27.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

28.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

29.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

30.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

31.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

32.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

33.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

34.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

35.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

36.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

37.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

38.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

39.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

40.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

41.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

42.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

43.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

44.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

45.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

46.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

47.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

48.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

49.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

50.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

51.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

52.	Security interest in favor of Caterpillar Financial Services Corporation in respect of certain equipment

53.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

54.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

55.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

56.	Security interest in favor of VFS US LLC in respect of certain motor vehicles

57.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

58.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

59.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

60.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

61.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

62.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

63.	Security interest in favor of VFS Leasing Co. in respect of certain motor vehicles

64.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

65.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

66.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

67.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

68.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

69.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

70.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

71.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

72.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

73.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

74.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

75.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

76.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

77.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

78.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

79.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

80.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

IronPlanet, Inc.

1.	Purchase money security interest in favor of Skyjack Equipment Services, Inc. and Skyjack Financial Services, Inc. in respect of certain equipment

2.	Security interest in favor of JCB, Inc., in respect of certain inventory

3.	Security interest in favor of Holt of California in respect of certain motor vehicles

4.	State tax lien filed in favor of the State of California

5.	State tax lien filed in favor of the State of California

6.	State tax lien filed in favor of the State of California

7.	State tax lien filed in favor of the State of California

Ritchie Bros. Auctioneers Pty Ltd

1.	Purchase money security interest in favor of Freo Group Ltd. in respect of certain equipment

2.	Purchase money security interest in favor of Fuji Xerox Finance Limited and Fuji Xerox Australia Pty. Limited in respect of certain equipment

3.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain equipment

4.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain motor vehicles

5.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain motor vehicles

6.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain equipment

7.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain motor vehicles

8.	Purchase money security interest in favor of Global Industrial Services (Aust) Pty Ltd, Global Construction Services Limited, GCS Concrete Pumping Pty Ltd, GCS Hire Pty Ltd, BFA Investments Pty Ltd, GCS Access Pty Ltd, C.A.S.C. Constructions Pty. Ltd., GCS Budget Portables Pty Ltd, GCS Integrated Services Pty Ltd in respect of certain equipment

9.	Purchase money security interest in favor of Coates Hire Operations Pty Limited in respect of certain vehicles

10.	Purchase money security interest in favor of Coates Hire Operations Pty Limited in respect of certain equipment

11.	Purchase money security interest in favor of Kennards Hire Pty Limited in respect of certain equipment

12.	Purchase money security interest in favor of Hastings Deering (Australia) Limited in respect of certain equipment

13.	Purchase money security interest in favor of Hastings Deering (Australia) Limited in respect of certain equipment

14.	Purchase money security interest in favor of BTP Equipment Pty Ltd in respect of certain equipment

15.	Purchase money security interest in favor of BTP Equipment Pty Ltd in respect of certain equipment

16.	Purchase money security interest in favor of Heaneys Performers In Print Pty Ltd in respect of certain equipment

17.	Purchase money security interest in favor of Hastings Deering (Australia) Limited in respect of certain equipment

18.	Purchase money security interest in favor of Hastings Deering (Australia) Limited in respect of certain motor vehicles

19.	Purchase money security interest in favor of Burwell Technologies Pty Limited in respect of certain equipment

20.	Purchase money security interest in favor of Blastone International (Aust) Pty Ltd in respect of certain equipment

21.	Purchase money security interest in favor of Sandvik Mining and Construction Australia Pty Ltd in respect of certain equipment

22.	Purchase money security interest in favor of BTP Equipment Pty Ltd in respect of certain motor vehicles

23.	Purchase money security interest in favor of BTP Equipment Pty Ltd in respect of certain motor vehicles

24.	Purchase money security interest in favor of The Trustee for The TWA Trust in respect of certain equipment

25.	Purchase money security interest in favor of Western Plant Hire (WA) Pty Ltd in respect of certain motor vehicles

26.	Purchase money security interest in favor of Western Plant Hire (WA) Pty Ltd in respect of certain equipment

27.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

28.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

29.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

30.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

31.	Purchase money security interest in favor of Onsite Rental Group Operations Pty Ltd in respect of certain equipment

32.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

33.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

34.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

35.	Purchase money security interest in favor of Orix Australia Corporation Limited in respect of certain motor vehicles

36.	Security interest in favor of Northern Managed Finance Pty Ltd in respect of certain equipment

Ritchie Bros. Properties Pty Ltd

1.	Purchase money security interest in favor of Australian Portable Buildings Pty. Limited in respect of certain equipment

RB Global, Inc.

1.	Security interest in favour of ARI Financial Services Inc. in respect of certain leased motor vehicles and equipment

2.	Security interest in favour of Macquarie Equipment Finance Ltd. in respect of certain leased equipment

3.	Security interest in favour of Xerox Canada Ltd. in respect of certain equipment

4.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

Ritchie Bros. Auctioneers (Canada) Ltd./Les Encans Ritchie Bros (Canada) Ltd.

1.	Security interest in favour of Xerox Canada Ltd. in respect of certain office equipment and software

2.	Security interest in favour of Coast Capital Savings Credit Union in respect of certain motor vehicles

3.	Security interest in favour of VFS Canada Inc. in respect of motor vehicles and equipment

4.	Security interest in favour of RCAP Leasing Inc. in respect of certain motor vehicles and leased equipment

5.	Security interest in favour of ARI Financial Services Inc. in respect of certain leased motor vehicles and equipment

6.	Security interest in favour of Hewlett-Packard Financial Services Canada Company/Compagnie De Services Financiers Hewlett-Packard Canada in respect of certain financed or leased goods, software and personal property

7.	Security interest in favour of Hewlett-Packard Financial Services Canada Company/Compagnie De Services Financiers Hewlett-Packard Canada in respect of inventory, accounts, equipment and other

8.	Security interest in favour of Cropac Equipment Inc. in respect of certain motor vehicles

9.	Security interest in favour of Toromont Cat, a Div. of Toromont Industries Ltd. in respect of certain equipment and motor vehicles

10.	Security interest in favour of Strongco Limited Partnership in respect of certain motor vehicles and equipment

11.	Security interest in favour of Wheels Leasing Canada, Ltd. in respect of certain motor vehicles and equipment

12.	Security interest in favour of 6 & Z Truck Repairs Inc. in respect of certain motor vehicles

13.	Security interest in favour Caterpillar Financial Services Limited in respect of certain motor vehicles and equipment

SmartEquip, Inc.

1.	Security interest in favor of VAR Technology Finance in respect of certain leased equipment

2.	Security interest in favor of TAMCO Capital Corp. in respect of certain leased equipment

IAA Holdings, LLC

1.	Security interest in favor of CHG-Meridian USA Corp. and Huntington National Bank in respect of certain leased equipment

2.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

3.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

4.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

5.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

6.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

7.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

8.	Security interest in favor of Truist Equipment Finance Corp. in respect of certain leased equipment

9.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

10.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

11.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

Insurance Auto Auctions, Inc.

1.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

2.	Security interest in favor of Airing Equipment Company Inc.. in respect of certain leased equipment

3.	Security interest in favor of BOXX Modular Inc. in respect of certain specialized structures

4.	Security interest in favor of Xerox Financial Services in respect of certain leased equipment

5.	Security interest in favor of Xerox Financial Services in respect of certain leased equipment

6.	Security interest in favor of Power Equipment Company in respect of certain leased equipment

7.	Security interest in favor of McClung-Logan Equipment Company, Inc. in respect of certain leased equipment

8.	Security interest in favor of Xerox Financial Services in respect of certain leased equipment

9.	Security interest in favor of McClung-Logan Equipment Company, Inc. in respect of certain leased equipment

10.	Security interest in favor of McClung-Logan Equipment Company, Inc. in respect of certain leased equipment

11.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

12.	Security interest in favor of McClung-Logan Equipment Company, Inc. in respect of certain leased equipment

13.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

14.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

15.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

16.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

17.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

18.	Security interest in favor of De Lage Landen Financial Services, Inc. in respect of certain leased equipment

19.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

20.	Security interest in favor of U.S. Bank Equipment Finance, a division of U.S. Bank National in respect of certain leased equipment

21.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

22.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

23.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

24.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

25.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

26.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

27.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

28.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

29.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

30.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

31.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

32.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

33.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

34.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

35.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

36.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

37.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

38.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

39.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

40.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

41.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

42.	Security interest in favor of First-Citizens Bank & Trust Company. in respect of certain leased equipment

ALBERTA PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	23031506329	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee. / Ritchie Bros Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as collateral agent	ALL OF THE DEBTOR’S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

2.	Ironplanet Canada Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	23031506349	Ironplanet Canada Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as collateral agent	ALL OF THE DEBTOR’S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY.	March 15, 2033

3.	Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	15041020078

Ritchie Bros. Auctioneers Incorporated

Bridgeport Agencies Ltd.

Ritchie Bros. Auctioneers Incorporated

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Lte

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			April 10, 2015	Ari Financial Services Inc.

Serial Number Goods

Motor Vehicle Collateral

General Collateral

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING WITHOUT LIMITATION, PASSENGER AUTOMOBILES, VANS, TRUCKS, TRUCK-TRACTORS, TRUCK-TRAILERS, TRUCK-CHASSIS AND TRUCK-BODIES), AUTOMOTIVE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, TRAILERS, BOXES AND REFRIGERATION UNITS), MATERIALS-HANDLING EQUIPMENT AND OTHER GOODS (WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING) LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS (AS DEFINED BELOW) OF OR RELATING TO ANY OF THE FOREGOING.

PROCEEDS: ALL PROCEEDS OF ANY OF THE ABOVE COLLATERAL IN ANY FORM (INCLUDING WITHOUT LIMITATION, GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, INSTRUMENTS, MONEY AND INTANGIBLES (AS EACH SUCH TERMS IS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT)) DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE ABOVE COLLATERAL OR ANY PROCEEDS THEREOF.

						April 10, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(b)	16100418135

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			October 4, 2016	VFS Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General Collateral

2016 VOLVO L110H S/N VCEL110HJ0S631182, ENGINE # 11934176 C/W COUPLER BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH (1) ALL PRESENT AND AFTER-ACQUIRED PARTS ACCESSIONS, ATTACHMENTS AND REPLACEMENTS THERETO; AND (2) PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY.

						October 4, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	16102605557

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd/Les Encans Ritchie Bros (Canada)

Les Encans Ritchie Bros (Canada) Ltee/Ritchie Bros Auctioneers (Canada

Ritchie Bros Auctioneers (Canada) Ltd

			October 26, 2016	Hewlett-Packard Financial Services Canada Company Compagnie De Services Financiers Hewlett-Packard Canada

General

ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION ALL COMPUTER, TELECOMMUNICATIONS, PRINTING, IMAGING, COPYING, SCANNING, PROJECTION, GRAPHICS, NETWORKING, STORAGE AND POINT OF SALE EQUIPMENT, INCLUDING WITHOUT LIMITATION SERVERS, LAPTOPS, DESKTOPS, TABLETS, SMART PHONES AND OTHER HAND HELD DEVICES, PRINTERS, PRINTING PRESSES, SCANNERS, FAX MACHINES, DIGITAL PHOTOGRAPHY AND IMAGING DEVICES, INK, TONER, WORKSTATIONS, PLATFORM CARTS, TAPE LIBRARIES, ATMS, CASH REGISTERS; AND ANY AND ALL ATTACHMENTS, ACCESSORIES, ADDITIONS, GENERAL INTANGIBLES, SUBSTITUTIONS, PRODUCTS, REPLACEMENTS, RENTALS, MANUALS AND ANY RIGHT, TITLE OR INTEREST IN ANY SOFTWARE USED TO OPERATE OR OTHERWISE INSTALLED IN ANY OF THE FOREGOING (INCLUDING WITHOUT LIMITATION NETWORKING SOLUTIONS, SYSTEM SECURITY AND STORAGE SOLUTIONS, CLOUD SOLUTIONS, AND ENTERPRISE SOLUTIONS), FURNITURE AND FIXTURES, RACKS, ENCLOSURES AND NODES; AND ALL PROCEEDS OF THE FOREGOING INCLUDING WITHOUT LIMITATION, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, FIXTURES, LICENSES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED-IN OR REPOSSESSED AND ALL INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.

						October 26, 2041

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(d)	18121111212

Ritchie Bros. Auctioneers (Canada) Ltd./Les Encans Ritchie Bros. (Canada) Ltee.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee.

Ritchie Bros. Auctioneers (Canada) Ltd./Les Encans Ritchie Bros. (Canada) Ltee.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee.

			December 11, 2018	RCAP Leasing Inc.

Serial Number Goods

Mobile Home Collateral

General

ALL TRANSPORTATION EQUIPMENT FROM TIME TO TIME LEASED BY THE SECURED PARTY TO THE DEBTOR AS DESCRIBED ON LEASES, CONDITIONAL SALES AGREEMENTS AND ANY OTHER FINANCING AGREEMENTS ENTERED INTO BETWEEN THE SECURED PARTY AND THE DEBTOR FROM TIME TO TIME AND ANY PROCEEDS THEREOF, TOGETHER WITH ALL REPLACEMENT PARTS, ACCESSORIES AND ATTACHMENTS.

						December 11, 2028
(e)	20103025335

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			October 30, 2020	VFS Canada Inc.

Serial number goods

Motor vehicle collateral

General collateral

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						October 30, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(f)	21032502334

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			March 25, 2021	VFS Canada Inc.

Serial number goods

Motor vehicle collateral

General

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS.

						March 25, 2027
(g)	22032301024

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			March 23, 2022	VFS Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231.

THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS.

						March 23, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(h)	22110206956

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			November 2, 2022	VFS Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						November 2, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(i)	23012627759

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			January 26, 2023	VFS Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						January 26, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(j)	23031506254

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY.	March 15, 2033
(k)	24090619013

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros.(Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

			September 6, 2024	De Lage Landen Financial Services Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						September 6, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(l)	24111907004

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee.

Les Encans Ritchie Bros.(Canada) Ltee.

Les Encans Ritchie Bros.(Canada) Ltee. / Ritchie Bros. Auctioneers (Canada) Ltd.

			November 19, 2024	De Lage Landen Financial Services Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						November 19, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(m)	25021425327

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

			February 14, 2025	De Lage Landen Financial Services Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						February 14, 2031

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(n)	25022829409

Ritchie Bros Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

			February 28, 2025	De Lage Landen Financial Services Canada Inc.

Serial Number Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						February 28, 2031

4.	RB Global Inc.

Nil.

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	See 3(a) above.
(b)	See 3(b) above.
(c)	See 3(c) above.
(d)	18051005479	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 10, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $48733	May 10, 2025
(e)	18052209421	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 22, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46548	May 22, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(f)	18062203921	Ritchie Bros. Auctioneers, (Canada) Ltd.	June 22, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46697	June 22, 2025
(g)	18062208286	Ritchie Bros. Auctioneers, (Canada) Ltd.	June 22, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49370	June 22, 2025
(h)	18073105226	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 31, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $56990	July 31, 2025
(i)	18111401675	Ritchie Bros. Auctioneers, (Canada) Ltd.	November 14, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $38547	November 14, 2025
(j)	See 3(d) above.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(k)	18121301116	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 13, 2018	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63473	December 13, 2025
(l)	19031404325	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 14, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46955	March 14, 2026
(m)	19040503972	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 5, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $71747	April 5, 2025
(n)	19041004241	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 10, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $45375	April 10, 2025
(o)	19043006211	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 30, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $48664	April 30, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(p)	19051304966	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 13, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $52112	May 13, 2025
(q)	19051305375	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 13, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $48454	May 13, 2025
(r)	19051604734	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 16, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62173	May 16, 2025
(s)	19072605453	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 26, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $50535	July 26, 2025
(t)	19073006708	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 30, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $66364	July 30, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(u)	19082306369	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 23, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $71145	August 23, 2025
(v)	19101705374	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 17, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $64098	October 17, 2025
(w)	19121204797	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 12, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46108	December 12, 2025
(x)	19123006037	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 30, 2019	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46108	December 30, 2025
(y)	20012905391	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 29, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49298	January 29, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(z)	20013011500	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 30, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49817	January 30, 2026
(aa)	20020405687	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 4, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49253	February 4, 2026
(bb)	20022600825	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 26, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $52956	February 26, 2026
(cc)	20030403943	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 4, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46346	March 4, 2026
(dd)	20033105145	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 31, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $69306	March 31, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ee)	20040201967	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 2, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49184	April 2, 2025
(ff)	20050105561	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 1, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63401	May 1, 2025
(gg)	20072015193	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 20, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $57095	July 20, 2025
(hh)	20081806092	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 18, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63507	August 18, 2025
(ii)	20082805780	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 28, 2020	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63689	August 28, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(jj)	See 3(e) above.
(kk)	See 3(f) above.
(ll)	21051502866	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 15, 2021	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $49943	May 15, 2025
(mm)	21090108431	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 1, 2021	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $50581	September 1, 2025
(nn)	21102907544	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 29, 2021	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $46187	October 29, 2025
(oo)	22020404940	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 4, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $54925	February 4, 2026
(pp)	22021604512	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 16, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $54793	February 16, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(qq)	22030205209	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 2, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $55363	March 2, 2026
(rr)	See 3(g) above.
(ss)	22033005335	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 30, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $45782	March 30, 2026
(tt)	22040106260	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 1, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $54925	April 1, 2025
(uu)	22062415071	Ritchie Bros. Auctioneers, (Canada) Ltd.	June 24, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $54965	June 24, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(vv)	22071403016	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 14, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $67000	July 14, 2025
(ww)	22080601612	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 6, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $66500	August 6, 2025
(xx)	22080601639	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 6, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $66500	August 6, 2025
(yy)	22091505932	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 15, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63573	September 15, 2025
(zz)	22102110242	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 21, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $87197	October 21, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(aaa)	22102202798	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 22, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $52230	October 22, 2025
(bbb)	22102901891	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 29, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $85488	October 29, 2025
(ccc)	See 3(h) above.
(ddd)	22112405195	Ritchie Bros. Auctioneers, (Canada) Ltd.	November 24, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $66999	November 24, 2025
(eee)	22120604058	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 6, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $68499	December 6, 2025
(fff)	22120604162	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 6, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $68499	December 6, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ggg)	23012010747	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 20, 2022	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $82784	January 20, 2026
(hhh)	See 3(i) above.
(iii)	See 3(j) above.
(jjj)	23092202394	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 22, 2023	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62901	September 22, 2026
(kkk)	23092209024	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 22, 2023	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62901	September 22, 2026
(lll)	23092300559	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 23, 2023	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62587	September 23, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(mmm)	23120603264	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 6, 2023	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62486	December 6, 2026
(nnn)	23122902570	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 29, 2023	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $62548	December 29, 2026
(ooo)	24011213832	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 12, 2024	Wheels Leasing Canada, Ltd.	Serial Numbered Goods Motor Vehicle Collateral General AMOUNT SECURED $63434	January 12, 2027
(ppp)	24022317706	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL FORD TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3197086, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

Purchase Money Security Interest.

						February 23, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(qqq)	24022320632	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

ALL GOODS AND EQUIPMENT OF EVERY NATURE OR KIND FINANCED PURSUANT TO MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM, INCLUDING ALL AFTER ACQUIRED GOODS AND EQUIPMENT SUBJECT TO ANY EQUIPMENT SECURITY NOTES ATTACHED TO AND FORMING PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432.

Purchase Money Security Interest.

						February 23, 2034

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(rrr)	24041931523	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 19, 2024	De Lage Landen Financial Services Canada Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, AND SUCH OTHER GOODS FINANCED BY THE SECURED PARTY, WHEREVER SITUATED, CONSISTING OF C/W VOLVO 500327 BUCKET 3.5 YD S/N SHP 5405, ACCURATE 502097 MATERIAL HANDLING ARM S/N 2212-6233001, LUBECORE 502665 AUTOLUBE SYSTEM, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE GENERAL COLLATERAL OR SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						April 19, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(sss)	See 3(k) above.
(ttt)	24091116477	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 11, 2024	De Lage Landen Financial Services Canada Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED GOODS, MOTOR VEHICLES, ACCOUNTS, MONEY, CHATTEL PAPER, DOCUMENTS OF TITLE, INVESTMENT PROPERTY, INSTRUMENTS AND INTANGIBLES AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, INSURANCE PROCEEDS AND ALL OTHER SUBSTITUTIONS, RENEWALS, ALTERATIONS OR PROCEEDS OF EVERY DESCRIPTION AND OF ANY KIND WHATSOEVER DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALINGS WITH THE SERIAL NUMBER COLLATERAL DESCRIBED ABOVE, OR PROCEEDS THEREFROM.

						September 11, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(uuu)	24101612529	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 16, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3235615, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						October 16, 2029
(vvv)	24102420273	Ritchie Bros. Auctioneers, (Canada) Ltd.	October 24, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3237019, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						October 24, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(www)	24110128451	Ritchie Bros. Auctioneers, (Canada) Ltd.	November 1, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3237599, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						November 1, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(xxx)	See 3(l) above.
(yyy)	24120412805	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 4, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3243641, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						December 4, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(zzz)	25011303862	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 13, 2024	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL 2024 FORD F150 TRUCKSOF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3248061, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						January 13, 2030
(aaaa)	See 3(m) above.
(bbbb)	See 3(n) above.
(cccc)	25030511307	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 5, 2025	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL FORD TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3255324, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						March 5, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(dddd)	25031328357	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 13, 2025	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3257264, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						March 13, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(eeee)	25031730475	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 17, 2025	CWB National Leasing Inc.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL FORD TRUCK, CHEVROLET TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3257824, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

Purchase Money Security Interest.

						March 17, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ffff)	25031913167	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(gggg)	25031913181	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028
(hhhh)	25031913193	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(iiii)	25031913201	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(jjjj)	25031913214	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(kkkk)	25031913222	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(llll)	25031913232	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(mmmm)	25031913241	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 19, 2025	Wheels Leasing Canada, Ltd.

Serial Numbered Goods

Motor Vehicle Collateral

General

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING, WITHOUT LIMITATION, PASSENGER AUTOMOBILES, CARS, VANS, AND TRUCKS) AND TRAILERS LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS OF OR RELATING TO ANY OF THE FOREGOING IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE FOREGOING OR ANY PROCEEDS THEREOF.

						March 19, 2028

6.	Ritchie Bros. Finance Ltd.

Nil.

7.	Ritchie Bros. Financial Services Ltd.

Nil.

8.	Ritchie Bros. Holdings Ltd.

Nil

9.	Ritchie Bros. Properties Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	23031506329	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee. / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S Bank Trust Company, National Association, as Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY.	March 15, 2033

10.	Ritchie Bros. Real Estate Services Ltd.

Nil

11.	Rouse Services Canada Ltd.

Nil.

BRITISH COLUMBIA PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413445P	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. /Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee /Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

2.	Ironplanet Canada Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413452P	Ironplanet Canada Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

3.	Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	577479J

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Can

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Can

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			October 4, 2016	VFS Canada Inc.

Motor Vehicle Collateral

2016 VOLVO L110H S/N VCEL110HJ0S631182 , ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // TOGETHER WITH (1) ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, APPURTENANCES, COMPONENTS, APPLIANCES, ATTACHMENTS, AND REPLACEMENTS THERETO AND ANY EQUIPMENT OF WHATEVER NATURE THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME THERETO, AND (2) PROCEEDS: ALL GOODS, SECURITIES, INSTRUMENTS, DOCUMENTS OF TITLE, CHATTEL PAPER, INTANGIBLES AND MONEY. TERMS USED HEREIN THAT ARE DEFINED IN THE PERSONAL PROPERTY SECURITY ACT (BRITISH COLUMBIA), THE REGULATIONS MADE THEREUNDER OR ANY AMENDMENTS MADE THERETO HAVE THOSE DEFINED MEANINGS. NOTE: THE DEBTOR'S FULL LEGAL NAME IS: RITCHIE BROS. MEANINGS. NOTE: THE DEBTOR'S FULL LEGAL NAME IS: RITCHIE BROS. AUCTIONEERS (CANADA) LTD./ LES ENCANS RITCHIE BROS. (CANADA) LTEE.

October 4, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(b)	621594J

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada)

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada

			October 26, 2016	Hewlett-Packard Financial Services Canada Company Compagnie De Services Financiers Hewlett-Packard Canada	ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME \HEWLETT-PACKARD\, \HP\ OR \HEWLETT PACKARD ENTERPRISE\ OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING, INCLUDING WITHOUT ,LIMITATION ALL COMPUTER, TELECOMMUNICATIONS, PRINTING, IMAGING, COPYING, SCANNING, PROJECTION, GRAPHICS, NETWORKING, STORAGE AND POINT OF SALE EQUIPMENT, INCLUDING WITHOUT LIMITATION SERVERS, LAPTOPS, DESKTOPS, TABLETS, SMART PHONES AND OTHER HAND HELD DEVICES, PRINTERS, PRINTING PRESSES, SCANNERS, FAX MACHINES, DIGITAL PHOTOGRAPHY AND ,IMAGING DEVICES, INK, TONER, WORKSTATIONS, PLATFORM CARTS, TAPE LIBRARIES, ATMS, CASH REGISTERS; AND ANY AND ALL ATTACHMENTS, ACCESSORIES, ADDITIONS, GENERAL INTANGIBLES, SUBSTITUTIONS, PRODUCTS, REPLACEMENTS, RENTALS, MANUALS AND ANY RIGHT, TITLE OR INTEREST IN ANY SOFTWARE USED TO OPERATE OR OTHERWISE INSTALLED IN ANY OF THE ,FOREGOING (INCLUDING WITHOUT LIMITATION NETWORKING SOLUTIONS, SYSTEM SECURITY AND STORAGE SOLUTIONS, CLOUD SOLUTIONS, AND ENTERPRISE SOLUTIONS), FURNITURE AND FIXTURES, RACKS, ENCLOSURES AND NODES; AND ALL PROCEEDS OF THE FOREGOING INCLUDING WITHOUT LIMITATION, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, FIXTURES, LICENSES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED-IN OR REPOSSESSED AND ALL INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	October 26, 2041

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	885269L

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd.Les Encans Ritchie Bros. (Canad

Les Encans Ritchie Bros. (Canada) LteeRitchie Bros. Auctioneers (Canad

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Cana

Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Cana

			November 11, 2019	Caterpillar Financial Services Limited

Motor Vehicle Collateral

ONE (1) CATERPILLAR 918M WHEEL LOADER C/W FORKS AND QUICK COUPLER TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE ,PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL. PROCEEDS MEANS GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

November 11, 2025
(d)	926847L	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	December 2, 2019	Caterpillar Financial Services Limited

Motor Vehicle Collateral

ONE (1) CATERPILLAR 289D3 COMPACT TRACK LOADER C/W FORKS AND GENERAL PURPOSE BUCKET ONE (1) CATERPILLAR 289D3 COMPACT TRACK LOADER C/W FORKS AND GENERAL PURPOSE BUCKET TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY ,FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL. PROCEEDS MEANS GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

December 2, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	564843M	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	October 30, 2020	VFS Canada Inc.

Motor Vehicle Collateral

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998- 1, WBM FORKS AND FRAME S/N 3W84000-1. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT ,MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

October 30, 2026
(f)	854088M	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 25, 2021	VFS Canada Inc.

Motor Vehicle Collateral

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER- ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 25, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(g)	614503N	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 23, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231.

THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 23, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(h)	179307P

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Bros. (Canada) Ltee Ritchie Bros.

			November 2, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

November 2, 2028
(i)	324373P	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	January 27, 2023	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

January 27, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(j)	413441P

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033
(k)	759899P	Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	August 30, 2023	Machinery Supply Inc.	CUSTOMER HEREBY GRANTS TO SELLER A SECURITY INTEREST IN THE GOODS SOLD, WHICH SECURITY INTEREST SHALL EXTEND TO ALL PARTS OR ACCESSORIES NOW OR HEREAFTER ATTACHED TO THE MACHINERY AND TO THE PROCEEDS THEREFROM. EQUIPMENT IS FURTHER DESCRIBED AS: EQ0000158 DODGE RAM EQ0000017 CANNON FOGGER EQ0000022 WATER CANNON GENERATOR TRAILER.	August 30, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(l)	252071Q	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	March 15, 2024	De Lage Landen Financial Services Canada Inc.

Motor Vehicle Collateral

ALL GOODS OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED PERSONAL PROPERTY WHICH IS DERIVED, DIRECTLY OR INDIRECTLY, FROM ANY DEALING WITH OR DISPOSITION OF THE ABOVE-DESCRIBED COLLATERAL, INCLUDING WITHOUT LIMITATION, ALL INSURANCE AND OTHER PAYMENTS PAYABLE AS INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE THERETO, ACCOUNTS, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE ABOVE-DESCRIBED COLLATERAL, GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, CHEQUES, DEPOSITS, SECURITIES AND INTANGIBLES.

March 15, 2030

4.	RB Global, Inc.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413440P	RB Global, Inc.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	See 3(a) above.
(b)	See 3(b) above.
(c)	See 3(c) above.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(d)	254015L	Ritchie Bros. Auctioneers (Canada) Ltd.	January 10, 2019	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 40497	January 10, 2026
(e)	420410L	Ritchie Bros. Auctioneers (Canada) Ltd.	April 8, 2019	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 45324	April 8, 2025
(f)	728521L	Ritchie Bros. Auctioneers (Canada) Ltd.	August 28, 2019	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 47279	August 28, 2025
(g)	See 3(d) above.
(h)	040399M	Ritchie Bros. Auctioneers (Canada) Ltd.	February 4, 2020	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 49450	February 4, 2026
(i)	064050M	Ritchie Bros. Auctioneers (Canada) Ltd.	February 17, 2020	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 46323	February 17, 2026
(j)	520439M	Ritchie Bros. Auctioneers (Canada) Ltd.	October 9, 2020	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 48179	October 9, 2025
(k)	See 3(e) above.
(l)	See 3(f) above.
(m)	956740M	Ritchie Bros. Auctioneers (Canada) Ltd.	May 10, 2021	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 49827	May 10, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(n)	978896M	Ritchie Bros. Auctioneers (Canada) Ltd.	May 19, 2021	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 49699	May 19, 2025
(o)	237405N	Ritchie Bros. Auctioneers (Canada) Ltd.	September 13, 2021	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED 50581	September 13, 2025
(p)	See 3(g) above.
(q)	873395N	Ritchie Bros. Auctioneers (Canada) Ltd.	July 21, 2022	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED $57584	July 21, 2025
(r)	See 3(h) above.
(s)	See 3(i) above.
(t)	See 3(j) above.
(u)	See 3(l) above.
(v)	206309Q	Ritchie Bros. Auctioneers (Canada) Ltd.	February 22, 2024	CWB National Leasing Inc.	ALL GOODS AND EQUIPMENT OF EVERY NATURE OR KIND FINANCED PURSUANT TO MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM, INCLUDING ALL AFTER ACQUIRED GOODS AND EQUIPMENT SUBJECT TO ANY EQUIPMENT SECURITY NOTES ATTACHED TO AND FORMING PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432.	February 22, 2034

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(w)	209194Q	Ritchie Bros. Auctioneers (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3197085, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

February 23, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(x)	209387Q	Ritchie Bros. Auctioneers (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL FORD TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3197086, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

February 23, 2029
(y)	See 3(l) above.
(z)	255690Q	Ritchie Bros. Auctioneers (Canada) Ltd.	March 18, 2024	De Lage Landen Financial Services Canada Inc.	ALL GOODS OF THE DEBTOR FI NANCED BY THE SECURED PARTY, WHEREVER SITUATED, CONSISTI NG OF 2024/VOLVO / L30GS/3224817/WITH ATTACHMENTS AND ACCESSORIES, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATI NG THERETO, ALL ATT ACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON AND ALL REPLACEMENTS, SUBSTI TUTI ONS, ADDITI ONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFT ER ACQUIRED PERSONAL PROPERTY WHICH IS DERIVED, DIRECTLY OR INDIRECTLY, FROM ANY DEALING WITH OR DISPOSITI ON OF THE ABOVE-DESCRIBED COLLATERAL, INCLUDING WITHOUT LIMITATI ON, ALL INSURANCE AND OTHER PAYMENTS PAYABLE AS INDEMNITY OR COMPENSATI ON FOR LOSS OR DAMAGE THERETO, ACCOUNTS, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OF THE ABOVE-DESCRIBED COLLATERAL, GOODS, CHATT EL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TI TLE, INSTRUMENTS, MONEY, CHEQUES, DEPOSITS, SECURITI ES AND INTANGIBLES.	March 18, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(aa)	305366Q	Ritchie Bros. Auctioneers (Canada) Ltd.	April 10, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL CHEVROLET TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3203870, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

April 10, 2029
(bb)	335026Q	Ritchie Bros. Auctioneers (Canada) Ltd.	April 24, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL FORD TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3206995, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

April 24, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(cc)	419446Q	Ritchie Bros. Auctioneers (Canada) Ltd.	June 3, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3209807, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

June 3, 2029
(dd)	419587Q	Ritchie Bros. Auctioneers (Canada) Ltd.	June 3, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL CREW CAB TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3213745, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

June 3, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ee)	425229Q	Ritchie Bros. Auctioneers (Canada) Ltd.	June 5, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL 4X4 SUPERCREW TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3214801 WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

June 5, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ff)	508199Q	Ritchie Bros. Auctioneers (Canada) Ltd.	July 15, 2024	CWB National Leasing Inc.	Motor Vehicle Collateral AGREEMENT NUMBER 3220756, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.	July 15, 2029
(gg)	522797Q	Ritchie Bros. Auctioneers (Canada) Ltd.	July 22, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL 2024 GMC SIERRA 1500 WITH SERIAL 3GTPUCEK3RG362136 NUMBER OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3221695, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

July 22, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(hh)	537271Q	Ritchie Bros. Auctioneers (Canada) Ltd.	July 29, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL 2024 FORD F-150 XLT TRUCK WITH SERIAL NUMBER 1FTFW3L83RFA96079 OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3222996, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

July 29, 2029
(ii)	654142Q	Ritchie Bros. Auctioneers (Canada) Ltd.	September 23, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3231482, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

September 23, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(jj)	686561Q	Ritchie Bros. Auctioneers (Canada) Ltd.	October 7, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL FORD TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3234169, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

October 7, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(kk)	703226Q	Ritchie Bros. Auctioneers (Canada) Ltd.	October 16, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3235615, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

October 16, 2029
(ll)	721988Q	Ritchie Bros. Auctioneers (Canada) Ltd.	October 24, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3237019, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

October 24, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(mm)	740573Q	Ritchie Bros. Auctioneers (Canada) Ltd.	November 1, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL Trucks OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3237599, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

November 1, 2029
(nn)	759416Q	Ritchie Bros. Auctioneers (Canada) Ltd.	November 12, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL FORD TRUCK, & CHEVROLET SILVERADO TRUCK OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3239613, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

November 12, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(oo)	797150Q	Ritchie Bros. Auctioneers (Canada) Ltd.	November 29, 2024	CWB National Leasing Inc.	Motor Vehicle Collateral AGREEMENT NUMBER 3242331, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM	November 29, 2029
(pp)	806161Q	Ritchie Bros. Auctioneers (Canada) Ltd.	December 4, 2024	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL Truck OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3243641, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

December 4, 2029

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(qq)	874876Q	Ritchie Bros. Auctioneers (Canada) Ltd.	January 13, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL 2024 FORD F150 Trucks OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3248061, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

January 13, 2030
(rr)	889566Q	Ritchie Bros. Auctioneers (Canada) Ltd.	January 20, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3249333, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

January 20, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ss)	906888Q	Ritchie Bros. Auctioneers (Canada) Ltd.	January 28, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3250189, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

January 28, 2030
(tt)	978503Q	Ritchie Bros. Auctioneers (Canada) Ltd.	March 5, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL FORD TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3255324, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

March 5, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(uu)	102136R	Ritchie Bros. Auctioneers (Canada) Ltd.	March 13, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3257264, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

March 13, 2030
(vv)	107843R	Ritchie Bros. Auctioneers (Canada) Ltd.	March 17, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL Ford Truck, Chevrolet Truck OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3257824, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM.

March 17, 2030

6.	Ritchie Bros. Finance Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413447P	Ritchie Bros Finance Ltd	March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

7.	Ritchie Bros. Financial Services Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413446P	Ritchie Bros Financial Services Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR’S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

8.	Ritchie Bros. Holdings Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413443P	Ritchie Bros Holdings Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

9.	Ritchie Bros. Properties Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413445P	Ritchie Bros Properties Ltd Immeubles Ritchie Bros Ltee Ritchie Bros Properties Ltd / Immeubles Ritchie Bros Ltee Immeubles Ritchie Bros Ltee / Ritchie Bros Properties Ltd	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

10.	Ritchie Bros. Real Estate Services Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413451P	Ritchie Bros Real Estate Services Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

11.	Rouse Services Canada Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	413453P	Rouse Services Canada Ltd	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent U.S. Bank Trust Company, National Association	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY; ALL PROCEEDS INCLUDING ACCOUNTS, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, SUBSTITUTIONS, CROPS, LICENCES, TRADE INS, INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	March 15, 2033

NOVA SCOTIA PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	37556172	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

2.	Ironplanet Canada Ltd.

Nil.

3.	Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	26664920

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			October 4, 2016	VFS Canada Inc.

Motor Vehicle Collateral

2016 VOLVO L110H S/N VCEL110HJ0S631182 , ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // THE GOODS DESCRIBED ABOVE TOGETHER WITH (1) ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, ATTACHMENTS AND REPLACEMENTS THERETO; AND (2) ALL GOODS, SECURITIES, INSTRUMENTS, DOCUMENTS OF TITLE, CHATTEL PAPER, INTANGIBLES, OR MONEY NOW OR HEREAFTER FORMING PROCEEDS OF THE COLLATERAL DESCRIBED ABOVE.

						October 4, 2025
(b)	32041477	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	November 8, 2019	Caterpillar Financial Services Limited

Motor Vehicle Collateral

ONE (1) CATERPILLAR 938M SMALL WHEEL LOADER C/W QUICK COUPLER, GENERAL PURPOSE BUCKET, MATERIAL HANDLING ARM, PALLET FORKS 72" WITH CARRIAGE TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL.

PROCEEDS MEANS GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

						November 8, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	24587446

Ritchie Bros. Auctioneers Incorporated

Bridgeport Agencies Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			July 13, 2015	ARI Financial Services Inc.	ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING WITHOUT LIMITATION, PASSENGER AUTOMOBILES, VANS, TRUCKS, TRUCK-TRACTORS, TRUCK-TRAILERS, TRUCK-CHASSIS AND TRUCK-BODIES), AUTOMOTIVE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, TRAILERS, BOXES AND REFRIGERATION UNITS), MATERIALS-HANDLING EQUIPMENT AND OTHER GOODS (WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING) LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS (AS DEFINED BELOW) OF OR RELATING TO ANY OF THE FOREGOING. PROCEEDS: ALL PROCEEDS OF ANY OF THE ABOVE COLLATERAL IN ANY FORM (INCLUDING WITHOUT LIMITATION, GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, INSTRUMENTS, MONEY AND INTANGIBLES (AS EACH SUCH TERMS IS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT)) DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE ABOVE COLLATERAL OR ANY PROCEEDS THEREOF.	July 13, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(d)	33602004	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	October 30, 2020	VFS Canada Inc.

Motor Vehicle Collateral

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO.

PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						October 30, 2026
(e)	34221499	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 24, 2021	VFS Canada Inc.

Motor Vehicle Collateral

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						March 24, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(f)	35959048	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 22, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						March 22, 2028
(g)	37040482	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	November 2, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						November 2, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(h)	37373107	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	January 27, 2023	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						January 27, 2027
(i)	37556156

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(j)	26771196

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada)

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada

			October 26, 2016	Hewlett-Packard Financial Services Canada Company Compagnie De Services Financiers Hewlett-Packard Canada	ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION ALL COMPUTER, TELECOMMUNICATIONS, PRINTING, IMAGING, COPYING, SCANNING, PROJECTION, GRAPHICS, NETWORKING, STORAGE AND POINT OF SALE EQUIPMENT, INCLUDING WITHOUT LIMITATION SERVERS, LAPTOPS, DESKTOPS, TABLETS, SMART PHONES AND OTHER HAND HELD DEVICES, PRINTERS, PRINTING PRESSES, SCANNERS, FAX MACHINES, DIGITAL PHOTOGRAPHY AND IMAGING DEVICES, INK, TONER, WORKSTATIONS, PLATFORM CARTS, TAPE LIBRARIES, ATMS, CASH REGISTERS; AND ANY AND ALL ATTACHMENTS, ACCESSORIES, ADDITIONS, GENERAL INTANGIBLES, SUBSTITUTIONS, PRODUCTS, REPLACEMENTS, RENTALS, MANUALS AND ANY RIGHT, TITLE OR INTEREST IN ANY SOFTWARE USED TO OPERATE OR OTHERWISE INSTALLED IN ANY OF THE FOREGOING (INCLUDING WITHOUT LIMITATION NETWORKING SOLUTIONS, SYSTEM SECURITY AND STORAGE SOLUTIONS, CLOUD SOLUTIONS, AND ENTERPRISE SOLUTIONS), FURNITURE AND FIXTURES, RACKS, ENCLOSURES AND NODES; AND ALL PROCEEDS OF THE FOREGOING INCLUDING WITHOUT LIMITATION, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, FIXTURES, LICENSES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED-IN OR REPOSSESSED AND ALL INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS.	October 26, 2041

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(k)	40114050

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd.

			August 30, 2024	De Lage Landen Financial Services Canada Inc.

Motor Vehicle Collateral

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED IDENTIFIABLE OR TRACEABLE PERSONAL PROPERTY THAT IS DERIVED, DIRECTLY OR INDIRECTLY, FROM ANY DEALING WITH OR DISPOSITION OF THE ABOVE-DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL AND IN WHICH THE DEBTOR ACQUIRES AN INTEREST, INCLUDING WITHOUT LIMITATION, ALL INSURANCE AND OTHER PAYMENTS THAT REPRESENT INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE ABOVE DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL, OR A RIGHT TO SUCH PAYMENTS, ACCOUNTS, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OR RENTAL OF THE ABOVE DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL, A PAYMENT MADE IN TOTAL OR PARTIAL DISCHARGE OR REDEMPTION OF CHATTEL PAPER, INVESTMENT PROPERTY, AN INSTRUMENT OR AN INTANGIBLE, RIGHTS ARISING OUT OF, OR PROPERTY COLLECTED ON, OR DISTRIBUTED ON ACCOUNT OF, COLLATERAL THAT IS INVESTMENT PROPERTY, AND GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, INVESTMENT PROPERTY, INSTRUMENTS, MONEY OR INTANGIBLES.

						August 30, 2030
(l)	39381678	Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee	April 12, 2024	Strongco Limited Partnership	Motor Vehicle Collateral	April 12, 2025

4.	RB Global Inc.

Nil

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	See 3(a) above.
(b)	See 3(k) above.
(c)	See 3(b) above.
(d)	See 3(c) above.
(e)	See 3(d) above.
(f)	See 3(e) above.
(g)	See 3(f) above.
(h)	See 3(g) above.
(i)	See 3(h) above.
(j)	See 3(i) above.
(k)	See 3(j) above.
(l)	See 3(l) above.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(m)	40140253	Ritchie Bros Auctioneers (Canada) Ltd. Debert Air Industrial Park63 Lysander Avenue	September 5, 2024	De Lage Landen Financial Services Canada Inc.

Motor Vehicle Collateral

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM. PROCEEDS: ALL OF THE DEBTOR'S PRESENT AND AFTER ACQUIRED IDENTIFIABLE OR TRACEABLE PERSONAL PROPERTY THAT IS DERIVED, DIRECTLY OR INDIRECTLY, FROM ANY DEALING WITH OR DISPOSITION OF THE ABOVE-DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL AND IN WHICH THE DEBTOR ACQUIRES AN INTEREST, INCLUDING WITHOUT LIMITATION, ALL INSURANCE AND OTHER PAYMENTS THAT REPRESENT INDEMNITY OR COMPENSATION FOR LOSS OR DAMAGE TO THE ABOVE DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL, OR A RIGHT TO SUCH PAYMENTS, ACCOUNTS, RENTS OR OTHER PAYMENTS ARISING FROM THE LEASE OR RENTAL OF THE ABOVE DESCRIBED COLLATERAL OR PROCEEDS OF THE ABOVE DESCRIBED COLLATERAL, A PAYMENT MADE IN TOTAL OR PARTIAL DISCHARGE OR REDEMPTION OF CHATTEL PAPER, INVESTMENT PROPERTY, AN INSTRUMENT OR AN INTANGIBLE, RIGHTS ARISING OUT OF, OR PROPERTY COLLECTED ON, OR DISTRIBUTED ON ACCOUNT OF, COLLATERAL THAT IS INVESTMENT PROPERTY, AND GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, INVESTMENT PROPERTY, INSTRUMENTS, MONEY OR INTANGIBLES.

						September 5, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(n)	40777542	Ritchie Bros Auctioneers (Canada) Ltd.	January 20, 2025	CWB National Leasing Inc.

Motor Vehicle Collateral

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3249333, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

						January 20, 2030
(o)	See 3(m) above.
(p)	31370059	Ritchie Bros Auctioneers, (Canada) Ltd.	June 25, 2019	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED $44731	June 25, 2025
(q)	38540837	Ritchie Bros Auctioneers, (Canada) Ltd.	October 6, 2023	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED $63195	October 6, 2026
(r)	41052606	Ritchie Bros Auctioneers, (Canada) Ltd.	March 18, 2025	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED $67830	March 18, 2028
(s)	41052978	Ritchie Bros Auctioneers, (Canada) Ltd.	March 18, 2025	Wheels Leasing Canada, Ltd.	Motor Vehicle Collateral AMOUNT SECURED $50314	March 18, 2028

6.	Ritchie Bros. Finance Ltd.

Nil.

7.	Ritchie Bros. Financial Services Ltd.

Nil

8.	Ritchie Bros. Holdings Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	37556164	Ritchie Bros. Holdings Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

9.	Ritchie Bros. Properties Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	37556172	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

10.	Ritchie Bros. Real Estate Services Ltd.

Nil.

11.	Rouse Services Canada Ltd.

Nil.

ONTARIO PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	File No.: 791491266 20230315 1025 1590 4792	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	March 15, 2033

2.	Ironplanet Canada Ltd.

Nil.

3.	Les Encans Ritchie Bros. (Canada) Ltee

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	File No.: 510821262 20241106 1708 1532 1467

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			November 6, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, Motor Vehicle Included

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFORM.

November 6, 2030
(b)	File No.: 508292973 20240816 1416 1532 0893

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			August 16, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, Motor Vehicle Included

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFORM.

August 16, 2030

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	File No.: 506308248 20240612 1209 4085 0124

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			June 12, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, Motor Vehicle Included

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFORM.

June 12, 2029
(d)	File No.: 791491239 20230315 1024 1590 4791

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros.(Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	Inventory, Equipment, Accounts, Other, Motor Vehicle Included.	March 15, 2033

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	File No.: 790280631 20230126 1628 8077 7810

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			January 26, 2023	VFS Canada Inc.

Equipment, Other, Motor Vehicle Included.

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

January 26, 2027
(f)	File No.: 788128335 20221102 1028 8077 5539	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	November 2, 2022	VFS Canada Inc.

Equipment, Other, Motor Vehicle Included.

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

November 2, 2028

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(g)	File No.: 781346088 20220323 1027 8077 9080	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 23, 2022	VFS Canada Inc.

Equipment, Other, Motor Vehicle Included.

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755959, GENSCO COLLATERAL AIR COMPRESSOR S/N 117474-3231. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 23, 2028
(h)	File No.: 770904486 20210325 1032 8077 3649	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros.(Canada) Ltee Ritchie Bros.	March 25, 2021	VFS Canada Inc.

Equipment, Other, Motor Vehicle Included.

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 25, 2027

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(i)	File No.: 767265759 20201030 1632 8077 7354	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros.(Canada) Ltee Ritchie Bros.	October 30, 2020	VFS Canada Inc.

Equipment, Other, Motor Vehicle Included.

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

October 30, 2026

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(j)	File No.: 721898181 20161026 1035 8077 9754

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd / Les Encans Ritchie Bros (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros (Canada) Ltee / Ritchie Bros Auctioneers (Canada) Ltd

			October 26, 2016	Hewlett-Packard Financial Services Canada Company Compagnie De Services Financiers Hewlett-Packard Canada	Inventory, Equipment, Accounts, Other.	October 26, 2041
(k)	File No.: 721240164 20161004 1436 8077 8117

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			October 4, 2016	VFS Canada Inc.	Equipment, Other, Motor Vehicle Included. 2016 VOLVO L110H S/N VCEL110HJ0S631182, ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2	October 4, 2029

4.	RB Global Inc.

Nil.

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	File No.: 513002898 20250128 1708 6005 7981	Ritchie Bros Auctioneers (Canada) Ltd.	January 28, 2025	CWB National Leasing Inc.

Equipment and Motor Vehicle Included.

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3250189, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

January 28, 2030
(b)	File No.: 512785728 20250120 1633 6005 7873	Ritchie Bros Auctioneers (Canada) Ltd.	January 20, 2025	CWB National Leasing Inc.

Equipment and Motor Vehicle Included.

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3249333, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

January 20, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	File No.: 512598231 20250113 1032 6005 7771 Partial Discharge: 20250114 1542 6005 7794	Ritchie Bros Auctioneers (Canada) Ltd.	January 13, 2025	CWB National Leasing Inc.

Equipment and Motor Vehicle Included.

ALL 2024 F150 TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3248061, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER ?CUSTOMER NUMBER? BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

January 13, 2030
(d)	File No.: 510821262 20241106 1708 1532 1467

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers

			November 6, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, and Motor Vehicle Included.

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM.

November 6, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	File No.: 508553028 20240826 1713 1532 1904	Ritchie Bros. Auctioneers (Canada) Ltd.	August 26, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, and Motor Vehicle Included

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM

August 26, 2030
(f)	File No.: 508292973 20240816 1416 1532 0893

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd./Les Encans Ritchie Bros. (Canada) Ltee

			August 16, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, and Motor Vehicle Included.

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM

August 16, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(g)	File No.: 506308248 20240612 1209 4085 0124

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd./Les Encans Ritchie Bros. (Canada) Ltee

			June 12, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, and Motor Vehicle Included.

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM

June 12, 2029
(h)	File No.: 504858627 20240429 1153 1532 5417	Ritchie Bros. Auctioneers (Canada) Ltd.	April 29, 2024	De Lage Landen Financial Services Canada Inc.

Equipment, Accounts, Other, and Motor Vehicle Included.

ALL PERSONAL PROPERTY OF THE DEBTOR DESCRIBED HEREIN BY VEHICLE IDENTIFICATION NUMBER OR SERIAL NUMBER, AS APPLICABLE, WHEREVER SITUATED, TOGETHER WITH ALL PARTS AND ACCESSORIES RELATING THERETO, ALL ATTACHMENTS, ACCESSORIES AND ACCESSIONS THERETO OR THEREON, ALL REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS OF ALL OR ANY PART OF THE FOREGOING AND ALL PROCEEDS IN ANY FORM DERIVED THEREFROM

April 29, 2030

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(i)	File No.: 503962398 20240402 1014 1462 4673	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 2, 2024	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included.	April 2, 2027
(j)	File No.: 502943328 20240223 1212 6005 2088	Ritchie Bros Auctioneers (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

Equipment Included.

ALL GOODS AND EQUIPMENT OF EVERY NATURE OR KIND FINANCED PURSUANT TO MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM, INCLUDING ALL AFTER ACQUIRED GOODS AND EQUIPMENT SUBJECT TO ANY EQUIPMENT SECURITY NOTES ATTACHED TO AND FORMING PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432.

February 23, 2034

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(k)	File No.: 502943544 20240223 1225 6005 2089	Ritchie Bros Auctioneers (Canada) Ltd.	February 23, 2024	CWB National Leasing Inc.

Equipment and Motor Vehicle Included.

ALL TRUCKS OF EVERY NATURE OR KIND DESCRIBED IN EQUIPMENT SECURITY NOTE NUMBER 3197085, WHICH IS ATTACHED TO AND FORMS PART OF MASTER LOAN AND SECURITY AGREEMENT NUMBER 50780432 BETWEEN THE SECURED PARTY, AS LENDER AND THE DEBTOR AS BORROWER, AS AMENDED FROM TIME TO TIME, TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, SUBSTITUTIONS AND PROCEEDS OF ANY KIND DERIVED DIRECTLY OR INDIRECTLY THEREFROM

February 23, 2029
(l)	File No.: 500672808 20231127 1006 1462 0092	Ritchie Bros Auctioneers (Canada) Ltd.	November 27, 2023	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 62589	November 27, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(m)	File No.: 791491239 20230315 1024 1590 4791

Ritchie Bros Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent	Inventory, Equipment, Accounts, Other and Motor Vehicle Included.	March 15, 2033
(n)	File No.: 790280631 20230126 1628 8077 7810	Ritchie Bros Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.	January 26, 2023	VFS Canada Inc.

Equipment, Other and Motor Vehicle Included.

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

January 26, 2027

Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros.
Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

(o)	File No.: 788128335 20221102 1028 8077 5539	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	November 2, 2022	VFS Canada Inc.

Equipment, Other and Motor Vehicle Included.

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

November 2, 2028

Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.
(p)	File No.: 787146111 20220929 1002 1462 0101	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 29, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 62894	September 29, 2025
(q)	File No.: 786811437 20220919 1404 1462 5452	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 19, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 59353	September 19, 2025
(r)	File No.: 785416104 20220802 1004 1462 7175	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 2, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 57093	August 2, 2025
(s)	File No.: 785416113 20220802 1004 1462 7176	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 2, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 58242	August 2, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(t)	File No.: 785229327 20220726 1002 1462 4666	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 26, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 59614	July 26, 2025
(u)	File No.: 785229336 20220726 1002 1462 4667	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 26, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 59708	July 26, 2025
(v)	File No.: 784890774 20220714 1002 1462 9776	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 14, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 66500	July 14, 2025
(w)	File No.: 784890783 20220714 1002 1462 9777	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 14, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 66700	July 14, 2025
(x)	File No.: 784217727 20220622 1004 1462 0971	Ritchie Bros. Auctioneers, (Canada) Ltd.	June 22, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 78443	June 22, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(y)	File No.: 781346088 20220323 1027 8077 9080

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			March 23, 2022	VFS Canada Inc.

Equipment, Other and Motor Vehicle Included.

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231.THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS? ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 23, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(z)	File No.: 781113402 20220315 1002 1462 8753	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 15, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 54793	March 15, 2026
(aa)	File No.: 780773742 20220302 1002 1462 4050	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 2, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 54773	March 2, 2026
(bb)	File No.: 780314967 20220210 1003 1462 7558	Ritchie Bros. Auctioneers, (Canada) Ltd.	February 10, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 54747	February 10, 2026
(cc)	File No.: 779925492 20220126 1002 1462 1468	Ritchie Bros. Auctioneers, (Canada) Ltd.	January 26, 2022	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 54747	January 26, 2026
(dd)	File No.: 778800285 20211206 1002 1462 5938	Ritchie Bros. Auctioneers, (Canada) Ltd.	December 6, 2021	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 51499	December 6, 2025
(ee)	File No.: 775992555 20210901 1002 1462 2419	Ritchie Bros. Auctioneers, (Canada) Ltd.	September 1, 2021	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 52241	September 1, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ff)	File No.: 775836954 20210827 1003 1462 1132	Ritchie Bros. Auctioneers, (Canada) Ltd.	August 27, 2021	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 50632	August 27, 2025
(gg)	File No.: 772300206 20210507 1001 1462 1244	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 7, 2021	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 49558	May 7, 2025
(hh)	File No.: 770904486 20210325 1032 8077 3649

Ritchie Bros. Auctioneers (Canada) Ltd

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

			March 25, 2021	VFS Canada Inc.

Equipment, Other and Motor Vehicle Included.

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS.

THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO.

PROCEEDS? ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY,DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

March 25, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.
(ii)	File No.: 767265759 20201030 1632 8077 7354

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

			October 30, 2020	VFS Canada Inc.

Equipment, Other and Motor Vehicle Included.

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

October 30, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

(jj)	File No.: 761685408 20200501 1005 1462 3727	Ritchie Bros. Auctioneers, (Canada) Ltd.	May 1, 2020	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 48653	May 1, 2025
(kk)	File No.: 761628438 20200428 1004 1462 2664	Ritchie Bros. Auctioneers, (Canada) Ltd.	April 28, 2020	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 48653	April 28, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(ll)	File No.: 752938533 20190703 1001 1462 9407	Ritchie Bros. Auctioneers, (Canada) Ltd.	July 3, 2019	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 47106	July 3, 2025
(mm)	File No.: 749472489 20190327 1004 1462 9013	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 27, 2019	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 48652	March 27, 2026
(nn)	File No.: 749472534 20190327 1004 1462 9018	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 27, 2019	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 48921	March 27, 2026
(oo)	File No.: 749007621 20190312 1008 1462 4071	Ritchie Bros. Auctioneers, (Canada) Ltd.	March 12, 2019	Wheels Leasing Canada, Ltd.	Equipment and Motor Vehicle Included. Amount: 48494	March 12, 2026
(pp)	File No.: 721898181 20161026 1035 8077 9754	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros (Canada) Ltee Ritchie Bros Auctioneers (Canada) Ltd/ Les Encans Ritchie Bros (Canada)	October 26, 2016	Hewlett-Packard Financial Services Canada Company	Inventory, Equipment, Accounts and Other Included.	October 26, 2041

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
Les Encans Ritchie Bros (Canada) Ltee/Ritchie Bros Auctioneers (Canada) Ritchie Bros Auctioneers (Canada) Ltd
(qq)	File No.: 721240164 20161004 1436 8077 8117

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			October 4, 2016	VFS Canada Inc.	Equipment, Other and Motor Vehicle Included. 2016 VOLVO L110H S/N VCEL110HJ0S631182, ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 //	October 4, 2025

Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

6.	Ritchie Bros. Finance Ltd.

Nil.

7.	Ritchie Bros. Financial Services Ltd.

Nil

8.	Ritchie Bros. Holdings Ltd.

Nil

9.	Ritchie Bros. Properties Ltd.

	File and Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	File No.: 791491266 20230315 1025 1590 4792	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, as Collateral Agent	Inventory, Equipment, Accounts, Other, Motor Vehicle Included.	March 15, 2033

10.	Ritchie Bros. Real Estate Services Ltd.

Nil.

11.	Rouse Services Canada Ltd.

Nil.

SASKATCHEWAN PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	302396835	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

2.	Ironplanet Canada Ltd.

Nil.

3.	Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	301341267

Ritchie Bros. Auctioneers Incorporated

Bridgeport Agencies Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			May 22, 2015	ARI Financial Services Inc.

Motor Vehicle Collateral

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING WITHOUT LIMITATION, PASSENGER AUTOMOBILES, VANS, TRUCKS, TRUCK-TRACTORS, TRUCK-TRAILERS, TRUCK-CHASSIS AND TRUCK-BODIES), AUTOMOTIVE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, TRAILERS, BOXES AND REFRIGERATION UNITS), MATERIALS-HANDLING EQUIPMENT AND OTHER GOODS (WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING) LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS (AS DEFINED BELOW) OF OR RELATING TO ANY OF THE FOREGOING.

						May 22, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

PROCEEDS: ALL PROCEEDS OF ANY OF THE ABOVE COLLATERAL IN ANY FORM (INCLUDING WITHOUT LIMITATION, GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, INSTRUMENTS, MONEY AND INTANGIBLES (AS EACH SUCH TERMS IS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT)) DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE ABOVE COLLATERAL OR ANY PROCEEDS THEREOF.

(b)	301540551

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros.(Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			October 4, 2016	VFS Canada Inc.

Motor Vehicle Collateral

2016 VOLVO L110H S/N VCEL110HJ0S631182 , ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // THE SERIAL NUMBERED GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, ATTACHMENTS AND REPLACEMENTS THERETO. PROCEEDS: ALL PROCEEDS OF EVERY ITEM OR KIND INCLUDING WITHOUT LIMITATION ALL GOODS, CHATTEL PAPER, SECURITIES, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY AND INTANGIBLES; INCLUDING WITHOUT LIMITATION INSURANCE PROCEEDS AND ANY PROPERTY OR OBLIGATIONS RECEIVED WHEN SUCH GOODS OR PROCEEDS ARE SOLD, COLLECTED, DEALT WITH, EXCHANGED OR OTHERWISE DISPOSED OF.

						October 4, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	301982087	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee	December 2, 2019	Caterpillar Financial Services Limited

Motor Vehicle Collateral

ONE (1) CATERPILLAR 289D3 COMPACT TRACK LOADER C/W FORKS AND GENERAL PURPOSE BUCKET ONE (1) CATERPILLAR 289D3 COMPACT TRACK LOADER C/W FORKS AND GENERAL PURPOSE BUCKET TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES, ACCESSIONS, REPLACEMENTS, SUBSTITUTIONS, ADDITIONS AND IMPROVEMENTS TO THE ABOVEMENTIONED COLLATERAL AND ALL PROCEEDS IN ANY FORM DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH SUCH COLLATERAL AND A RIGHT TO AN INSURANCE PAYMENT OR ANY PAYMENT THAT INDEMNIFIES OR COMPENSATES FOR LOSS OR DAMAGE TO SUCH COLLATERAL OR PROCEEDS OF SUCH COLLATERAL. PROCEEDS MEANS GOODS, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS, MONEY AND INTANGIBLES.

						December 2, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(d)	302098828	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros.(Canada) Ltee Ritchie Bros.	October 30, 2020	VFS Canada Inc.

Motor Vehicle Collateral

2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1 THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						October 30, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	302146418	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 25, 2021	VFS Canada Inc.

Motor Vehicle Collateral

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						March 25, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(f)	302270197	Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.	March 22, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231.

THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						March 22, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(g)	302355258

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			November 2, 2022	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						November 2, 2028
(h)	302382198

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			January 27, 2023	VFS Canada Inc.

Motor Vehicle Collateral

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

						January 27, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(i)	302396832

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, as collateral agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

4.	RB Global Inc.

Nil

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	301548587

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada)

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada

			October 26, 2016	Hewlett-Packard Financial Services Canada Company Compagnie De Services Financiers Hewlett-Packard Canada	ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME “HEWLETT- PACKARD”, “HP” OR “HEWLETT PACKARD ENTERPRISE” OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION ALL COMPUTER, TELECOMMUNICATIONS, PRINTING, IMAGING, COPYING, SCANNING, PROJECTION, GRAPHICS, NETWORKING, STORAGE AND POINT OF SALE EQUIPMENT, INCLUDING WITHOUT LIMITATION SERVERS, LAPTOPS, DESKTOPS, TABLETS, SMART PHONES AND OTHER HAND HELD DEVICES, PRINTERS, PRINTING PRESSES, SCANNERS, FAX MACHINES, DIGITAL PHOTOGRAPHY AND IMAGING DEVICES, INK, TONER, WORKSTATIONS, PLATFORM CARTS, TAPE LIBRARIES, ATMS, CASH REGISTERS; AND ANY AND ALL ATTACHMENTS, ACCESSORIES, ADDITIONS, GENERAL INTANGIBLES, SUBSTITUTIONS, PRODUCTS, REPLACEMENTS, RENTALS, MANUALS AND ANY RIGHT, TITLE OR INTEREST IN ANY SOFTWARE USED TO OPERATE OR OTHERWISE INSTALLED IN ANY OF THE FOREGOING (INCLUDING WITHOUT LIMITATION NETWORKING SOLUTIONS, SYSTEM SECURITY AND STORAGE SOLUTIONS, CLOUD SOLUTIONS, AND ENTERPRISE SOLUTIONS), FURNITURE AND FIXTURES, RACKS, ENCLOSURES AND NODES; AND ALL PROCEEDS OF THE FOREGOING INCLUDING WITHOUT LIMITATION, MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, INSTRUMENTS, INVESTMENT PROPERTY, FIXTURES, LICENSES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED-IN OR REPOSSESS ANY OTHER FORM OF PROCEEDS.	October 26, 2041

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(b)	See 3(a) above.
(c)	See 3(b) above.
(d)	See 3(c) above.
(e)	See 3(d) above.
(f)	See 3(e) above.
(g)	See 3(f) above.
(h)	See 3(g) above.
(i)	See 3(h) above.
(j)	See 3(i) above.
(k)	See 3(j) above.

6.	Ritchie Bros. Finance Ltd.

Nil.

7.	Ritchie Bros. Financial Services Ltd.

Nil.

8.	Ritchie Bros. Holdings Ltd.

Nil

9.	Ritchie Bros. Properties Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	302396835	Ritchie Bros. Properties Ltd. Immeubles Ritchie Bros. Ltee Ritchie Bros. Properties Ltd. / Immeubles Ritchie Bros. Ltee Immeubles Ritchie Bros. Ltee / Ritchie Bros. Properties Ltd.	March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent	ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY	March 15, 2033

10.	Ritchie Bros. Real Estate Services Ltd.

Nil

11.	Rouse Services Canada Ltd.

Nil.

MANITOBA PERSONAL PROPERTY REGISTRY

1.	Immeubles Ritchie Bros. Ltee

Nil.

2.	Ironplanet Canada Ltd.

Nil.

3.	Les Encans Ritchie Bros. (Canada) Ltee

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	202303984803

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

			March 15, 2023	U.S. Bank Trust Company, National Association, As Collateral Agent	The security interest is taken in all of the debtor's present and after-acquired personal property.	March 15, 2033

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(b)	202301366606

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			January 27, 2023	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W ENGINE SN 8NE6808. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS : ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

Purchase Money Security Interest

						January 27, 2027

Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(c)	202218468103

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

			November 2, 2022	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS : ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

Purchase Money Security Interest

						November 2, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
		Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros. Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.
(d)	202204442004

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros., Ritchie Bros. Auctioneers (Canada) Ltd.

			March 23, 2022	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

Purchase Money Security Interest

						March 23, 2028

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	202105062801

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			March 25, 2021	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS. THE SERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS

Purchase Money Security Interest

						March 25, 2027

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(f)	202018185409

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd. Les Encans Ritchie Bros.

Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros.

			November 2, 2020	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2019 VOLVO Lll0H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999- 1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1. THESERIAL NUMBER GOODS DESCRIBED ABOVE TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, COMPONENTS, APPLIANCES, ATTACHMENTS AND REPLACEMENTS THAT MAY BE INCORPORATED, INSTALLED OR ATTACHED, FROM TIME TO TIME, THERETO. PROCEEDS: ALL GOODS, CHATTEL PAPER, INVESTMENT PROPERTY, DOCUMENTS OF TITLE, INSTRUMENTS, MONEY, INTANGIBLES (AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT) AND INSURANCE PROCEEDS.

Purchase Money Security Interest

						November 2, 2026

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(g)	201618472600

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Les Encans Ritchie Bros. (Canada) Ltee

Les Encans Ritchie Bros. (Canada) Ltee/ Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee

Ritchie Bros. Auctioneers (Canada) Ltd.

			October 4, 2016	VFS Canada Inc.

Serial Numbered Goods – Motor Vehicle

2016 VOLVO L110H S/N VCEL110HJ0S631182 , ENGINE# 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // THE GOODS FINANCED BY THE SECURED PARTY DESCRIBED HEREIN, TOGETHER WITH ALL PROCEEDS, ACCESSIONS, DOCUMENTS, INSTRUMENTS, ACCOUNTS, RENTS, INCOME, CHATTEL PAPER, EQUIPMENT AND GENERAL INTANGIBLES RELATED THERETO.

Purchase Money Security Interest

						October 4, 2025

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(h)	201509196902

Les Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers Incorporated

Bridgeport Agencies Ltd.

Ritchie Bros. Auctioneers Incorporated

Ritchie Bros. Auctioneers (Canada) Ltd.

Ritchie Bros. Auctioneers (Canada) Ltd. / Les Encans Ritchie Bros. (Canada) Ltee

			May 22, 2015	ARI Financial Services Inc.

ALL PRESENT AND FUTURE MOTOR VEHICLES (INCLUDING WITHOUT LIMITATION, PASSENGER AUTOMOBILES, VANS, TRUCKS, TRUCK-TRACTORS, TRUCK-TRAILERS, TRUCK-CHASSIS AND TRUCK-BODIES), AUTOMOTIVE EQUIPMENT (INCLUDING, WITHOUT LIMITATION, TRAILERS, BOXES AND REFRIGERATION UNITS), MATERIALS-HANDLING EQUIPMENT AND OTHER GOODS (WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING) LEASED FROM TIME TO TIME BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH, IN EACH CASE, ALL PRESENT AND FUTURE PARTS, ATTACHMENTS, ACCESSORIES AND ACCESSIONS ATTACHED THERETO OR INSTALLED THEREIN, AND ALL PROCEEDS (AS DEFINED BELOW) OF OR RELATING TO ANY OF THE FOREGOING.

PROCEEDS: ALL PROCEEDS OF ANY OF THE ABOVE COLLATERAL IN ANY FORM (INCLUDING WITHOUT LIMITATION, GOODS, DOCUMENTS OF TITLE, CHATTEL PAPER, SECURITIES, INSTRUMENTS, MONEY AND INTANGIBLES (AS EACH SUCH TERMS IS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT)) DERIVED DIRECTLY OR INDIRECTLY FROM ANY DEALING WITH ANY OF THE ABOVE COLLATERAL OR ANY PROCEEDS THEREOF.

						May 10, 2025

4.	RB Global, Inc.

Nil.

5.	Ritchie Bros. Auctioneers (Canada) Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	202303984803	Les Encans Ritchie Bros. (Canada) Ltee Ritchie Bros. Auctioneers (Canada) Ltd./ Les Encans Ritchie Bros. (Canada) Ltee Iles Encans Ritchie Bros. (Canada) Ltee / Ritchie Bros. Auctioneers (Canada) Ltd.	March3, 2015	U.S. Bank Trust Company, National Association, As Collateral Agent	The security interest is taken in all of the debtor's present and after-acquired personal property.	March 15, 2033
(b)	See 3(b) above
(c)	See 3(c) above
(d)	See 3(d) above

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(e)	See 3(e) above
(f)	See 3(f) above
(g)	See 3(g) above
(h)	See 3(h) above
(i)	See 3(i) above

6.	Ritchie Bros. Finance Ltd.

Nil.

7.	Ritchie Bros. Financial Services Ltd.

Nil.

8.	Ritchie Bros. Holdings Ltd.

Nil.

9.	Ritchie Bros. Properties Ltd.

	Reg. Number	Debtor Name(s) Identified in Registration	Reg. Date	Secured Party(ies)	Summary of Collateral Description	Expiry Date
(a)	See 1 (a) above

10.	Ritchie Bros. Real Estate Services Ltd.

Nil.

11.	Rouse Services Canada Ltd.

Nil.

QUÉBEC REGISTER OF PERSONAL AND MOVABLE REAL RIGHTS

RITCHIE BROS. PROPERTIES LTD.

IMMEUBLES RITCHIE BROS. LTÉE

A
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	23-0301949-0001
Registration Date	2023-Mar-16
Expiry Date	2033-Mar-16
	Parties	Holder: - U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION Grantor: - RITCHIE BROS. PROPERTIES LTD. - IMMEUBLES RITCHIE BROS. LTÉE
	Property (summary)	The universality of the grantor’s movable property, corporeal and incorporeal, tangibles or intangibles, present and future, of whatever nature or wherever located.
	Amount	CAD1,500,000,000

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

LES ENCANS RITCHIE BROS. (CANADA) LTÉE

A
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	16-0974035-0003
Registration Date	2016-Oct-04
Expiry Date	2026-Sep-23
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE/ RITCHIE BROS. AUCTIONEERS (CANADA)

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD./ LES ENCANS RITCHIE BROS. (CANADA)

Property (summary)

2016 VOLVO L110H S/N VCEL110HJ0S631182 , ENGINE # 11934176 C/W COUPLER, BUCKET, COUNTERWEIGHT, OPENING HOUR - 2 // TOGETHER WITH ALL PRESENT AND AFTER-ACQUIRED PARTS, ACCESSIONS, ATTACHMENTS AND REPLACEMENTS THERETO AND ANY PROCEEDS THEREOF AND THEREFROM.

B
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	16-1050398-0001
Registration Date	2016-Oct-26
Expiry Date	2026-Oct-14
Parties

Lessor:

- HEWLETT-PACKARD FINANCIAL SERVICES CANADA COMPANY

- COMPAGNIE DE SERVICES FINANCIERS HEWLETT-PACKARD CANADA

Lessee:

- LES ENCANS RITCHIE BROS (CANADA) LTEE

- LES ENCANS RITCHIE BROS (CANADA) LTEE/RITCHIE BROS AUCTIONEERS (CANADA

- RITCHIE BROS AUCTIONEERS (CANADA) LTD

- RITCHIE BROS AUCTIONEERS (CANADA) LTD/LES ENCANS RITCHIE BROS (CANADA)

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

Property (summary)

THE UNIVERSALITY OF ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING.

C
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	17-0176286-0006
Registration Date	2017-Feb-28
Expiry Date	2026-Oct-14
Parties

Holder:

- HEWLETT-PACKARD FINANCIAL SERVICES CANADA COMPANY

- COMPAGNIE DE SERVICES FINANCIERS HEWLETT-PACKARD CANADA

Grantor:

- LES ENCANS RITCHIE BROS (CANADA) LTEE

- LES ENCANS RITCHIE BROS (CANADA) LTEE/RITCHIE BROS AUCTIONEERS (CANADA

- RITCHIE BROS AUCTIONEERS (CANADA) LTD

- RITCHIE BROS AUCTIONEERS (CANADA) LTD/LES ENCANS RITCHIE BROS (CANADA)

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

Property (summary)

THE UNIVERSALITY OF ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING.

	Amount	CAD1,000,000

D
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	17-0176286-0007
Registration Date	2017-Feb-28
Expiry Date	2026-Oct-14
Parties

Lessor:

- HEWLETT-PACKARD FINANCIAL SERVICES CANADA COMPANY

- COMPAGNIE DE SERVICES FINANCIERS HEWLETT-PACKARD CANADA

Lessee:

- LES ENCANS RITCHIE BROS (CANADA) LTEE

- LES ENCANS RITCHIE BROS (CANADA) LTEE/RITCHIE BROS AUCTIONEERS (CANADA

- RITCHIE BROS AUCTIONEERS (CANADA) LTD

- RITCHIE BROS AUCTIONEERS (CANADA) LTD/LES ENCANS RITCHIE BROS (CANADA)

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

Property (summary)

THE UNIVERSALITY OF ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING.

E
Nature of Right	RESERVATION OF OWNERSHIP (INSTALMENT SALE)
Registration Number	17-0176286-0008
Registration Date	2017-Feb-28
Expiry Date	2026-Oct-14
Parties

Purchaser:

- LES ENCANS RITCHIE BROS (CANADA) LTEE

- LES ENCANS RITCHIE BROS (CANADA) LTEE/RITCHIE BROS AUCTIONEERS (CANADA

- RITCHIE BROS AUCTIONEERS (CANADA) LTD

- RITCHIE BROS AUCTIONEERS (CANADA) LTD/LES ENCANS RITCHIE BROS (CANADA)

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

Seller:

- HEWLETT-PACKARD FINANCIAL SERVICES CANADA COMPANY

- COMPAGNIE DE SERVICES FINANCIERS HEWLETT-PACKARD CANADA

Property (summary)

THE UNIVERSALITY OF ALL PRESENT AND FUTURE GOODS, SOFTWARE AND OTHER PERSONAL PROPERTY NOW OR HEREAFTER FINANCED OR LEASED BY SECURED PARTY TO DEBTOR, WHETHER OR NOT BEARING THE NAME "HEWLETT-PACKARD", "HP" OR "HEWLETT PACKARD ENTERPRISE" OR ANOTHER TRADE MARK OR TRADE NAME OWNED BY A MEMBER OF THE CORPORATE FAMILY OF ANY OF THE FOREGOING.

F
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	18-0327623-0002
Registration Date	2018-Apr-05
Expiry Date	2028-Mar-15
Parties

Lessor:

- CATERPILLAR FINANCIAL SERVICES LIMITED

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- LES ENCANS RITCHIE BROS. f(CANADA) LTEE/RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS. (CANADA) LTEE

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD./LES ENCANS RITCHIE BROS. (CANADA) LTEE

Property (summary)

ONE (1) 2018 CATERPILLAR 908M WHEEL LOADER S/N CAT0908MJH8802544 COMES WITH BUCKET AND FORKS TOGETHER WITH ALL ATTACHMENTS, ACCESSORIES AND OPTIONAL FEATURES, WHETHER OR NOT INSTALLED WITH THE PROPERTY DESCRIBED ABOVE, AND ALL MANUFACTURER MANUALS AND INSTRUCTIONS.

G
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	18-0527529-0003
Registration Date	2018-May-18
Expiry Date	2025-May-10
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C4RJFBG3JC366987 / 2018 / JEEP GRAND CHEROKEE 4DR
H
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	18-0977417-0003
Registration Date	2018-Sep-05
Expiry Date	2025-Sep-04
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1FM5K8GT4JGC57360 / 2018 / FORD EXPLORER 4DR SPORT

I
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	19-0414941-0006
Registration Date	2019-Apr-24
Expiry Date	2025-Apr-22
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFLT9KN806830 / 2019 / RAM 1500 4DR 4X4 CREW C
J
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	19-0654083-0001
Registration Date	2019-Jun-14
Expiry Date	2025-Jun-13
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFLT3KN869826 / 2019 / RAM 1500 4DR 4X4 CREW C
K
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	19-0947614-0003
Registration Date	2019-Aug-23
Expiry Date	2025-Aug-22
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property	1C6SRFTT8KN844162 / 2019 / RAM 1500 4DR 4X4 CREW C

L
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	19-1443136-0013
Registration Date	2019-Dec-23
Expiry Date	2025-Dec-19
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFLT1LN228983 / 2020 / RAM 1500 4DR 4X4 CREW C
M
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	20-0015728-0014
Registration Date	2020-Jan-08
Expiry Date	2026-Jan-07
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFLT7LN233038 / 2020 / RAM 1500 4DR 4X4 CREW C
N
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	15-0939581-0004 (as modified by 20-0549571-0001)
Registration Date	2015-Sep-28
Expiry Date	2025-Sep-24
Parties

Lessor:

- ARI FINANCIAL SERVICES INC. (assigned to Holman Canada Limited Partnership III)

Lessee:

- RITCHIE BROS. AUCTIONEERS INCORPORATED

- BRIDGEPORT AGENCIES LTD.

Lessee:

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. / LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE / RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

Property (summary)

THE UNIVERSALITY OF ALL PRESENT AND FUTURE VEHICLES AND EQUIPMENT LEASED UNDER A MASTER LEASE BETWEEN ARI FINANCIAL SERVICES INC., AND RITCHIE BROS. AUCTIONEERS INCORPORATED AND BRIDGEPORT AGENCIES LTD. DATED APRIL 15, 2015.

O
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	20-0799723-0007
Registration Date	2020-Aug-14
Expiry Date	2025-Aug-13
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFLT5LN353629 / 2020 / RAM 1500 4DR 4X4 CREW C
P
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	20-1137311-0002
Registration Date	2020-Nov-02
Expiry Date	2026-Oct-30
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS.

	Property (summary)	2019 VOLVO L110H S/N VCEL110HA0S631736 ENGINE S/N 12353922, SNO PLUS TIRES, WBM ADAPTER S/N 3W83999-1, WBM 7.0YD3 SNOW BUCKET S/N 3W83998-1, WBM FORKS AND FRAME S/N 3W84000-1.

Q
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	21-0307254-0009
Registration Date	2021-Mar-30
Expiry Date	2027-Mar-30
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS.

	Property (summary)	2021 VOLVO L90H S/N VCE0L90HA0S625771 ENGINE S/N 12632938 C/W VOLVO 3.5YD3 BUCKET S/N SHP 2446, SNOPLUS TIRES, WBM FORKS.
R
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	21-0406527-0022
Registration Date	2021-Apr-21
Expiry Date	2025-Apr-20
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C4RJFBG2MC691053 / 2021 / JEEP GRAND CHEROKEE 4DR

S
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	22-0297874-0002
Registration Date	2022-Mar-23
Expiry Date	2028-Mar-11
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS.

	Property (summary)	2022 VOLVO L110H S/N VCEL110HC0S632284 ENGINE S/N 12755459, GENSCO AIR COMPRESSOR S/N 117474-3231.
T
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	22-0757411-0006
Registration Date	2022-Jul-11
Expiry Date	2025-Jul-10
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFVT4NN196191 / 2022 / RAM 1500 4X4 CREW CAB 1
U
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	22-0775086-0005
Registration Date	2022-Jul-14
Expiry Date	2025-Jul-13
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	1C6SRFVT6NN202671 / 2022 / RAM 1500 4X4 CREW CAB 1

V
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	22-1216198-0001
Registration Date	2022-Nov-02
Expiry Date	2028-Nov-01
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS.

- LES ENCANS RITCHIE BROS., RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS.

	Property (summary)	2022 VOLVO L110H S/N VCEL110HP0S632457 C/W ENGINE S/N 12898848.
W
Nature of Right	RIGHTS OF OWNERSHIP OF THE LESSOR (LEASING)
Registration Number	23-0114787-0001
Registration Date	2023-Feb-01
Expiry Date	2027-Jan-31
Parties

Lessor:

- VFS CANADA INC.

Lessee:

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

- LES ENCANS RITCHIE BROS. (CANADA) LTEE

- RITCHIE BROS. AUCTIONEERS (CANADA) LTD. LES ENCANS RITCHIE BROS.

- LES ENCANS RITCHIE BROS. (CANADA) LTEE RITCHIE BROS.

- LES ENCANS RITCHIE BROS., RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

	Property (summary)	2022 VOLVO L35GS S/N VCEL35GSA03424390 C/W MOTEUR N/S 8NE6808.

X
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	23-0301949-0002
Registration Date	2023-Mar-16
Expiry Date	2033-Mar-16
	Parties	Holder: - U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION Grantor: - RITCHIE BROS. AUCTIONEERS (CANADA) LTD. - LES ENCANS RITCHIE BROS. (CANADA) LTÉE
	Property (summary)	The universality of the grantor’s movable property, corporeal and incorporeal, tangibles or intangibles, present and future, of whatever nature or wherever located.
	Amount	CAD1,500,000,000
Y
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	19-0792113-0001 (as assigned by 23-0076571-0001 and preserved by 23-0326651-0001)
Registration Date	2019-Jul-17
Expiry Date	2029-Jul-17
	Parties	Holder: - L'ALPHA, COMPAGNIE D'ASSURANCES INC. Grantor: - RITCHIE BROS. AUCTIONEERS (CANADA)LTÉE
Property (summary)

(a) A steel barge with dimensions: 8' lar X 20' 1., X 60"h for the sum of $105,000 less the commission of 10%

(b) A double steel "Spud" barge with 1 corner end, dimensions: 2 sections of 10' lar., X 47'1., X47"h including winches, winch motors, railings, miscellaneous accessories, etc. for the sum of $105,000 less the commission of 10%

	Amount	CAD210,000

Z
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	23-1204570-0012
Registration Date	2023-Oct-11
Expiry Date	2026-Oct-10
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	2GCUDDEDXR1129017 / 2024 / CHEVROLET SILVERADO 1500 4X4
AA
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	23-1321762-0008
Registration Date	2023-Nov-07
Expiry Date	2026-Nov-06
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	2GCUDDED5R1129006 / 2024 / CHEVROLET SILVERADO 1500 4X4
AB
Nature of Right	RIGHTS RESULTING FROM A LEASE
Registration Number	23-1347060-0004
Registration Date	2023-Nov-13
Expiry Date	2026-Nov-12
	Parties	Lessor: - WHEELS LEASING CANADA, LTD. Lessee: - RITCHIE BROS. AUCTIONEERS, (CANADA) LTD.
	Property (summary)	2GCUDDEDXR1129034 / 2024 / CHEVROLET SILVERADO 1500 4X4

AC
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	24-1435241-0001
Registration Date	2024-Nov-13
Expiry Date	2034-Nov-13
	Parties	Holder: - CWB NATIONAL LEASING INC. (assigned to NL LP by 24-1566942-0002) Grantor: - RITCHIE BROS AUCTIONEERS (CANADA) LTD.
Property (summary)

All property and equipment of whatever nature financed pursuant to the master loan agreement and guarantee agreement no. 50780432 between the secured party, as lender and the debtor as borrower, as amended from time to time, as well as all added parts, accessories, substitutions and proceeds of any kind directly derived therefrom, or indirectly, including all property ad equipment acquired after the acquisition of any equipment not guarantee attached to or forming part of the master loan agreement and guarantee agreement no. 50780432.

	Amount	CAD178,187.86
AD
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	24-1435241-0002
Registration Date	2024-Nov-13
Expiry Date	2029-Jun-09
	Parties	Holder: - CWB NATIONAL LEASING INC. (assigned to NL LP by 24-1566942-0002) Grantor: - RITCHIE BROS AUCTIONEERS (CANADA) LTD.
	Property (summary)	1FTEW3LP0RKE62669 / 2024 / Ford F150 Camion 3GCUDFED5RG429518 / 2024 / Chevrolet Silverado 1500 Camion

All trucks of any kind described in equipment guarantee note no. 3239613, which is attached to and is part of the loan and guarantee agreement no. 50780432 between the secured party, the lender and the debtor as borrower, as amended from time to time, as well as all accessories, substitutions and products of any kind directly derived therefrom, or indirectly, as a lender and the debtor as a borrower, as amended from time to time, and all attachments, accessories, substitutes and proceeds of any kind that are directly or indirectly derived therefrom.

	Amount	CAD178,187.86

AE
Nature of Right	CONVENTIONAL MOVABLE HYPOTHEC WITHOUT DELIVERY
Registration Number	25-0066407-0011
Registration Date	2025-Jan-20
Expiry Date	2029-Aug-17
	Parties	Holder: - CWB NATIONAL LEASING INC. (assigned to NL LP by 25-0163975-0002) Grantor: - RITCHIE BROS AUCTIONEERS (CANADA) LTD.
	Property (summary)	1GCPKEEK4SZ168870 / 2025 / Chevrolet Silverado Camion 1FTFW3L80RKF62798 / 2024 / Ford F-150 Camion 1FTFW3L82RKF16342 / 2024 / Ford F-150 Camion
All trucks of any kind described in equipment guarantee note no. 3249333, which is attached to and is part of the loan and guarantee agreement no. 50780432 between the secured party, the lender and the debtor as borrower, as amended from time to time, as well as all accessories, substitutions and products of any kind directly derived therefrom, or indirectly, as a lender and the debtor as a borrower, as amended from time to time, and all attachments, accessories, substitutes and proceeds of any kind that are directly or indirectly derived therefrom.
	Amount	CAD256,434.40

Schedule 7.02

Investments Existing on the Restatement Date

Equity Capital Contributions in Subsidiaries:

Investments existing as of the Restatement Date by the Company or any Subsidiary in non-Wholly-Owned Subsidiaries as set forth on Schedule 5.13.

Minority Interests:

1.	Investments by the Company existing as of the Restatement Date constituting a 3.5855% interest in Uship, Inc.

2.	Investments by Ritchie Bros. Auctioneers Pty. Ltd. as of the Restatement Date constituting a 50% interest in Gordon Brothers Pty. Limited & Ritchie Bros. Auctioneers Pty. Ltd.

Long-Term Receivables:

Long term receivables owed to Ritchie Bros. Financial Service in the aggregate principal amount of $83,983,047 as of the Restatement Date

IAA, Inc.

1.	Capital contributions made pursuant to that certain Fraser McCombs Ventures III Second Amended and Restated Limited Partnership Agreement, dated April 12, 2021, by and among Fraser McCombs Capital GP III LLC, a Delaware limited liability company (as General Partner), IAA, Inc. and the other individuals and entities admitted as Limited Partners and that certain Subscription Agreement, dated as of January 13, 2021, by and between IAA, Inc. and Fraser McCombs Capital GP III LLC (as General Partner).

2.	Capital contributions made pursuant to the Autotech Investment contract in accordance with the parameters approved by the board of directors of IAA, Inc. prior to the Restatement Date, including a capital commitment of up to $15,000,000.

Schedule 7.03

Indebtedness Existing on the Restatement Date

$90,593,153.92 in finance leases & equipment financing obligations

The following letters of credit/bank guarantees:

		LOCAL CURRENCY		CONVERTED TO USD
	Bank	Amount	Currency	Amount	Currency
Outstanding Letters of Credit/Bank Guarantees

HSBC France guarantee for RBA France SAS entity (plus, additional HSBC Canada standby L/C - to backstop HSBC France)	HSBC France/RBC	9,273,257.00	EUR	10,116,374	USD

Banco Santander bank guarantee	Banco Santander Central Hispano	13,500.00	EUR	14,727	USD
ING bank guarantee	ING	1,000,000.00	EUR	1,090,919	USD
HSBC bank guarantee	HSBC	176,500.00	USD	176,500	USD
Emirates bank guarantee	Emirates NBD	750,000.00	AED	204,221	USD

Schedule 11.02

Certain Addresses for Notices

Loan Parties:

RB Global, Inc.

Two Westbrook Corporate Center 10th Floor

Westchester, IL 60154, United States

Attn: Legal Affairs

Phone: 708.492.7000

Email: legal@ritchiebros.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

2000 Avenue of the Stars, Suite 200N

Los Angeles, California 90067

Attention: Leila Sayegh

Telephone: 213.687.5294

Email: Leila.sayegh@skadden.com

Administrative Agent and Letters of Credit by Bank of America, N.A.:

For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc.:

Bank of America N.A.
Dallas Infomart
1950 N Stemmons Fwy
Ste 6053
DALLAS, TX, 75207
Mail Code:	TX1-160-06-02
Attention:	Taelitha Bonds-Harris
Phone:	214-209-3408
Fax:	214-290-9644
Email:	taelitha.m.harris@bofa.com

with a copy to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Alfred Y. Xue
Telephone: 212.906.1640
Email: alfred.xue@lw.com

For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings:

Bank of America N.A.
Dallas Infomart
1950 N Stemmons Fwy
Ste 6053
Dallas, TX, 75207
Mail Code:	TX1-160-06-02
Attention:	Karen Puente
Phone:	469-201-8912
Email:	karen.r.puente@bofa.com

Remittance Instructions:

Bank Of America NA
New York, NY
ABA #:	#########
Acct #:	#########
Name:	#########
Ref:	#########

Additional notice information for Letter of Credit requests and amendments:

Standby Letters of Credit:

Email:	scranton_standby_lc@bofa.com
Fax:	1-800-755-8743

Commercial Letters of Credit:

Email:	scranton_import_lc@bofa.com
Fax:	1-800-755-8743

For payments:

AUD:

Beneficiary Bank:	Bank of America Australia #########
Beneficiary Acct #:	#########
Beneficiary:	#########
Ref:	#########

CAD:

Beneficiary Bank:	Bank of America Canada #########
Beneficiary Acct #:	#########
Beneficiary:	#########
Ref:	#########

EUR:

Beneficiary Bank:	Bank of America NT and SA #########
Beneficiary Acct #:	#########
Beneficiary:	#########
Ref:	#########

GBP:

Beneficiary Bank:	Bank of America NT and SA #########
Beneficiary Acct #:	#########
Beneficiary:	#########
Ref:	#########

USD:

Bank Of America NA
New York, NY
ABA #:	#########
Acct #:	#########
Name:	#########
Ref:	#########

Letters of Credit and Canadian Swing Line Loans by Royal Bank of Canada:

For Letters of Credit:

Royal Bank of Canada
Global Loan Administration – Trade
155 Wellington St West, 8th Floor
Toronto, Ontario, M5V 3K7, Canada

Primary Contact:

Attention:	Neeta Punukollu, Senior Trade Specialist | Global Loans Administration – Trade
Phone:	416-974-6837
Fax:	416-364-3670
Email:	neeta.punukollu@rbccm.com

For Canadian Swing Line Loans:

Royal Bank of Canada
Global Loan Administration
155 Wellington St West, 8th Floor
Toronto, Ontario, M5V 3K7, Canada

Primary Contact:

Attention:	Jasmeen Pabla
Fax:	416-974-8119
Email:	Jasmeen.pabla@rbccm.com

Secondary Contact:

Attention:	GLA Toronto
Fax:	416-974-8119
Email:	rbcglat1@rbc.com

For payments:

USD:

Clearing Agent/Pay:	JP Morgan Chase Bank, New York
Intermediary Field:	#########
ABA #:	#########
SWIFT:	#########
Name of Acct:	Royal Bank of Canada, Toronto
Address (if applicable):	200 Bay Street, Toronto
Beneficiary Acct:	Global Loans Administration
Beneficiary Acct #:	#########
Ref:	#########

CAD:

SWIFT:	#########
ABA UID #:	#########
Beneficiary Acct:	Global Loans Administration
Address (if applicable):	200 Bay Street, Toronto
Transit #:	#########
Acct #:	#########
Ref:	#########

Final Version

Exhibit 1.01A

FORM OF SECURED PARTY DESIGNATION NOTICE

Date: _________, _____

To:	Bank of America, N.A.,

as Administrative Agent

Dallas Infomart

1950 N Stemmons Fwy

Ste 6053

DALLAS, TX, 75207

Mail Code:         TX1-160-06-02

Attention:           Taelitha Bonds-Harris

Phone:                 214-209-3408

Fax:                      214-290-9644

Email:                  taelitha.m.harris@bofa.com

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, have entered into that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), pursuant to which certain loans and financial accommodations have been made to the Borrowers;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Swap Contract/Secured Foreign Credit Facility] as a [“Secured Cash Management Agreement”/”Secured Hedge Agreement”/”Secured Foreign Credit Facility”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

1.            Designation. [_____________] hereby designates the [Cash Management Agreement/Swap Contract/Secured Foreign Credit Facility] described on Schedule 1 hereto to be a “[Secured Cash Management Agreement/Secured Hedge Agreement/Secured Foreign Credit Facility]” and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement/Swap Contract/Secured Foreign Credit Facility] satisfies all the requirements under the Loan Documents to be so designated. By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Secured Cash Management Agreement/Secured Hedge Agreement/Secured Foreign Credit Facility] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement/Swap Contract/Secured Foreign Credit Facility]. Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(b) of the Credit Agreement.

GOVERNING LAW. THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DESIGNOR:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

By:
Name:
Title:

[IN WITNESS WHEREOF, the undersigned acknowledges that such Secured Foreign Credit Facility does not cause the limitations on the aggregate principal amount of Secured Foreign Credit Facilities permitted by the Credit Agreement to be exceeded.

RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:][1]

1 Include for Secured Party Designation Notice delivered in connection with Secured Foreign Credit Facilities.

Schedule 1

To Secured Party Designation Notice

Exhibit 1.01B

FORM OF CANADIAN SECURITY AGREEMENT

[see attached]

CANADIAN SECURITY AND PLEDGE AGREEMENT

THIS CANADIAN SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of May 31, 2017 among the parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 27, 2016 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among Ritchie Bros. Auctioneers Incorporated, a Canadian corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

(a)             Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the PPSA (defined below): Accessions, Account, Certificated Security, Chattel Paper, Consumer Goods, Document of Title, Equipment, Financial Asset, Fixtures, Futures Account, Futures Contract, Futures Intermediary, Goods, Instrument, Intangible, Inventory, Investment Property, Money, Proceeds, Securities Account, Security Certificate, Security Entitlement, Security, and Uncertificated Security.

(b)             In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered Canadian and United States copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the Canadian Intellectual Property Office and the United States Copyright Office, and (b) all renewals thereof.

“Deposit Accounts” means (a) all deposit, demand, time, savings, passbook or other accounts with a bank, credit union, trust company or similar financial institution and all accounts and sub-accounts relating to any of the foregoing accounts and (b) all cash, funds, Money, cheques, notes and Instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

“IP Rights” means, with respect to any Person, the Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Patents, Patent Licenses, licenses and other intellectual property rights of such Person.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all industrial designs and letters patent of Canada or the United States or any other country and all reissues and extensions thereof, and (b) all applications for industrial designs or letters patent of Canada or the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, 100% of the issued and outstanding shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in, or other Equity Interests of each Subsidiary directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)            all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)            in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, or in the event of any amalgamation involving the issuer thereof, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation, merger or amalgamation, to the extent that such successor Person is a direct Subsidiary of an Obligor;

provided, however, that Pledged Equity shall not include any Excluded Property.

“PPSA” means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, "PPSA" means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“STA” means the Securities Transfer Act, 2006 (Ontario).

2

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trade-marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or in any similar office or agency of Canada, the United States, any province, territory or state thereof or any other country or any political subdivision thereof and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“ULC”, “ULC Legislation” and “ULC Shares” shall have the meanings assigned to such terms in Section 24 hereof.

2.              Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby pledges, assigns, mortgages, charges and grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, as and by way of a fixed and specific mortgage and charge, and grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, all of its present and after-acquired undertaking, property and assets, including, without limiting the foregoing, all of the right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts, including all claims of any kind that it has, including claims against the Crown and claims under insurance policies; (b) all Chattel Paper; (c) all Copyrights; (d) all Copyright Licenses; (e) all Deposit Accounts and all cash, Money, Securities, Instruments and other investments deposited or required to be deposited in any of the foregoing; (f) all Documents of Title; (g) all Equipment; (h) all Financial Assets; (i) all Fixtures; (c) all Goods; (k) all Intangibles; (l) all Instruments; (m) all Inventory; (n) all Investment Property, including shares, stock, warrants, bonds, debentures, debenture stock and other Securities (in each case whether evidenced by a Security Certificate or an Uncertificated Security) and Security Entitlements, Securities Accounts, Futures Contracts and Futures Accounts; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Trademarks; (t) all Trademark Licenses; and (u) all parts, components, renewals, substitutions and replacements of any and all of the foregoing, all attachments, accessories and increases, additions and Accessions of any and all of the foregoing and all Proceeds of any and all of the foregoing, including property in any form derived directly or indirectly from any dealing with such property; provided, however, that the Collateral shall not include (i) Excluded Property or (ii) Consumer Goods. Notwithstanding the foregoing, any Obligor that is a CFC shall have only have liability for the Obligations of (A) the Company, (B) Designated Borrowers that are not U.S. Persons and (C) Subsidiaries of the Company under any Secured Foreign Credit Facility, and each such CFC shall not have liability for the Obligations of Loan Parties that are U.S. Persons. The foregoing sentence is intended to ensure that no grant of a security constitutes a pledge or guaranty described in Treas. Reg. Section 1.956-2(c)(2) and shall be interpreted consistently therewith.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

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The Obligors agree that the holders of the Secured Obligations have given value and that the Liens created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon any Obligor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Administrative Agent. In each case, the parties do not intend to postpone the attachment of any Liens created by this Agreement.

3.              Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a)             Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. To the knowledge of such Obligor there exists no adverse claim (as defined in the STA) with respect to the Pledged Equity of such Obligor.

(b)             Security Interest/Priority. This Agreement creates a valid security interest in favour of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the PPSA or, with respect to Canadian or United States applications or registrations for IP Rights included in the Collateral, with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office (provided that additional filings with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office may be required to perfect the Administrative Agent's security interest in Canadian or United States applications or registrations for IP Rights acquired by the Obligors after the date hereof), free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the Certificated Securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent's security interest in all the Pledged Equity evidenced by such Certificated Securities and such Instruments. Notwithstanding anything to the contrary in any of the Loan Documents, the Obligors shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any IP Rights included in the Collateral in any jurisdiction other than Canada or the United States.

(c)             Authorization of Pledged Equity. All Pledged Equity constituting Equity Interests of a Subsidiary of an Obligor is duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable.

(d)             No Other Equity Interests, Instruments, Etc. As of the date hereof (or as of the latest date such Schedules were required to be updated in accordance with Section 4(c)), (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no Obligor holds any Instruments or Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 3(d) hereto.

(e)             Partnership and Limited Liability Company Interests. Except as set forth on Schedule 1(b), as of the date hereof, none of the Collateral consisting of Pledged Equity constitutes Uncertificated Securities. Except as previously disclosed to the Administrative Agent, all of the Collateral consisting of an interest in a partnership by its terms expressly provides that it is a Security for purposes of the STA or securities transfer legislation in another applicable jurisdiction in Canada.

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(f)              Business Locations, Etc. Set forth on Schedule 3(f)(1)(i) is a list of all real property located in Canada that is owned or leased by any Obligor as of the date hereof. Set forth on Schedule 3(f)(1)(ii) is a list of all jurisdictions of each Obligor's Equipment, Inventory or other tangible personal property (other than Equipment, Inventory or other tangible personal property in transit) as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(d)). Set forth on Schedule 3(f)(2) is the jurisdiction of organization, chief executive office, exact legal name and organizational identification number (if any) of each Obligor as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)).

(g)             Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity issued by any Wholly-Owned Subsidiary or any other document related thereto (except in the case of ULC Shares, after giving effect to all approvals and consents obtained by the Obligors with respect thereto which will be maintained in full force and effect during the term of this Agreement) which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (A) the filing or recording of PPSA or UCC financing statements, (B) the filing of appropriate notices with the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable non-United States Laws affecting the pledge of the Pledged Equity of International Subsidiaries, (F) consents, authorizations, filings or other actions which have been obtained or made, and (G) those consents, authorizations, filing or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the PPSA or the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

(h)             Copyrights, Patents and Trademarks.

(i)             Set forth on Schedule 3(h) is a list of (i) all IP Rights registered or pending registration with the Canadian Intellectual Property Office, the United States Copyright Office or the United States Patent and Trademark Office that, as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)), an Obligor owns and (ii) all licenses of IP Rights registered with the Canadian Intellectual Property Office, the United States Copyright Office or the United States Patent and Trademark Office as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)).

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(ii)            To the best of each Obligor’s knowledge, each registration or application for a Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(iii)            To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(iv)           No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, or that, if adversely determined, could reasonably be expected to have an adverse effect on the value of any Copyright, Patent or Trademark of any Obligor, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(v)            All applications with a Governmental Authority pertaining to the material Copyrights, Patents and Trademarks of each Obligor have been duly and properly filed in all material respects, and all registrations or letters with a Governmental Authority pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued in all material respects.

(vi)           No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Obligor hereunder except as permitted by the Credit Agreement.

(i)              Types of Collateral. None of the Collateral consists of, or is the Proceeds of, Consumer Goods.

4.             Covenants. Each Obligor covenants that until the earlier of (i) a Collateral Release Event and (ii) such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Obligor shall:

(a)             Instruments/Chattel Paper/Pledged Equity/Control.

(i)  If any amount in excess of $10,000,000 (or, in the case of intercompany notes among the Company and its Subsidiaries, $25,000,000) payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, ensure that such Instrument or Chattel Paper is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. If requested by the Administrative Agent, such Obligor shall ensure that any Collateral consisting of Chattel Paper valued in excess of $10,000,000 is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent's security interest in such Chattel Paper.

(ii)  Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity issued by any Wholly-Owned Subsidiary. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity issued by any Wholly-Owned Subsidiary shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity issued by any Wholly-Owned Subsidiary shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto or another form reasonably acceptable to the Administrative Agent.

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(b)             Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent shall request as it reasonably deems necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA and the UCC, and (B) with regard to Copyrights, Patents or Trademarks, a Confirmation of Security Interest in Intellectual Property for filing with the Canadian Intellectual Property Office in the form of Exhibit 4(b)(i), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Notwithstanding anything to the contrary in the Loan Documents, no Obligor shall be required pursuant to this Agreement, nor shall the Administrative Agent be authorized pursuant to this Agreement, to (i) perfect the above-described pledges and security interests by any means other than by (A)(1) filings pursuant to the PPSA and the UCC in the relevant jurisdiction(s) and (2) filings in the applicable real estate records with respect to any fixtures relating to any real properties, (B) filings in the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to IP Rights as expressly required in the Loan Documents, and (C) delivery to the Administrative Agent of all Certificated Securities (if any) evidencing the Pledged Equity and all other Instruments or Chattel Paper constituting Collateral to be held in its possession, in each case as expressly required in the Loan Documents, (ii) enter into any control agreement with respect to any deposit account, securities account or futures account, (iii) take any action (other than the actions listed in clause (A)(1), (B), and (C) above) with respect to any assets located outside of Canada or the United States, or (iv) to take any actions in any jurisdiction other than Canada or the United States (or any political subdivision thereof) or enter into any collateral documents governed by the laws of any jurisdiction (other than Canada, the United States or any political subdivision thereof). Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent.

(c)             Collateral Schedules. Together with the delivery of the annual financial statements pursuant to Section 6.01(a) of the Credit Agreement, deliver to the Administrative Agent supplements to Schedules 1(b), 3(d), 3(f)(2) and 3(h) as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of delivery of such financial statements.

(d)             Locations of Collateral. No Obligor shall permit any of its Equipment, Inventory or other tangible personal property (other than Equipment, Inventory or other tangible personal property in transit), or its chief executive office, to be located out of the jurisdictions set forth on Schedule 3(f)(1) hereto without (i) providing the Administrative Agent with 30 days advance written notice, (ii) delivering to the Administrative Agent a supplement to Schedule 3(f)(1) as is necessary such that, as supplemented, such Schedule would be accurate and complete as of such date, and (iii) promptly taking other steps, if any, as the Administrative Agent requests to ensure that the position of the Administrative Agent is not adversely affected by the change of location.

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(e)             Books and Records. Except in the case of ULC Shares, if requested by the Administrative Agent, mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f)              Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies. With respect to any Equity Interests of any Wholly-Owned Subsidiary that is a partnership or a limited liability company that constitute Pledged Equity (i) with respect to an interest in a partnership, permit any such Equity Interests to be governed by Organization Documents or other documents relating to such Equity Interests that do not include a provision that such Equity Interest is a Security for purposes of the STA or securities transfer legislation in another applicable jurisdiction in Canada, (ii) with respect to an interest in a limited liability company, not elect to treat any such Equity Interests as a "security" within the meaning of Article 8 of the UCC unless such Equity Interests are represented by a certificate and delivered to the Administrative Agent to the extent required by Section 4(a)(ii), and (iii) not certificate such Equity Interests, unless such certificates are delivered to the Administrative Agent to the extent required by Section 4(a)(ii).

(g)             Intellectual Property.

(i)             Except as shall be consistent with its reasonable business judgment, (A) not do any act or omit to do any act whereby any Copyright may become invalidated; (B) not do any act, or omit to do any act, whereby any Copyright may become injected into the public domain; (C) notify the Administrative Agent promptly if it knows that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or tribunal in Canada, the United States or any other country) regarding an Obligor's ownership of any such Copyright or its validity; (D) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by an Obligor and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (E) promptly notify the Administrative Agent of any infringement of any Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement; in each case, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(ii)            Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)           Except as shall be consistent with its reasonable business judgment, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colourable imitation of such Trademark unless the Administrative Agent, for the benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated; in each case, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

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(iv)           Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(v)            Notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or tribunal in any country) regarding such Obligor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(vi)           Except as shall be consistent with its reasonable business judgment, take all reasonable and necessary steps, including, without limitation, in any proceeding before the Canadian Intellectual Property Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(vii)          Promptly notify the Administrative Agent and the holders of the Secured Obligations after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, where appropriate, the bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(viii)         Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).

Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.

5.             Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or financing change statements or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA and the UCC (including authorization to describe the Collateral as "all personal property, whether now owned or hereafter acquired", "all assets, whether now owned or hereafter acquired" or words of similar meaning). Each Obligor waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.

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6.             Advances. On failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim (as defined in the STA) and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate to the extent provided in the Credit Agreement. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP (to the extent required thereby).

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7.             Remedies.

(a)             General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the PPSA and the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the PPSA and the UCC (regardless of whether the PPSA or the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the PPSA or the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker's board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements) and/or (vi) exercise any and all rights under any agreement with any Securities Intermediary, Futures Intermediary, depositary bank or issuer of Uncertificated Securities. Each Obligor acknowledges that any such private sale may be at prices and on terms less favourable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the applicable securities Laws. Neither the Administrative Agent's compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. Each Obligor waives giving of notice to the maximum extent permitted by applicable Law. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Equity, each Obligor agrees that, upon request of the Administrative Agent, such Obligor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Equity or any part thereof valid and binding and in compliance with applicable Law. The Administrative Agent is not required to take steps to qualify, or cause to be qualified, any Equity Interests forming part of the Pledged Equity for public distribution or request the issuer to qualify them. The Administrative Agent need not dispose of any securities by public distribution even if they are qualified for public distribution. The Administrative Agent may dispose of securities by an exemption from the prospectus requirements of applicable securities legislation as it considers appropriate notwithstanding that doing so may require them to comply with limitations or restrictions relating to the exemption. The limitations or restrictions may include complying with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications (including being accredited investors, agreeing to pay a minimum price or demonstrating qualifications required to obtain any approval of the sale or resulting purchase that is required under applicable Law), and restricting prospective bidders and purchasers to those who will represent and agree that they are purchasing as principal for their own account for investment and not with a view to distribution or resale. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

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(b)             Receiver. The Administrative Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral. The Administrative Agent may remove any receiver appointed by it and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Secured Obligations. Any receiver appointed by the Administrative Agent shall, to the extent permitted by applicable Law, have all of the rights, benefits and powers of the Administrative Agent under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Obligors and the Administrative Agent shall not be in any way responsible for any misconduct or negligence of any receiver.

(c)             Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor's rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor's customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent's own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a cheque, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts.

(d)             Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

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(e)             Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(f)              Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(g)             Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.             Rights of the Administrative Agent.

(a)             Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)             to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)            to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)           to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)           receive, open and dispose of mail addressed to an Obligor and endorse cheques, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)            sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

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(vi)           adjust and settle claims under any insurance policy relating thereto;

(vii)          execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)         institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)            to exchange any of the Pledged Equity or other property upon any merger, amalgamation, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)           to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)          to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)         to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)         to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)          do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

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(b)             Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)             The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)             Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)             Voting and Payment Rights in Respect of the Pledged Equity.

(i)             Unless and until an Event of Default shall exist and the Administrative Agent shall have given the Obligors notice of its intent to exercise its rights under this Agreement, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

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(ii)            During the continuance of an Event of Default and upon written notice by the Administrative Agent, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(f)              Releases of Collateral. (i) (a) If any Collateral shall be sold, transferred or otherwise Disposed of by any Obligor in a transaction permitted by the Credit Agreement or (b) any Obligor that is a Guarantor ceases to be a Subsidiary of the Company upon the consummation of any transaction permitted by the Credit Agreement, or (c) an Obligor is otherwise released from the Guaranty pursuant to Section 10.09 of the Credit Agreement, then such Collateral or such Obligor shall be released from the Lien of this Agreement. Following the occurrence of a Collateral Release Event and provided no Event of Default has occurred and is continuing, the Administrative Agent shall promptly release the Liens and security interests in the Collateral, all at the expense of the Company. Upon such release or any release of an Obligor herefrom or Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Liens and security interests in the Equity Interests of such Obligor or such Collateral shall automatically terminate and the Administrative Agent shall, upon the request and at the sole cost and reasonable expense of the Obligors, assign, transfer and deliver to any applicable Obligor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof so released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including PPSA discharges, UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9.             Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.

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10.           Continuing Agreement.

(a)             Subject to Section 8(f), this Agreement shall remain in full force and effect until the earlier of (i) a Collateral Release Event and (ii) such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all PPSA discharges, UCC termination statements, releases and/or other documents reasonably requested by the Obligors evidencing such termination.

(b)             This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.            Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any supplement, update or revision to Schedules 1(b), 3(d), 3(f)(1)(ii), 3(f)(2) and 3(h) hereof delivered by any Obligor and delivery of any Joinder Agreement shall not constitute an amendment for purposes of this Section 11 or Section 11.01 of the Credit Agreement.

12.            Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns.

13.            Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

14.            Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

15.            Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16.            Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.

(a)             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

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(b)             EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE COURTS OF THE PROVINCE OF ONTARIO. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. DESPITE THE PRECEDING PART OF THIS SECTION, THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER ARE PERMITTED TO TAKE PROCEEDINGS IN RELATION TO ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT IN ANY COURT OF ANY OTHER JURISDICTION WITH JURISDICTION AND TO THE EXTENT ALLOWED BY LAW MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

(c)             THE OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.

(d)             EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)             The terms of Section 11.15 of the Credit Agreement with respect to waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.            Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18.            Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

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19.            Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default in accordance with the applicable documents governing such other arrangement, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations. The Administrative Agent shall be under no obligation to marshal in favour of the Obligors any other security interest or lien or any money or other property that the Administrative Agent or the holders of the Secured Obligations may be entitled to receive or may have a claim upon.

20.            Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an "Obligor" and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21.            Rights of Required Lenders. If at any time there is no Person acting as Administrative Agent under the Credit Agreement and under the other Loan Documents, the rights of the Administrative Agent hereunder may be exercised by the Required Lenders.

22.            Amalgamation, Merger. If any Obligor amalgamates or merges with one or more other entities, the Secured Obligations and the security interest granted to the Administrative Agent pursuant to this Agreement shall continue as to the Secured Obligations and the undertaking, property and assets of such Obligor at the time of amalgamation or merger, and shall extend to the Secured Obligations and the present and future undertaking, property and assets of the amalgamated or merged entity, and the term Obligors shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as such Obligor.

23.            Limitation Periods. To the extent that any limitation period applies to any claim for payment of the Secured Obligations or remedy for enforcement of the Secured Obligations, each Obligor agrees that: (a) any limitation period is expressly excluded and waived entirely if permitted by applicable law; (b) if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law; (c) any applicable limitation period shall not begin before an express demand for payment of the Secured Obligations is made in writing by the Administrative Agent to any Obligor; (d)  any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Secured Obligations by any Loan Party; and (e) this Agreement is a "business agreement" as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

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24.            ULC Shares. Notwithstanding any provisions to the contrary contained in this Agreement, any other Loan Document or any other document or agreement to which any party to this Agreement is also party, each Obligor is the sole registered and beneficial owner of the shares and other Pledged Equity (collectively, the "ULC Shares") of each unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise existing under the laws of any province or territory of Canada or under the federal laws of Canada, or any other entity whose members or shareholders have liability comparable to that of members or shareholders of any of those entities (each, a "ULC") that is from time to time an issuer. Each Obligor will remain so until the ULC Shares are, with the prior written consent of the Administrative Agent (which has not been revoked) and in the course of realization of the Liens under this Agreement, transferred on the books and records of the applicable issuer into the name of the Administrative Agent, its nominee, any holder of the Secured Obligations or a purchaser designated by the Administrative Agent. Accordingly, such Obligor shall be entitled to receive and retain for its own account any dividend, distribution, payment or other proceeds in respect of the ULC Shares (except insofar as such Obligor has granted a security interest in the dividend or other distribution in favour of the Administrative Agent under this Agreement, in which case the other terms of the security interest will apply) and shall have the right to vote the ULC Shares and to control the direction, management and policies of the applicable issuer to the same extent as such Obligor would if the ULC Shares were not pledged to the Administrative Agent. Nothing in this Agreement or any other Loan Document is intended to or shall constitute the Administrative Agent, any holder of the Secured Obligations or any person other than such Obligor, a shareholder or member of any issuer of ULC Shares for the purposes of the Business Corporations Act (Alberta), the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia) or any other applicable legislation governing the formation of a ULC ("ULC Legislation") until such time as the ULC Shares are transferred in the course of realization as described above in this Section. To the extent any provision of this Agreement would have the effect of constituting the Administrative Agent or any holder of the Secured Obligations or any person other than such Obligor as a shareholder or member of any ULC that is from time to time an issuer for the purposes of the ULC Legislation before then, the provision shall be deemed not to apply to the ULC Shares or that ULC, as the case may be, and shall be ineffective without otherwise invalidating or rendering this Agreement unenforceable or invalidating or rendering the provision in question unenforceable insofar as it relates to property that is not the ULC Shares. Notwithstanding anything else in this Agreement, except upon the exercise of rights to sell or otherwise dispose of the ULC Shares following the occurrence of an Event of Default, no Obligor shall cause, permit or enable any issuer of ULC Shares to cause, permit, or enable, the Administrative Agent or any holder of the Secured Obligations to: (a) be registered as a shareholder of the issuer; (b) have any notation entered in its favour in the share register or other books and records of a ULC in respect of the ULC Shares; (c) act or purport to act as a shareholder of the issuer, or obtain, exercise or attempt to exercise any rights of a shareholder of the issuer, including the right to attend a meeting of the issuer, or to vote the ULC Shares; (d) be held out as shareholder or member of the issuer; or (e) receive, directly or indirectly, any dividends, property or other distributions from the issuer by reason of the Administrative Agent or any holder of the Secured Obligations holding a security interest in the ULC Shares. The limitations in this Section shall not restrict the Administrative Agent from (i) exercising the rights to sell or otherwise dispose of ULC Shares that it is entitled to exercise under this Agreement or (ii) having the ULC Shares registered in its name, in either case at any time that the Administrative Agent is entitled to realize on all or any portion of the ULC Shares pursuant to this Agreement and, in either case, provided that the Administrative Agent has (x) given notice to the Obligors of its intention to realize upon those ULC Shares (including by selling or disposing of or re-registering those ULC Shares) and (y) consented in writing to any change in registration and not revoked its consent.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:

[Obligor]

By:
Name:
Title:

[Obligors to be inserted]

RITCHIE BROS. AUCTIONEERS INCORPORATED

CANADIAN SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

RITCHIE BROS. AUCTIONEERS INCORPORATED

CANADIAN SECURITY AND PLEDGE AGREEMENT

SCHEDULE 1(b)

PLEDGED EQUITY

OBLIGOR:
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged

OBLIGOR:
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged

SCHEDULE 3(d)

INSTRUMENTS; CHATTEL PAPER

SCHEDULE 3(f)(1)(i)

LOCATIONS OF REAL PROPERTY

SCHEDULE 3(f)(1)(ii)

LOCATIONS OF COLLATERAL

SCHEDULE 3(f)(2)

LOCATIONS OF CHIEF EXECUTIVE OFFICE, ETC.

SCHEDULE 3(h)

CANADIAN AND U.S. REGISTERED IP RIGHTS

EXHIBIT 4(a)(ii)

[FORM OF] IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following Equity Interests of _____________________, a ____________ corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:

EXHIBIT 4(b)(i)

[FORM OF] CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

TO:	CANADIAN INTELLECTUAL PROPERTY OFFICE

DATED:	[__]

WHEREAS, [__] of [__] (the "Obligor"), is the owner of the patents, patent applications, trade-marks, trade-mark applications, copyrights, copyright applications, industrial designs and industrial design applications set forth in Schedule I hereto, and the underlying goodwill associated with the business in association with which such patents, trade-marks, copyrights and industrial designs are used (collectively, the "Intellectual Property").

WHEREAS, pursuant to the Credit Agreement dated as of October 27, 2016 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the "Credit Agreement") among, inter alia, Ritchie Bros. Auctioneers Incorporated, a Canadian corporation, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the "Administrative Agent"), at its office at 101 North Tryon Street, Charlotte, North Carolina 28255-0001, the Obligor and others entered into the Canadian Security and Pledge Agreement dated as of May 31, 2017 (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement") in favour of the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Security Agreement), pursuant to which the Obligor granted a security interest in and to, inter alia, the Intellectual Property to the Administrative Agent, for the benefit of the holders of the Secured Obligations, to secure the payment and performance of its obligations to the holders of the Secured Obligations, including, without limitation, its obligations under or in connection with the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor hereby confirms the grant under the Security Agreement to the Administrative Agent, for the benefit of the holders of the Secured Obligations, of a security interest in and to the Intellectual Property.

[signature page follows]

In witness whereof, the Obligor has caused this Confirmation to be executed and delivered by its duly authorized officer as of the date first set forth above.

[OBLIGOR]

By:
Name:
Title:

2

SCHEDULE I
to
CONFIRMATION OF SECURITY INTEREST IN
INTELLECTUAL PROPERTY

TRADEMARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

Exhibit 1.01C

FORM OF U.S. SECURITY AGREEMENT

[see attached]

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of May 31, 2017 among the parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each, an “Obligor” and collectively, the “Obligors”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 27, 2016 (as amended, amended and restated, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “Credit Agreement”) among Ritchie Bros. Auctioneers Incorporated, a Canadian corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.

(a)            Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Adverse Claim, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Fixtures, General Intangible, Goods, Instrument (as defined in Article 9 of the UCC), Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation, Tangible Chattel Paper, and Uncertificated Security.

(b)            In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“IP Rights” means, with respect to any Person, the Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Patents, Patent Licenses, licenses and other intellectual property rights of such Person.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1(b) hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)            all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)            in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor;

provided, however, (x) that Pledged Equity shall not include any Excluded Property and (y) in the case of any pledge of the Equity Interests of any International Subsidiary that is a Subsidiary of a U.S. Borrower or U.S. Guarantor or of the Equity Interests of any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, in each case, such pledge shall be limited to 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such International Subsidiary or of the CFCs owned by such U.S. Subsidiary as determined for United States federal income tax purposes, to be treated as a deemed dividend for United States federal income tax purposes and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in such International Subsidiary or such U.S. Subsidiary, as the case may be.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the fees, charges and disbursements of counsel.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.            Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2(c) hereto; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing; provided, however, that the Collateral shall not include (i) Excluded Property or (ii) any assets owned by any CFC or by any U.S. Subsidiary all or substantially all of the assets of which consist of the Equity Interests of one or more CFCs, to the extent such Collateral could support the Obligations of, or any Guaranty of, any U.S. Borrower or U.S. Guarantor.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses or any IP Rights of the Obligors.

3.            Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a)            Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. To the knowledge of such Obligor there exists no Adverse Claim with respect to the Pledged Equity of such Obligor.

(b)            Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC or, with respect to United States applications or registrations for IP Rights included in the Collateral, with the United States Patent and Trademark Office or United States Copyright Office (provided that additional filings with the United States Patent and Trademark Office or United States Copyright Office may be required to perfect the Administrative Agent's security interest in United States applications or registrations for IP Rights acquired by the Obligors after the date hereof), free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the Certificated Securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such Certificated Securities and such Instruments. Notwithstanding anything to the contrary in any of the Loan Documents, the Obligors shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any IP Rights included in the Collateral in any jurisdiction other than the United States.

(c)            Authorization of Pledged Equity. All Pledged Equity constituting Equity Interests of a Subsidiary of an Obligor is duly authorized and validly issued and is fully paid and, to the extent applicable, nonassessable.

(d)            No Other Equity Interests, Instruments, Etc. As of the date hereof (or as of the latest date such Schedules were required to be updated in accordance with Section 4(c)), (i) no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no Obligor holds any Instruments or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of this Agreement other than as set forth on Schedule 3(d) hereto.

(e)            Partnership and Limited Liability Company Interests. Except as set forth on Schedule 1(b), as of the date hereof, none of the Collateral consisting of Pledged Equity constitutes Uncertificated Securities.

(f)            Business Locations, Etc. Set forth on Schedule 3(f)(1) is a list of all real property located in the United States that is owned or leased by any Obligor as of the date hereof. Set forth on Schedule 3(f)(2) is the jurisdiction of organization, chief executive office, exact legal name and organizational identification number (if any) of each Obligor as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)).

(g)            Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity issued by any Wholly-Owned Subsidiary or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement. Except for (A) the filing or recording of UCC financing statements, (B) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable non-United States Laws affecting the pledge of the Pledged Equity of International Subsidiaries, (F) consents, authorizations, filings or other actions which have been obtained or made and (G) those consents, authorizations, filing or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

(h)            Commercial Tort Claims. As of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)), such Obligor holds no Commercial Tort Claims in an amount reasonably estimated by such Obligor to be in excess of $10,000,000 and known by such Obligor to be in existence other than those listed in Schedule 2(c) attached hereto.

(i)            Copyrights, Patents and Trademarks.

(i)            Set forth on Schedule 3(i) is a list of (i) all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office that, as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)), an Obligor owns and (ii) all licenses of IP Rights registered with the United States Copyright Office or the United States Patent and Trademark Office as of the date hereof (or as of the latest date such Schedule was required to be updated in accordance with Section 4(c)).

(ii)            To the best of each Obligor’s knowledge, each registration or application for a Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(iii)            To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(iv)            No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of any Obligor, or that, if adversely determined, could reasonably be expected to have an adverse effect on the value of any Copyright, Patent or Trademark of any Obligor, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(v)            All applications with a Governmental Authority pertaining to the material Copyrights, Patents and Trademarks of each Obligor have been duly and properly filed in all material respects, and all registrations or letters with a Governmental Authority pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued in all material respects.

(vi)            No Obligor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of any Obligor hereunder except as permitted by the Credit Agreement.

4.            Covenants. Each Obligor covenants that until the earlier of (i) a Collateral Release Event and (ii) such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, such Obligor shall:

(a)            Instruments/Chattel Paper/Pledged Equity/Control.

(i)            If any amount in excess of $10,000,000 (or, in the case of intercompany notes among the Company and its Subsidiaries, $25,000,000) payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, ensure that such Instrument or Tangible Chattel Paper is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. If requested by the Administrative Agent, such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper valued in excess of $10,000,000 is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)            Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity issued by any Wholly-Owned Subsidiary. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity issued by any Wholly-Owned Subsidiary shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity issued by any Wholly-Owned Subsidiary shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto or another form reasonably acceptable to the Administrative Agent.

(b)            Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent shall request as it reasonably deems necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 4(b)(i)(B), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i)(C) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i)(D) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Notwithstanding anything to the contrary in the Loan Documents, no Obligor shall be required pursuant to this Agreement, nor shall the Administrative Agent be authorized pursuant to this Agreement, to (i) perfect the above-described pledges and security interests by any means other than by (A)(1) filings pursuant to the UCC in the office of the secretary of state of the relevant state(s) and (2) filings in the applicable real estate records with respect to any fixtures relating to any real properties, (B) filings in the United States Patent and Trademark Office and United States Copyright Office, as applicable, with respect to IP Rights as expressly required in the Loan Documents, and (C) delivery to the Administrative Agent of all certificated securities (if any) evidencing the Pledged Equity and all other Instruments or Tangible Chattel Paper constituting Collateral to be held in its possession, in each case as expressly required in the Loan Documents, (ii) enter into any control agreement with respect to any deposit account, securities account or commodities account, (iii) take any action (other than the actions listed in clause (A)(1), (B), and (C) above) with respect to any assets located outside of the United States, or (iv) to take any actions in any jurisdiction other than the United States (or any political subdivision thereof) or enter into any collateral documents governed by the laws of any jurisdiction (other than the United States or any political subdivision thereof). Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent.

(c)            Collateral Schedules. Together with the delivery of the annual financial statements pursuant to Section 6.01(a) of the Credit Agreement, deliver to the Administrative Agent supplements to Schedules 1(b), 2(c), 3(d), 3(f)(2) and 3(i) as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of delivery of such financial statements.

(d)            Commercial Tort Claims. If any Obligor shall at any time hold or acquire a Commercial Tort Claim reasonably estimated by such Obligor to be in excess of $10,000,000 and known by such Obligor to be in existence, promptly (but in any event within thirty (30) days after obtaining knowledge of such acquisition thereof or such longer period as the Administrative Agent may agree in its reasonable discretion) notify the Administrative Agent in writing signed by such Obligor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(e)            Books and Records. If requested by the Administrative Agent, mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f)            Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies. With respect to any Equity Interests of any Wholly-Owned Subsidiary that is a limited liability company or limited partnership that constitute Pledged Equity, (i) not elect to treat any such Equity Interests as a “security” within the meaning of Article 8 of the UCC, unless such Equity Interests are represented by a certificate and delivered to the Administrative Agent to the extent required by Section 4(a)(ii), and (ii) not certificate such Equity Interests, unless such certificates are delivered to the Administrative Agent to the extent required by Section 4(a)(ii).

(g)            Intellectual Property.

(i)            Except as shall be consistent with its reasonable business judgment, (A) not do any act or omit to do any act whereby any Copyright may become invalidated; (B) not do any act, or omit to do any act, whereby any Copyright may become injected into the public domain; (C) notify the Administrative Agent promptly if it knows that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office or any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity; (D) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by an Obligor and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (E) promptly notify the Administrative Agent of any infringement of any Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement; in each case, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(ii)            Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)            Except as shall be consistent with its reasonable business judgment, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated; in each case, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(iv)            Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(v)            Notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Obligor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(vi)            Except as shall be consistent with its reasonable business judgment, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(vii)            Promptly notify the Administrative Agent and the holders of the Secured Obligations after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, including, where appropriate, the bringing of suit for infringement, misappropriation or dilution, seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation or dilution, except to the extent as would not reasonably be expected to have a Material Adverse Effect.

(viii)            Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).

Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses.

5.            Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property, whether now owned or hereafter acquired”, “all assets, whether now owned or hereafter acquired” or words of similar meaning).

6.            Advances. On failure of any Obligor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any Adverse Claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate to the extent provided in the Credit Agreement. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP (to the extent required thereby).

7.            Remedies.

(a)            General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)            Remedies relating to Accounts. During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)            Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)            Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(e)            Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)            Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.            Rights of the Administrative Agent.

(a)            Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)            to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)            to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)            to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)            receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)            sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)            adjust and settle claims under any insurance policy relating thereto;

(vii)            execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)            institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)            to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)            to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)            to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)            to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)            to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)            to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)            do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)            Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)            The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)            Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)            Voting and Payment Rights in Respect of the Pledged Equity.

(i)            Unless and until an Event of Default shall exist and the Administrative Agent shall have given the Obligors notice of its intent to exercise its rights under this Agreement, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)            During the continuance of an Event of Default and upon written notice by the Administrative Agent, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(f)            Releases of Collateral. (i) (a) If any Collateral shall be sold, transferred or otherwise Disposed of by any Obligor in a transaction permitted by the Credit Agreement or (b) any Obligor that is a Guarantor ceases to be a Subsidiary of the Company upon the consummation of any transaction permitted by the Credit Agreement, or (c) an Obligor is otherwise released from the Guaranty pursuant to Section 10.09 of the Credit Agreement, then such Collateral or such Obligor shall be released from the Lien of this Agreement. Following the occurrence of a Collateral Release Event and provided no Event of Default has occurred and is continuing, the Administrative Agent shall promptly release the Liens and security interests in the Collateral, all at the expense of the Company. Upon such release or any release of an Obligor herefrom or Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Liens and security interests in the Equity Interests of such Obligor or such Collateral shall automatically terminate and the Administrative Agent shall, upon the request and at the sole cost and reasonable expense of the Obligors, assign, transfer and deliver to any applicable Obligor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof so released (in the case of a release) as may be in possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9.            Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in Money, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.

10.            Continuing Agreement.

(a)            Subject to Section 8(f), this Agreement shall remain in full force and effect until the earlier of (i) a Collateral Release Event and (ii) such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated, at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements, releases and/or other documents reasonably requested by the Obligors evidencing such termination.

(b)            This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.            Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any supplement, update or revision to Schedules 1(b), 2(c), 3(d), 3(f)(2), and 3(i) hereof delivered by any Obligor and delivery of any Joinder Agreement shall not constitute an amendment for purposes of this Section 11 or Section 11.01 of the Credit Agreement.

12.            Successors in Interest. This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns.

13.            Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

14.            Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

15.            Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16.            Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.            Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18.            Entirety. This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19.            Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default in accordance with the applicable documents governing such other arrangement, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20.            Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21.            Rights of Required Lenders. If at any time there is no Person acting as Administrative Agent under the Credit Agreement and under the other Loan Documents, the rights of the Administrative Agent hereunder may be exercised by the Required Lenders.

22.            Consent of Issuers of Pledged Equity. Each issuer and owner of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS :
[Obligor]

By:
Name:
Title:

[Obligors to be inserted]

RITCHIE BROS. AUCTIONEERS INCORPORATED

U.S. SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

RITCHIE BROS. AUCTIONEERS INCORPORATED

U.S. SECURITY AND PLEDGE AGREEMENT

SCHEDULE 1(b)

PLEDGED EQUITY

OBLIGOR:
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged

OBLIGOR:
Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership	Percentage Pledged

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

SCHEDULE 3(d)

INSTRUMENTS; TANGIBLE CHATTEL PAPER

SCHEDULE 3(f)(1)

LOCATIONS OF REAL PROPERTY

SCHEDULE 3(f)(2)

LOCATIONS OF CHIEF EXECUTIVE OFFICE, ETC.

SCHEDULE 3(i)

U.S. REGISTERED IP RIGHTS

EXHIBIT 4(a)(ii)

[FORM OF] IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following Equity Interests of _____________________, a ____________ corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:

EXHIBIT 4(b)(i)(B)

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of May 31, 2017 (as the same may be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in any and all right, title and interest of such Obligor in and to the copyrights and copyright applications shown below to the Administrative Agent for the benefit of the holders of the Secured Obligations:

U.S. REGISTERED COPYRIGHTS
Copyright No.	Description of Copyright Item	Date of Copyright
See Schedule 1 attached hereto
U.S. COPYRIGHT APPLICATIONS
Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications
See Schedule 1 attached hereto

[signature page follows]

This Notice is given in conjunction with and pursuant to the Agreement, and the Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the copyrights and copyright applications set forth above are set forth in the Agreement. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall govern.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

 EXHIBIT 4(b)(i)(C)

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of May 31, 2017 (as the same may be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in any and all right, title and interest of such Obligor in and to the patents and patent applications shown below to the Administrative Agent for the benefit of the holders of the Secured Obligations:

U.S. REGISTERED PATENTS
Patent No.	Description of Patent Item	Date of Patent
See Schedule 1 attached hereto
U.S PATENT APPLICATIONS
Patent Applications No.	Description of Patent Applied for	Date of Patent Applications
See Schedule 1 attached hereto

[signature page follows]

This Notice is given in conjunction with and pursuant to the Agreement, and the Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the patents and patent applications set forth above are set forth in the Agreement. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall govern.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(i)(D)

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of May 31, 2017 (as the same may be amended, amended and restated, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in any and all right, title and interest of such Obligor in and to the trademarks and trademark applications shown below to the Administrative Agent for the benefit of the holders of the Secured Obligations:

U.S. REGISTERED TRADEMARKS
Trademark No.	Description of Trademark Item	Date of Trademark
See Schedule 1 attached hereto
U.S TRADEMARK APPLICATIONS
Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications
See Schedule 1 attached hereto

[signature page follows]

This Notice is given in conjunction with and pursuant to the Agreement, and the Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the trademarks and trademark applications set forth above are set forth in the Agreement. In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall govern.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit 2.02

FORM OF LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests:

[☐ A Borrowing of [Revolving [A][B][C] Loans][New Term A Loans]]2

[☐ A [conversion][continuation] of [Revolving [A][B][C] Loans][New Term A Loans] comprised of [Type of Loans]]3

1.          On                                    (a Business Day).

2.          In the amount of                                           .

3.          Comprised of [Type of Loans requested].

[4.         [For [Term SOFR Loans][Alternative Currency Term Rate Loans bearing interest at [_________]4]: with an Interest Period of ___ month[s]][Alternative Currency Daily Rate Loans bearing interest at [_________]5].]6

[4][5].   Currency:                                       .

With respect to such Borrowing, the undersigned hereby represents and warrants that (i) such request complies with the applicable requirements of Section 2.01 of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

Delivery of an executed counterpart of a signature page of this Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Loan Notice.

[signature page follows]

2 Include for Borrowing of Loans.

3 Include for conversion or continuation of Loans.

4 To include the Relevant Rate for the Alternative Currency Term Rate Loan.

5 To include the Relevant Rate for the Alternative Currency Daily Rate Loan.

6 To remove for Base Rate Loans, Daily Term SOFR Loans and Canadian Prime Rate Loans.

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.04A

FORM OF U.S. SWING LINE LOAN NOTICE

Date: __________, _____

To:         Bank of America, N.A., as U.S. Swing Line Lender

Cc:         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a U.S. Swing Line Loan:

1.          On                           , 20___ (a Business Day).

2.          In the amount of $                       .

3.          Comprised of                                .

             [Type of Loans requested]

4.          Currency: Dollars.

With respect to such Borrowing of U.S. Swing Line Loans, the undersigned hereby represents and warrants that (i) such request complies with the requirements of clauses (i) and (ii) of the first proviso to the first sentence of Section 2.04A(a) of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of U.S. Swing Line Loans.

Delivery of an executed counterpart of a signature page of this U.S. Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this U.S. Swing Line Loan Notice.

[signature page follows]

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.04B

FORM OF CANADIAN SWING LINE LOAN NOTICE

Date: __________, _____

To:         Royal Bank of Canada, as Canadian Swing Line Lender

Cc:         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a Canadian Swing Line Loan:

1.          On                           , 20___ (a Business Day).

2.          In the amount of $                       .

3.          Comprised of                                .

             [Type of Loans requested]

4.          Currency: Canadian Dollars.

With respect to such Borrowing of Canadian Swing Line Loans, the undersigned hereby represents and warrants that (i) such request complies with the requirements of clauses (i) and (ii) of the first proviso to the first sentence of Section 2.04B(a) of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Canadian Swing Line Loans.

Delivery of an executed counterpart of a signature page of this Canadian Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Canadian Swing Line Loan Notice.

[signature page follows]

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.04C

FORM OF UK SWING LINE LOAN NOTICE

Date: __________, _____

To:         ________, as UK Swing Line Lender

Cc:         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a UK Swing Line Loan:

1.          On                           , 20___ (a Business Day).

2.          In the amount of $                       .

3.          Comprised of                                .

             [Type of Loans requested]

4.          Currency: Sterling.

With respect to such Borrowing of UK Swing Line Loans, the undersigned hereby represents and warrants that (i) such request complies with the requirements of clauses (i) and (ii) of the first proviso to the first sentence of Section 2.04C(a) of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of UK Swing Line Loans.

Delivery of an executed counterpart of a signature page of this UK Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this UK Swing Line Loan Notice.

[signature page follows]

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.04D

FORM OF DUTCH SWING LINE LOAN NOTICE

Date: __________, _____

To:         ________, as Dutch Swing Line Lender

Cc:         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a Dutch Swing Line Loan:

1.          On                           , 20___ (a Business Day).

2.          In the amount of $                       .

3.          Comprised of                                .

             [Type of Loans requested]

4.          Currency: Euros.

With respect to such Borrowing of Dutch Swing Line Loans, the undersigned hereby represents and warrants that (i) such request complies with the requirements of clauses (i) and (ii) of the first proviso to the first sentence of Section 2.04D(a) of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Dutch Swing Line Loans.

Delivery of an executed counterpart of a signature page of this Dutch Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Dutch Swing Line Loan Notice.

[signature page follows]

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.04E

FORM OF AUSTRALIAN SWING LINE LOAN NOTICE

Date: __________, _____

To:         ________, as Australian Swing Line Lender

Cc:         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests an Australian Swing Line Loan:

1.          On                           , 20___ (a Business Day).

2.          In the amount of $                       .

3.          Comprised of                                .

             [Type of Loans requested]

4.          Currency: Australian Dollars.

5.          Repayment date: ___________.

With respect to such Borrowing of Australian Swing Line Loans, the undersigned hereby represents and warrants that (i) such request complies with the requirements of clauses (i) and (ii) of the first proviso to the first sentence of Section 2.04E(a) of the Credit Agreement and (ii) each of the applicable conditions set forth in Section 4.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Australian Swing Line Loans.

Delivery of an executed counterpart of a signature page of this Australian Swing Line Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Australian Swing Line Loan Notice.

[signature page follows]

[INSERT AUSTRALIAN BORROWER],
a [__]

By:
Name:

Exhibit 2.05

FORM OF NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as Administrative Agent

RE:	Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

DATE:	[Date]

The undersigned Borrower hereby notifies the Administrative Agent that on _____________ pursuant to the terms of Section 2.05 of the Credit Agreement, the undersigned Borrower intends to prepay the following Loans as more specifically set forth below:

☐ Voluntary prepayment of [Revolving][A][B][C][Term] Loans in the following amount(s):

☐ [Daily] Term SOFR Loans: $_____________

      Applicable Interest Period:_____________

☐ Alternative Currency Term Rate Loans bearing interest at [_________][7]:_____________

     Applicable Interest Period:_____________

☐ Alternative Currency Daily Rate Loans bearing interest at [_________][8]:_____________

☐ Base Rate Loans: $_____________

☐ Canadian Prime Rate Loans: C$_____________

☐ [U.S.][Canadian][UK][Dutch][Australian] Swing Line Loans: _____________

Delivery of an executed counterpart of a signature page of this Loan Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Loan Notice.

7 To include the Relevant Rate for the Alternative Currency Term Rate Loan.

8 To include the Relevant Rate for the Alternative Currency Daily Rate Loan.

[INSERT APPLICABLE BORROWER],
a [__]

By:
Name:
Title:

Exhibit 2.11(a)

FORM OF NOTE

____________, 20__

FOR VALUE RECEIVED, the undersigned ([the “Borrower”][each, a “Borrower” and collectively, the “Borrowers”]), hereby promise[s] to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower[s] under that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among [the Borrowers][RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto], the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower[s] promise[s] to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest (i) on Loans not denominated in an Alternative Currency, shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent’s Office for Dollars and (ii) on Loans denominated in an Alternative Currency, shall be made to the Administrative Agent for the account of the Lender in such Alternative Currency in Same Day Funds at the Administrative Agent’s Office for such Alternative Currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

[The][Each] Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the undersigned [has][have] caused this Note to be duly executed and delivered as of the date first written above.

[INSERT APPLICABLE BORROWERS],
a [__]

By:
Name:
Title:

Exhibit 2.17(a)

FORM OF DESIGNATED BORROWER REQUEST

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request is made and delivered pursuant to Section 2.17 of that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

[Each of]                                      , a                                    ([the “Applicant Borrower”][each, an “Applicant Borrower” and collectively, the “Applicant Borrowers”]) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that [the][such] Applicant Borrower is a Wholly-Owned Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.17 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number (if any) that has been issued to [the][each] Applicant Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date hereof, [the][each] Applicant Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which [the][such] Applicant Borrower would have had if [the][such] Applicant Borrower had been an original party to the Credit Agreement as a Designated Borrower. [The][Each] Applicant Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement [except the representations and warranties set forth in Section 5.24 of the Credit Agreement]. [[The][Each] Applicant Borrower which is a Japanese Borrower represents and warrants that it falls under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) as of the date hereof.]

The parties hereto hereby request that [the][each] Applicant Borrower (i) become a Designated Borrower under the Credit Agreement and (ii) be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither [the][such] Applicant Borrower nor the Company on its behalf shall have any right to request any Loans until the date that is five Business Days after the date designated by the Administrative Agent in a Designed Borrower Joinder Agreement delivered to the Company and the Lenders pursuant to Section 2.17 of the Credit Agreement, unless otherwise agreed by the Administrative Agent.

This Designated Borrower Request shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

[INSERT APPLICANT BORROWERS],
a [__]

By:
Name:
Title:

RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:

Exhibit 2.17(b)

FORM OF DESIGNATED BORROWER JOINDER AGREEMENT

Date: ___________, _____

To:         The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Joinder Agreement is executed and delivered pursuant to Section 2.17 of that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The parties hereto hereby confirm that from and after the date hereof, [each of]                               , a                                   ([the “Applicant Borrower”][each, an “Applicant Borrower” and collectively, the “Applicant Borrowers”]) shall be bound by all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement. [The][Each] Applicant Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement [except the representations and warranties set forth in Section 5.24 of the Credit Agreement]. [[The][Each] Applicant Borrower which is a Japanese Borrower represents and warrants that it falls under either one of the companies listed in Article 2, Paragraph 1 of the Act on Specified Commitment Line Contract of Japan (Act No. 4 of 1999) as of the date hereof.]

Effective as of the date hereof, [the][each] Applicant Borrower shall be a Designated Borrower and be permitted to receive Loans on the terms and conditions set forth in the Credit Agreement [and herein]9 and shall otherwise be a Borrower for all purposes of the Credit Agreement; provided that no Loan Notice may be submitted by or on behalf of [the][such] Applicant Borrower until the date that is five Business Days after the date hereof, unless otherwise agreed by the Administrative Agent.

[The additional terms and conditions applicable to extensions of credit to [the][each] Applicant Borrower shall be:

[Insert any applicable terms and conditions.]]

This Designated Borrower Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

[signature page follows]

9 Include bracketed language if additional terms and conditions apply.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Joinder Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[INSERT APPLICANT BORROWERS],
a [__]

By:
Name:
Title:

RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:

EXHIBIT 3.01-A

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(h)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Company and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20___

EXHIBIT 3.01-B

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(h)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20___

EXHIBIT 3.01-C

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(h)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20___

EXHIBIT 3.01-D

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(h)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Company and the Administrative Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20___

Exhibit 4.01(c)

FORM OF SOLVENCY CERTIFICATE

[__], 20[__]

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(c) of that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

I, [__], the [__] of the Company (after giving effect to the transactions on the date hereof), in such capacity only and not in an individual capacity (and without personal liability), hereby certify on behalf of the Company as follows, in each case as of the date hereof:

1.            The sum of the debt and liabilities (subordinated, contingent or otherwise) of the Company and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Company and its Subsidiaries, on a consolidated basis.

2.            The capital of the Company and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as conducted or contemplated to be conducted on the date hereof.

3.            The present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, on a consolidated basis, as applicable, as they become absolute and matured.

4.            The Company and its Subsidiaries, on a consolidated basis, have not, incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5.            For purposes of this Solvency Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

6.            In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate to provide this Solvency Certificate. The undersigned is familiar with the finances and assets of the Company and its Subsidiaries.

7.            The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the Commitments and Loans under the Credit Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as an officer of the Company, on behalf of the Company, and not individually, on the date first written above.

RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:

Exhibit 6.02

FORM OF COMPLIANCE CERTIFICATE

For the fiscal [quarter][year] ended _________________, 20___.

I, ______________________, [Title] of RB Global, Inc., an Ontario corporation (the “Company”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement), among the Company, the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer:

[Use following paragraph 1 for fiscal year-end financial statements]

(a)	The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Company ended as of the above date on a consolidated basis for the Company and its Subsidiaries, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

(a)	The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Company ended as of the above date on a consolidated basis for the Company and its Subsidiaries. Such consolidated financial statements fairly present, in all material respects, the financial condition, results of operations, changes in equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to changes resulting from normal year-end audit adjustments and the absence of footnotes.

(b)	No Default or Event of Default has occurred and is continuing under the Credit Agreement;

(c)	(select one):

☐	Attached hereto are supplements to Schedules 1(b), 2(c), 3(d), 3(f)(2) and 3(i) of the Security Agreement and Schedules 1(b), 3(d), 3(f)(2) and 3(i) of the Canadian Security Agreement, such that, as supplemented, such Schedules are accurate and complete as of the date hereof.

☐	No supplements to the schedules to the Credit Agreement, Security Agreement or Canadian Security Agreement are required at this time.

Attached hereto as Schedule 1 are detailed calculations demonstrating calculations of the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

[signature page follows]

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this __________, 20___.

RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:

Schedule 1

Computation of Financial Covenants

Exhibit 6.13

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement, dated as of April 3, 2025 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among RB Global, Inc., an Ontario corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

The Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent, the L/C Issuer and each other holder of the Obligations, as provided in Article X of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

[Use following paragraphs 2 and 3 for joinder of U.S. Subsidiaries]

2.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Security Agreement), that, as of the date hereof:

(i)         The exact legal name and jurisdiction of organization of the Subsidiary is as shown in this Agreement.

(ii)        Set forth on Schedule 1 attached hereto are the chief executive office and organizational identification number (if any) of the Subsidiary.

(iii)            Set forth on Schedule 2 attached hereto is a list of all real property located in the United States that is owned or leased by the Subsidiary.

(iv)            Set forth on Schedule 3 attached hereto is a list of (i) all IP Rights (as defined in the Security Agreement) registered or pending registration with the United States Copyright Office (as defined in the Security Agreement) or the United States Patent and Trademark Office (as defined in the Security Agreement) that the Subsidiary owns and (ii) all licenses of IP Rights (as defined in the Security Agreement) registered with the United States Copyright Office (as defined in the Security Agreement) or the United States Patent and Trademark Office (as defined in the Security Agreement).

(v)             Set forth on Schedule 4 attached hereto is a complete and accurate list of each Subsidiary (as defined in the Credit Agreement) of the Subsidiary, together with (i) jurisdiction of organization and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by the Subsidiary, any Loan Party or any Subsidiary (as defined in the Credit Agreement).

(vi)            The Subsidiary does not hold any Instruments (as defined in the Security Agreement) or Tangible Chattel Paper (as defined in the Security Agreement) required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of the Security Agreement other than as set forth on Schedule 5 attached hereto.

(vii)           Set forth on Schedule 6 attached hereto is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) in an amount reasonably estimated by the Subsidiary to be in excess of $10,000,000 held by the Subsidiary and known by the Subsidiary to be in existence, including a brief description thereof and stating if such commercial tort claims are required to be pledged under the Security Agreement.

3.             The Subsidiary hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral (as defined in the Security Agreement) as “all personal property, whether now owned or hereafter acquired”, “all assets, whether now owned or hereafter acquired” or words of similar meaning).

[Use following paragraphs 2 and 3 for joinder of Canadian Subsidiaries]

2.             The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Canadian Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Canadian Security Agreement) thereunder as if it had executed the Canadian Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Canadian Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Canadian Security Agreement), a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Canadian Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as such term is defined in Section 1 of the Canadian Security Agreement), that, as of the date hereof:

(i)              The exact legal name and jurisdiction of organization of the Subsidiary is as shown in this Agreement.

(ii)             Set forth on Schedule 1 attached hereto are the chief executive office and organizational identification number of the Subsidiary.

(iii)            Set forth on Schedule 2 attached hereto is a list (i) of all real property located in Canada that is owned or leased by the Subsidiary and (ii) of each jurisdiction where the Equipment (as defined in the Canadian Security Agreement), Inventory (as defined in the Canadian Security Agreement) and other tangible personal property of the Subsidiary, in each case, forming part of the collateral is located (excluding however any Equipment, Inventory or other tangible personal property that may be in transit).

(iv)            Set forth on Schedule 3 attached hereto is a list of (i) all IP Rights (as defined in the Canadian Security Agreement) registered or pending registration with the Canadian Intellectual Property Office, the United States Copyright Office or the United States Patent and Trademark Office (in each case, as defined in the Canadian Security Agreement) that the Subsidiary owns and (ii) all licenses of IP Rights (as defined in the Canadian Security Agreement) registered with the Canadian Intellectual Property Office, the United States Copyright Office or the United States Patent and Trademark Office (in each case, as defined in the Canadian Security Agreement).

(v)             Set forth on Schedule 4 attached hereto is a complete and accurate list of each Subsidiary (as defined in the Credit Agreement) of the Subsidiary, together with (i) jurisdiction of organization and (ii) percentage of outstanding shares of each class owned (directly or indirectly) by the Subsidiary, any Loan Party or any Subsidiary (as defined in the Credit Agreement).

(vi)            The Subsidiary does not hold any Instruments (as defined in the Canadian Security Agreement) or Chattel Paper (as defined in the Canadian Security Agreement) required to be pledged and delivered to the Administrative Agent pursuant to Section 4(a)(i) of the Security Agreement other than as set forth on Schedule 5 attached hereto.

3.              The Subsidiary hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the PPSA (including authorization to describe the Collateral (as defined in the Canadian Security Agreement) as “all personal property, whether now owned or hereafter acquired”, “all assets, whether now owned or hereafter acquired” or words of similar meaning).

[Use following paragraph 2 for joinder of Mexican Subsidiaries]

2.             Further to the provisions of Section 10.10 of the Credit Agreement, the Subsidiary expressly waives, irrevocably and unconditionally:

(i)              any right, power or privilege to require any Lender or the Administrative Agent to first proceed against, initiate any actions before a court or any other judge or authority, or enforce any other rights or security or claim of payment from any Borrower, any other Guarantor or any other Person, before claiming any amounts due from such Subsidiary under the Credit Agreement or any other Loan Document;

(ii)             any right to which any Lender or the Administrative Agent may be entitled to have the assets of any Borrower, any Guarantor or any other Person first be used, applied or depleted as payment of the Borrowers’ or the other Guarantors’ Obligations under the Credit Agreement or other Loan Documents, prior to any amount being claimed from or paid by such Subsidiary under the Credit Agreement or any other Loan Document;

(iii)            any right to which any Lender or the Administrative Agent may be entitled to have claims against such Subsidiary, or assets to be used or applied as payment, divided among different Guarantors; and

(iv)            the benefits of orden, excusión, division, quita, novación, espera and/or modificación and any right specified in Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2827, 2829, 2837, 2838, 2839, 2840, 2844, 2845, 2846, 2847, 2848 and 2849 and any other related or applicable Articles of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and Mexico City.

The Subsidiary hereby expressly and irrevocably represents that it has full knowledge about the content of such Articles described above, and therefore, such Articles are not required to be transcribed herein.

4.             The Subsidiary (i) hereby irrevocably acknowledges and appoints [__] (the “Process Agent”), with an office on the date hereof at [__] as its agent for service of process in relation to any proceedings before the courts of the state of New York in connection with any Loan Document and (ii) hereby irrevocably and expressly agrees that failure by the Process Agent to notify any Loan Party of any service of process will not invalidate the proceedings concerned. Each Loan Party hereto expressly agrees and consents to the provisions of this [Section 4]. [On the date hereof, the Subsidiary incorporated under the laws of Mexico shall have delivered to the Administrative Agent a copy of the public deed evidencing the irrevocable power of attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) in favor of the Process Agent pursuant to Articles 2554 and 2596 of the Federal Civil Code (Código Civil Federal) of Mexico and the correlative provisions of the Civil Codes (Códigos Civiles) of the States of Mexico and of Mexico City, granted by such Mexican Subsidiary before a Mexican notary public in favor of such Process Agent.]10

5.             The address of the Subsidiary for purposes of all notices and other communications in respect of the Loan Documents is ____________________, ____________________________, Attention of ______________ (Facsimile No. ____________).

6.             The Subsidiary hereby waives acceptance by the Administrative Agent and the other holders of the Obligations of the guaranty by the Subsidiary under Article X of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

7.             This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.             THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.             The provisions of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

[signature page follows]

10 To be included only for Subsidiaries incorporated under MX law.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by an authorized officer, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by an authorized officer, in each case, as of the day and year first written above.

[INSERT SUBSIDIARY],
a [__]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Schedule 1

CHIEF EXECUTIVE OFFICE AND ORGANIZATIONAL IDENTIFICATION NUMBER

Schedule 2

LOCATIONS OF REAL PROPERTY

Schedule 3

IP RIGHTS

Schedule 4

SUBSIDIARIES

Schedule 5

INSTRUMENTS; TANGIBLE CHATTEL PAPER

Schedule 6

COMMERCIAL TORT CLAIMS

Exhibit 11.06(b)

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
[Assignor [is][is not] a Defaulting Lender.]

2.	Assignee:	______________________________, a [insert organizational structure]
organized under [insert jurisdiction of tax residence]
[and is an Affiliate/Approved Fund of [identify Lender]11]

3.	Assignee Information:	(a)	Select one of the following:

☐ UK Bank Lender
☐ UK Non-Bank Lender
☐ UK Treaty Lender
☐ Not a UK Qualifying Lender

		[(b)	Treaty Passport Scheme Reference Number: ______________][12]

4.	Company:	RB Global, Inc., an Ontario corporation

5.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

11 Select as applicable.

12 Insert if applicable.

6.	Credit Agreement:	Amended and Restated Credit Agreement, dated as of April 3, 2025 among the Company, the Designated Borrowers from time to time party thereto (together with the Company, the “Borrowers” and each, a “Borrower”), the Guarantors from time to time party thereto, the Lenders and L/C Issuers from time to time party thereto, Royal Bank of Canada, as Canadian Swing Line Lender and L/C Issuer and Bank of America, N.A., as Administrative Agent, U.S. Swing Line Lender and L/C Issuer

7.	Assigned Interest:

Facility Assigned[13]	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[14]
	$	$	%
	$	$	%
	$	$	%

[8.	Trade Date:	______________][15]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[signature page follows]

13 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving A Commitment”, etc.)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

14 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

15 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name
Title:

[Consented to and][16] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[Consented to:][17]

[BANK OF AMERICA, N.A.,
as a L/C Issuer and U.S. Swing Line Lender

By:
Name:
Title:]

[[__],
as a L/C Issuer

By:
Name:
Title:]

[ROYAL BANK OF CANADA,
as Canadian Swing Line Lender

By:
Name:
Title:]

16 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

17 To be added only if the consent of the Company and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

[RB GLOBAL, INC.,
an Ontario corporation

By:
Name:
Title:]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit 11.06(b)(iv)

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[See attached]